    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 1, 1999

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                             RAILWORKS CORPORATION
           (Exact name of co registrant as specified in its charter)
                               ------------------

              DELAWARE                               4789                              58-2382378
  (State or other jurisdiction of        (Primary Standard Industrial               (I.R.S. Employer
   incorporation or organization)        Classification Code Number)             Identification Number)

                               ------------------

   FOR INFORMATION REGARDING ADDITIONAL REGISTRANTS, SEE "TABLE OF ADDITIONAL
                                 REGISTRANTS".
                               ------------------

                             1104 KENILWORTH DRIVE
                                   SUITE 301
                           BALTIMORE, MARYLAND 21204
                                 (410) 512-0500
    (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

                                 JOHN G. LARKIN
                            CHIEF EXECUTIVE OFFICER
                             RAILWORKS CORPORATION
                        1104 KENILWORTH DRIVE, SUITE 301
                           BALTIMORE, MARYLAND 33807
                                 (410) 512-0500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                WITH A COPY TO:

                             MARY A. BERNARD, ESQ.
                                KING & SPALDING
                          1185 AVENUE OF THE AMERICAS
                         NEW YORK, NEW YORK 10036-4003
                                 (212) 556-2100
                               ------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED EXCHANGE OFFER: As soon as practicable after the effective date of this Registration Statement.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. [ ]
                               ------------------

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
                                                                  PROPOSED             PROPOSED
                                                                   MAXIMUM             MAXIMUM
       TITLE OF CLASS OF SECURITIES             AMOUNT TO      OFFERING PRICE     AGGREGATE OFFERING        AMOUNT OF
             TO BE REGISTERED                 BE REGISTERED      PER UNIT(1)           PRICE(1)         REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------
11 1/2% Senior Subordinated Notes due
  2009.....................................    $50,000,000          100%             $50,000,000             $13,900
--------------------------------------------------------------------------------------------------------------------------
Guarantees of 11 1/2% Senior Subordinated
  Notes due 2009...........................        --                --                   --                   (2)
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(f)(2) under the Securities Act of 1993.
(2) Pursuant to rule 457(n), no additional registration fee is payable with respect to the Guarantees of the Additional Registrants.

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        TABLE OF ADDITIONAL REGISTRANTS

                                        STATE OR OTHER          PRIMARY STANDARD
                                       JURISDICTION OR             INDUSTRIAL
EXACT NAME OF REGISTRANT AS            INCORPORATION OR          CLASSIFICATION          I.R.S EMPLOYER
SPECIFIED IN ITS CHARTER                 ORGANIZATION              CODE NUMBER         IDENTIFICATION NO.
---------------------------         ----------------------   -----------------------   ------------------
Alpha Keystone Engineering,
Inc...............................            PA                          8711             25-1784777
Armcore Acquisition Corp..........            DE                   Holding Co.             52-2128915
Armcore Railroad Contractors,
  Inc.............................            IL                          1629             37-1046831
Annex Railroad Builders, Inc......            IN                          1629             35-1075159
Birmingham Wood, Inc..............            AL                          2491             63-1003823
Comstock Holdings, Inc............            DE                   Holding Co.             13-3928343
L.K. Comstock & Company, Inc......            NY                          1731             13-0594190
Comtrak Construction, Inc.........            GA                          1629             58-1894467
Condon Brothers, Inc..............            WA                          1629             91-1360907
CPI Concrete Products
  Incorporated....................            TN                          3272             62-0913636
Earl Campbell Construction
  Company, Inc....................            TX                          1629             76-0023665
FCM Rail, Ltd.....................            MI                          6159             38-2343435
F&V Metro RW, Inc.................            DE                   Holding Co.                Pending
RWKS Transit, Inc.................            NY                          1731             11-2626106
Impulse Enterprises of New York,
  Inc.............................            NY                          1731             11-3121948
V&R Electrical Contractors,
  Inc.............................            NY                          1731             11-2843830
Gantrex RW, Inc...................            DE                   Holding Co.                Pending
Gantrex Corporation...............            PA                          3469                Pending
Gantrex Systems, Inc..............            OE                          3469                Pending
H.P. McGinley, Inc................            PA                          2491             23-1921197
Kennedy Railroad Builders, Inc....            PA                          1629             23-1685297
M-Track Enterprises, Inc..........            NY                          1629             06-1093474
McCord Treated Wood, Inc..........            AL                          2491             63-1115907
Merit Railroad Contractors,
  Inc.............................            MO                          1629             43-1426110
Midwest Construction Services,
  Inc.............................            IN                          1629             35-1549700
Mid West RW, Inc..................            DE                   Holding Co.                Pending
Mid West Railroad Construction &
Maintenance Corporation of
  Wyoming.........................            WY                          1629             83-0287238
Minnesota Railroad Service,
  Inc.............................            TN                          1629             41-1519121
Neosho Asia, Inc..................            KS                          1629             48-1197426
Neosho Central America, Inc.......            KS                          1629             48-1212618
Neosho Construction Company,
  Inc.............................            KS                          1629             48-1090375
Neosho Contractors, Inc...........            WY                          1629             74-2073664
Neosho Incorporated...............            KS                          1629             48-0673656
Neosho International, Inc.........            KS                          1629             48-1194483
New England Railroad Construction
  Co., Inc........................            CT                          1629             06-0996497
Northern Rail Service and Supply
  Company, Inc....................            MI                          1629             38-2974642
Parsons Railway Shops, Inc........            KS                          1629             48-1065603
Railcorp, Inc.....................            OH                          1629             34-1546698
Railroad Service, Inc.............            TN                          1629             41-1522172
Railroad Specialties, Inc.........            IN                          1629             35-1855813
Railworks Canada, Inc.............            DE                          1629                Pending
Sheldon Electric, Inc.............            DE                          1731             52-2128782

                                        STATE OR OTHER          PRIMARY STANDARD
                                       JURISDICTION OR             INDUSTRIAL
EXACT NAME OF REGISTRANT AS            INCORPORATION OR          CLASSIFICATION          I.R.S EMPLOYER
SPECIFIED IN ITS CHARTER                 ORGANIZATION              CODE NUMBER         IDENTIFICATION NO.
---------------------------         ----------------------   -----------------------   ------------------
Southern Indiana Wood Preserving
Co., Inc..........................            IN                          2491             35-1694417
U.S. Trackworks, Inc..............            MI                          1629             38-2458838
U.S. Railway Supply, Inc..........            IN                          1629             35-1911080
Wm. A. Smith Construction Co.,
  Inc.............................            TX                          1629             74-1187403
Wm. A. Smith Rerailing Services,
  Inc.............................            TX                          1629             76-0423514
W.T. Byler, Inc...................            TX                         1,629             74-1807673
Wood Waste Energy, Inc............            VA                         [2498]            43-1616799

     The address, including zip code, and telephone number, including area code, of the principal executive offices of each of the additional registrants is the same as for RailWorks Corporation as set forth on the facing page of this registration statement.

     The name, address, including zip code, and telephone number, including area code of the agent for service for each of the additional registrants is the same as for RailWorks Corporation as set forth on the facing page of this registration statement. Copies of communications to any additional registrant should be sent to Mary A. Bernard, King & Spalding, 1185 Avenue of the Americas, New York, New York 10036 (telephone number (212) 556-2100).

                 SUBJECT TO COMPLETION, DATED NOVEMBER 5, 1999

                                (RAILWORKS LOGO)

                               OFFER TO EXCHANGE

                   11 1/2% SENIOR SUBORDINATED NOTES DUE 2009
           THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                                      FOR
    ALL OUTSTANDING UNREGISTERED 11 1/2% SENIOR SUBORDINATED NOTES DUE 2009
                               ------------------

                              THE REGISTERED NOTES

     - The terms of the new notes are substantially identical to the outstanding notes and the existing notes, except that, like the existing notes, the new notes will be freely tradable.

     - Interest is payable on April 15 and October 15, commencing October 15, 1999.

     - We may redeem the notes at any time on or after April 2004.

     - In addition, until April 15, 2002, we may redeem up to 35% of the notes with the net proceeds of certain equity offerings.

     - If we undergo a change of control or sell certain of our assets, we may be required to offer to purchase the notes from you.

     - The notes are unsecured and subordinated to all of our existing and future senior debt, including our obligations under our credit facility.

     - Our existing domestic subsidiaries have guaranteed the notes on senior subordinated basis.

                               THE EXCHANGE OFFER

     - The exchange offer will expire at 5:00 p.m. New York City time, on
                 , 1999, unless extended.

     - The exchange offer is not subject to any conditions other than that the exchange offer not violate applicable law or any applicable interpretation of the staff of the SEC.

     - All old notes that are validly tendered and not withdrawn will be exchanged.

     - Tenders of old notes may be withdrawn at any time prior to the expiration of the exchange offer.

     - We will not receive any proceeds from the exchange offer.
                               ------------------

     INVESTING IN THE NOTES INVOLVES A HIGH DEGREE OF RISK.   SEE "RISK FACTORS"
BEGINNING ON PAGE 10.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                THE DATE OF THIS PROSPECTUS IS           , 1999

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Risk Factors................................................    10
Use of Proceeds.............................................    18
Capitalization..............................................    19
Pro Forma Financial Statements..............................    20
Selected Historical Consolidated Financial Data.............    28
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................    30
Business....................................................    38
The Exchange Offer..........................................    52
Management..................................................    62
Certain Relationships and Related Party Transactions........    67
Principal Stockholders......................................    69
Description of Capital Stock................................    70
Description of Credit Facility..............................    71
Description of the New Notes................................    73
Exchange Offer; Registration Rights.........................   109
Book-Entry; Delivery and Form...............................   112
Plan of Distribution........................................   113
Certain United States Federal Tax Considerations............   115
Legal Matters...............................................   116
Experts.....................................................   116
Where You Can Find More Information.........................   116
Special Note Regarding Forward-Looking Statements...........   117
Index to Financial Statements...............................   F-1

                               PROSPECTUS SUMMARY

     The following summary contains basic information about RailWorks, the notes and the exchange offer. It likely does not contain all the information that is important to you. For a more complete understanding of the notes and the exchange offer, we encourage you to read this entire document and the documents to which we have referred you.

     As used in this prospectus, unless the context otherwise requires, "we," "us," "our," or "RailWorks" refers to the business of RailWorks Corporation and its subsidiaries. The term "rail systems" means transit systems, regional and shortline railroads, Class I railroads and commercial and on-site rail infrastructure of industrial companies. Unless the context otherwise requires, "pro forma" information gives effect to (1) the two acquisitions that we have completed during 1998 and the ten acquisitions that we have completed since January 1, 1999 as if we had completed these acquisitions on January 1, 1998 and
(2) the sale of the old notes to the initial purchaser and the application of the net proceeds from that sale.

                             RAILWORKS CORPORATION

     We are a leading provider of integrated rail system services and products to a diverse base of customers throughout the United States. We believe we are positioned to grow significantly due to our ability to comprehensively design, supply, construct and maintain rail systems. Our strategy is based on providing a full range of rail-related services and products on a "turnkey" basis throughout North America and offering rail system solutions under the "RailWorks" brand. We provide track construction, rehabilitation, repair and maintenance; rail electrification and installation of communication and signaling systems; and related products and supplies. We offer these services to a wide variety of customers, including Class I and shortline railroads, publicly funded transit authorities and commercial and industrial companies. We also provide non-rail products and services such as electrical contracting, bridge and highway support structures, and related concrete products. For the year ended December 31, 1998, we had pro forma revenue of $488.6 million and pro forma EBITDA of $53.2 million. For the six months ended June 30, 1999, we had pro forma revenue of $239.4 million and pro forma EBITDA of $25.8 million.

                                COMPANY HISTORY

     RailWorks Corporation was formed in March 1998 to become a leading nationwide provider of rail system services, including construction and rehabilitation, repair and maintenance, and related products. We currently have 26 operating companies that have been in the rail systems business for an average of 27 years. We have acquired the operating companies through the following transactions:

     - In August 1998, we acquired in separate concurrent transactions 14 groups of companies engaged principally in the rail system services and products business and we consummated our initial public offering (the "IPO"). We refer to these groups of companies as the "Founding Companies."

     - In November 1998, we acquired two companies. We refer to these companies as the "1998 Acquired Companies."

     - In the first eight months of 1999, we acquired 10 companies. We refer to these companies as the "1999 Acquired Companies." We refer to the 1998 Acquired Companies and the 1999 Acquired Companies together as the "Acquired Companies." The Acquired Companies had combined fiscal 1998 revenue of $219.1 million.

                              RECENT DEVELOPMENTS

     We have signed letters of intent to purchase two companies that provide rail products and supplies and construction services. Western Tar Products Corporation, based in Terre Haute, Indiana, has been supplying creosote-treated wooden railroad ties for over 100 years. W.T. Byler Company, Incorporated, based in Houston, Texas, provides rail construction and maintenance and heavy construction services in Texas, Louisiana, Oklahoma, Arkansas and New Mexico. Based on information provided to us by these two companies, they had combined revenue for calendar 1998 of approximately $74.8 million. We expect to execute definitive purchase agreements, which will have customary closing conditions, including completion of due diligence, [PRIOR TO THE END OF 1999]. However, we cannot guarantee you that we will acquire either of these companies. We intend to finance these acquisitions through borrowings under our credit facility.

     We regularly engage in discussions with potential acquisition candidates. We currently have no agreements, understandings or letters of intent with respect to any other acquisitions.

                               THE EXCHANGE OFFER

The Exchange Offer.........  We are offering to exchange:

                             - $1,000 principal amount of our registered 11
                                1/2% senior subordinated notes due April 15,
                               2009, which we refer to as new notes,

                             for

                             - each $1,000 principal amount of our unregistered
                               11 1/2% senior subordinated notes due April 15, 2009, which we refer to as old notes

                             We sometimes will refer to the new notes and the old notes together as the notes. Currently, $50,000,000 aggregate principal amount of old notes are outstanding. Under the indenture governing the notes, we previously issued $125,000,000 aggregate principal amount of 11 1/2% senior subordinated notes due 2009, which we will refer to as the existing notes.

Expiration date............  The exchange offer will expire at 5:00 p.m., New
                             York City time, on           , 1999, unless we
                             extend it. In that case the phrase "expiration date" will mean the latest date and time to which we extend the exchange offer. We will issue new notes as soon as practicable after that date.

Conditions to the exchange
  offer....................  The exchange offer is subject to customary conditions. We may assert or waive these conditions in our sole discretion. If we materially change the terms of the exchange offer, we will resolicit tenders of the old notes. Please read the section "The Exchange Offer -- Conditions of the Exchange Offer" of this prospectus for more information regarding conditions to the exchange offer.

Procedures for
participating in the
  exchange offer...........  If you wish to participate in the exchange offer, you must complete, sign and date an original or faxed letter of transmittal in accordance with the instructions contained in the letter of transmittal accompanying this prospectus. Then you must mail, fax or deliver the completed letter of transmittal, together with the old notes you wish to exchange and any other required documentation to First Union National Bank, which is acting as exchange agent. Its address appears on the letter of transmittal. By signing the letter of transmittal, you will represent to and agree with RailWorks that

                             - you are acquiring the new notes in the ordinary
                               course of your business,

                             - you have no arrangement or understanding with
                               anyone to participate in a distribution of the new notes, and

                             - you are not an "affiliate," as defined in Rule
                               405 under the Securities Act, of RailWorks.

                             If you are a broker-dealer that will receive new notes for your own account in exchange for old notes that you acquired as a result of your market-making or other trading activities, you will be required to acknowledge in the letter of transmittal that you will deliver a prospectus in connection with any resale of the new notes.

Resale of exchange notes...  We believe that you can resell and transfer your new notes without registering them under the Securities Act and delivering a prospectus, if you can make the same three representations that appear above under the heading "Procedures for participating in the exchange offer." But, our belief is based on interpretations of the SEC expressed in some SEC no-action letters to other issuers in exchange offers like ours.

                             We cannot guarantee that the SEC would make a similar decision about this exchange offer. If our belief is wrong, or if you cannot truthfully make the representations mentioned above, and you transfer any new note issued to you in the exchange offer without meeting the registration and prospectus delivery requirements of the Securities Act, or without an exemption from such requirements, you could incur liability under the Securities Act. We are not indemnifying you for any such liability.

                             A broker-dealer can only resell or transfer new notes if it delivers a prospectus.

Special procedures for
  beneficial owners........  If your old notes are held through a broker, dealer, commercial bank, trust company or other nominee and you wish to surrender such old notes, you should contact your intermediary promptly and instruct it to surrender your old notes on your behalf.

Guaranteed delivery
  procedures...............  If you cannot meet the expiration date deadline, or you cannot deliver your old notes, the letter of transmittal or any other documentation on time, then you must surrender your old notes according to the guaranteed delivery procedures appearing in this prospectus under the heading "The Exchange Offer -- Guaranteed Delivery Procedures."

Acceptance of your old
notes and delivery of the
  new notes................  We will accept for exchange any and all old notes that are surrendered in the exchange offer prior to the expiration date if you comply with the procedures of the offer. The new notes will be delivered as soon as practicable after the expiration date.

Withdrawal rights..........  You may withdraw the surrender of your old notes at any time prior to the expiration date.

Certain federal income tax
  considerations...........  You will not have to pay federal income tax as a result of your participation in the exchange offer.

Exchange agent.............  First Union National Bank is serving as the exchange agent in connection with the exchange offer. First Union National Bank also serves as trustee under the indenture for the notes.

Failure to exchange old
notes will adversely affect
  you......................  If you are eligible to participate in this exchange offer and you do not surrender your old notes as described in this prospectus, you will not have any further registration or exchange rights. In that case your old notes will continue to be subject to restrictions on transfer. As a result of such restrictions and the availability of registered new notes, the old notes are likely to be a much less liquid security than before.

                             Neither the Delaware General Corporation Law nor the indenture relating to the notes gives you any appraisal or dissenters' rights or any other right to seek monetary damages in court if you do not participate in the exchange offer.

                                 THE NEW NOTES

     The new notes have the same financial terms and covenants as the old notes and the existing notes, which are as follows:

Issuer.....................  RailWorks Corporation.

Securities offered.........  $50,000,000 principal amount of 11  1/2% senior subordinated notes due 2009.

Maturity...................  April 15, 2009.

Interest rate..............  11 1/2% per year (calculated using a 360-day year).

Interest payment dates.....  April 15 and October 15, beginning on October 15,
                             1999. Interest began accruing on September 30, 1999 when we first issued the old notes.

Ranking....................  The new notes will be unsecured senior subordinated obligations of RailWorks and they will rank junior to our existing and future senior debt, including our obligations under our credit facility. The guarantees of the new notes by our subsidiaries will be subordinated to existing and future senior debt of such subsidiaries. On a pro forma basis, as of June 30, 1999, pro forma for the acquisition of the 1999 Acquired Companies, new borrowings under our credit facility, and the sale of the old notes and the application of the net proceeds, we would have had approximately $19.4 million of senior debt, excluding approximately $85.6 million that we expect to have available to borrow under our credit facility.

Guarantees.................  Our domestic subsidiaries will unconditionally guarantee the new notes. If we create or acquire a new domestic subsidiary, it will guarantee the notes unless we designate the subsidiary as an "unrestricted subsidiary" under the indenture or the subsidiary does not have significant assets.

Optional redemption........  We cannot redeem the new notes until April 15,
                             2004. After April 15, 2004, we may elect to redeem some or all of the notes and the existing notes at the redemption prices listed under the heading "Description of the Exchange Notes" section under the heading "Optional Redemption," plus accrued and unpaid interest.

Optional redemption after
  equity offerings.........  At any time, which may be more than once, before
                             April 15, 2002, we may elect to redeem up to 35% of the outstanding notes and the existing notes with funds that we raise in one or more equity offerings as long as:

                             - we pay 111.500% of the face amount of the notes,
                               plus interest;

                             - we redeem the notes and the existing notes within
                               120 days of completing the equity offering;

                             - at least 65% of the aggregate principal amount of
                               notes and the existing notes issued remains outstanding.

Change of control offer....  If a change in control of RailWorks occurs, we must give holders of the new notes and the existing notes the opportunity to sell their new notes to us, at 101% of their face amount, plus accrued and unpaid interest.

                             We might be unable to pay you the required price for any new notes and the existing notes you present to us at the time of a change of control, because:

                             - we might not have enough cash at that time; or

                             - the terms of our senior debt may prevent us from
                               paying.

Asset sale proceeds........  If we or our subsidiaries engage in asset sales, we cannot freely use the proceeds of those sales. Generally, we must either invest the net cash proceeds from such sales in our business within a specified period of time, prepay senior debt or make an offer to purchase a principal amount of the notes and existing notes equal to the excess net cash proceeds. The purchase price for the notes and the existing notes would be 100% of their principal amount, plus accrued and unpaid interest.

Certain additional
indenture provisions.......  The indenture governing the notes is the same indenture that governs the existing notes. It contains covenants limiting our (and most or all of our subsidiaries') ability to:

                             - incur additional debt or enter into sale and
                               leaseback transactions;

                             - pay dividends or distributions on our capital
                               stock or repurchase our capital stock;

                             - issue stock of subsidiaries;

                             - make certain investments;

                             - create liens on our assets to secure debt;

                             - enter into transactions with affiliates;

                             - merge or consolidate with another company; and

                             - transfer and sell assets.

                             These covenants are subject to a number of important limitations and exceptions.

Use of proceeds............  We will not receive any proceeds from the exchange offer. See "Use of Proceeds." We have agreed to bear the expenses of the exchange offer. No underwriter has been retained to carry out the exchange offer.

     For additional information regarding the new notes, see "Description of the New Notes."

     SUMMARY HISTORICAL AND UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

     RailWorks acquired the Founding Companies concurrently with the consummation of the IPO on August 4, 1998. For accounting and financial statement purposes, Comstock Holdings, Inc. (one of the Founding Companies) was identified as the "accounting acquirer" consistent with the requirements of Staff Accounting Bulletin ("SAB") No. 97 of the SEC. All other acquisitions have been accounted for as purchases in accordance with Accounting Principles Board ("APB") No. 16.

     The summary unaudited pro forma consolidated financial data presented below are derived from unaudited pro forma consolidated financial data contained elsewhere in this prospectus. This pro forma information is not necessarily indicative of (1) the results that would have occurred had our acquisitions been completed on the dates indicated or (2) our actual or future results or financial position. The information presented below should be read together with the Unaudited Pro Forma Consolidated Financial Statements and related notes, our Consolidated Financial Statements and related notes and the Management's Discussion and Analysis of Financial Condition and Results of Operations contained elsewhere in this prospectus.

                              YEAR ENDED DECEMBER 31, 1998               SIX MONTHS ENDED JUNE 30, 1999
                        -----------------------------------------   -----------------------------------------
                                                     PRO FORMA                                   PRO FORMA
                        ACTUAL(1)   PRO FORMA(2)   AS ADJUSTED(3)   ACTUAL(4)   PRO FORMA(5)   AS ADJUSTED(6)
                        ---------   ------------   --------------   ---------   ------------   --------------
                                                       (DOLLARS IN THOUSANDS)
STATEMENT OF
OPERATIONS DATA:
Revenue...............  $212,533      $488,584        $488,584      $188,483      $239,406        $239,406
Cost of revenue.......   182,817       403,400         403,400       152,072       192,337         192,337
                        --------      --------        --------      --------      --------        --------
Gross profit..........    29,716        85,184          85,184        36,411        47,069          47,069
Selling, general and
  administrative
  expenses............    17,040        32,009          32,009        19,207        21,293          21,293
Non-recurring
  expenses............    19,965(7)         --              --            --            --              --
Transaction fees......     1,281(8)         --              --            --            --              --
Depreciation and
  amortization........     2,105        16,428          16,428         2,570         9,251           9,251
                        --------      --------        --------      --------      --------        --------
Operating (loss)
  income..............   (10,675)       36,747          36,747        14,634        16,525          16,525
Interest expense......     2,334         6,225          22,647         6,458         7,715          10,643
Interest and other
  income..............     1,634         3,492           3,492         1,061         1,645           1,645
                        --------      --------        --------      --------      --------        --------
(Loss) income before
  income taxes........   (11,375)       34,014          17,592         9,237        10,455           7,527
Net (loss) income.....   (12,847)       19,154           8,995         5,771         5,496           3,666
OTHER DATA:
EBITDA(9).............                                $ 53,175                                    $ 25,775
EBITDA margin(10).....                                    10.9%                                       10.7%
Capital expenditures..                                  10,260                                       5,242
Ratio of earnings to
  fixed charges(11)...                                     1.8x                                        1.7x

                                                   (footnotes on following page)

                                                                  AS OF JUNE 30, 1999
                                                      -------------------------------------------
                                                                                     PRO FORMA
                                                      ACTUAL(4)   PRO FORMA(12)   AS ADJUSTED(13)
                                                      ---------   -------------   ---------------
                                                                (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Cash................................................  $  3,849      $  3,861         $  3,861
Total assets........................................   442,618       455,596          457,708
Total debt..........................................   220,616       232,521          234,633
Stockholders' equity................................   117,863       117,863          117,863

---------------

 (1) The summary historical consolidated financial data as of and for the fiscal year ended December 31, 1998 are derived from our Consolidated Financial Statements, which are comprised of financial data of:
     - Comstock Holdings, Inc., the accounting acquirer, for the year ended December 31, 1998;
     - the Founding Companies, other than Comstock Holdings, Inc., for the period from August 1, 1998 through December 31, 1998; and
     - the 1998 Acquired Companies for the period from November 4, 1998 through December 31, 1998.
 (2) Reflects the acquisitions of the Founding Companies and the Acquired Companies as if they each had occurred on January 1, 1998.
 (3) Reflects the acquisitions of the Founding Companies and the Acquired Companies as adjusted to give effect to the sale of the old notes and the application of the net proceeds as if they each had occurred on January 1, 1998.
 (4) The summary historical consolidated financial data as of and for the six months ended June 30, 1999 are derived from our unaudited Consolidated Financial Statements contained elsewhere in this prospectus. In our opinion, such unaudited statements include all adjustments (consisting of only normal recurring accruals) necessary for a fair presentation of our financial position and results of operations for such period. Our results of operations for the six months ended June 30, 1999 are not necessarily indicative of the results that may be expected for the full year.
 (5) Reflects the acquisitions of the 1999 Acquired Companies as if they each had occurred on January 1, 1999.
 (6) Reflects the acquisitions of the 1999 Acquired Companies as adjusted to give effect to the sale of the old notes and the application of the net proceeds as if they each had occurred on January 1, 1999.
 (7) Consists of $14.5 million in restricted common stock granted to the Company's officers, $2.9 million related to settlement of employee benefit obligations of one of the operating companies and corporate relocation costs, $2.2 million in estimated legal and settlement costs in connection with former operations of one of the operating companies and $400,000 in transfers of common stock made by certain operating company managers to other employees of such operating companies.
 (8) Represents offering expenses incurred in connection with the initial public offering of common stock of RailWorks.
 (9) EBITDA is the sum of earnings before interest, income taxes, depreciation and amortization expense. Included in EBITDA is income earned on contract retainages pursuant to contractual agreements with certain customers. EBITDA is presented because we believe that it is a widely accepted financial indicator of a company's ability to service indebtedness. However, EBITDA does not represent net income or cash flow from operations as defined by generally accepted accounting principles, is not necessarily indicative of cash available to fund all cash flow needs, should not be considered as an alternative to net income or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of a company's operating performance or as a measure of liquidity. EBITDA is not necessarily comparable with similarly titled measures presented by other companies.
(10) Represents EBITDA as a percentage of revenue.
(11) The ratio of earnings to fixed charges is calculated by dividing the fixed charges into net income before taxes and minority interests plus fixed charges. Fixed charges consist of interest expense, amortization of deferred debt issuance costs and the estimated interest component of rent expense.
(12) Reflects the acquisitions of the 1999 Acquired Companies as if they each had occurred on June 30, 1999.
(13) Reflects the acquisitions of the 1999 Acquired Companies as adjusted to give effect to this offering and the application of the net proceeds as if they each had occurred on June 30, 1999. Excludes estimated issuance cost and discounts of $2.1 million.

          UNAUDITED PRO FORMA FINANCIAL DATA OF THE FOUNDING COMPANIES
                        AND THE 1998 ACQUIRED COMPANIES

     The pro forma financial data set forth below reflect the results of operations of the Founding Companies as if we had acquired them on January 1, 1997. The presentation only includes the results of the 1998 Acquired Companies from November 4, 1998 to December 31, 1998. Acquired Companies are otherwise excluded. This pro forma information is not necessarily indicative of (1) the results that would have occurred had we acquired the Founding Companies on January 1, 1997 or (2) our actual or future results of operations or financial position.

                                                                    YEAR ENDED
                                                                   DECEMBER 31,
                                                              -----------------------
                                                               1997(1)      1998(2)
                                                              ----------   ----------
                                                              (DOLLARS IN THOUSANDS)
Revenue.....................................................   $256,508     $269,498
Cost of revenue.............................................    219,400      227,052
                                                               --------     --------
Gross profit................................................     37,108       42,446
Selling, general and administrative expenses................     20,848       19,317
Depreciation and amortization...............................      5,038        5,389
                                                               --------     --------
Operating income............................................     11,222       17,740
Interest and other income (expenses), net...................     (1,063)        (833)
                                                               --------     --------
Income before income taxes..................................     10,159       16,907
Net income..................................................      5,438        8,812

---------------

(1) Includes the 14 Founding Companies.
(2) Includes the 14 Founding Companies for all of 1998 and the two 1998 Acquired Companies from November 4, 1998, their date of acquisition.

                                  RISK FACTORS

     You should carefully consider the information below as well as to all other information provided to you in this prospectus before deciding whether to tender your old notes in exchange for new notes pursuant to the exchange offer. These risks apply to both the old notes and the new notes.

RISKS RELATING TO THE NEW NOTES

     There Could Be Adverse Consequences of Failure to Exchange Your Old Notes for New Notes. The old notes were not registered under the Securities Act or under the securities laws of any state and may not be resold, offered for resale or otherwise transferred unless they are subsequently registered or resold pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your old notes for new notes pursuant to the exchange offer, you will not be able to resell, offer to resell or otherwise transfer the old notes unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. In addition, we will no longer be under an obligation to register the old notes under the Securities Act except in the limited circumstances provided under the registration rights agreement. In addition, to the extent that old notes are tendered for exchange and accepted in the exchange offer, the trading market for the untendered and tendered but unaccepted old notes could be adversely affected. Please refer to the section captioned "Risk Factors -- No Assurance of Active Trading Market for the Notes."

     We Have Substantial Leverage. Our substantial indebtedness could adversely affect our financial health and could prevent us from fulfilling our obligations under the notes. We have a substantial amount of debt outstanding. On a pro forma basis, as of June 30, 1999, we would have had outstanding total debt of $234.6 million (excluding approximately $85.6 million that we expect to have available to borrow under our credit facility), ratio of earnings to fixed charges of 1.7x and stockholders' equity of $117.9 million.

     We May Make Additional Borrowings. Despite current indebtedness levels, we and our subsidiaries will also be permitted to incur substantial additional debt in the future. On a pro forma basis as of June 30, 1999 and giving effect to the increase in our credit facility in August 1999, $85.6 million would have been available for additional borrowing under our credit facility (subject to customary borrowing conditions). If new debt is added to our and our subsidiaries' current debt levels, the related risks that we and they now face could intensify. Please refer to the sections of this prospectus entitled "Capitalization", "Selected Historical Consolidated Financial Data", and "Description of the Notes -- Certain Covenants -- Limitation on Incurrence of Additional Indebtedness".

     Our substantial amount of debt could have important consequences for you. For example, it could:

     - make it more difficult for us to satisfy our obligations with respect to the notes;

     - limit our ability to obtain additional financing, if we need it, for working capital, capital expenditures, acquisitions, debt service requirements or other purposes;

     - increase our vulnerability to adverse economic and industry conditions;

     - require us to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing funds available for operations, future business opportunities or other purposes;

     - limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we compete; and

     - place us at a competitive disadvantage compared to our competitors that have less debt.

     We May be Unable to Service Debt. To service our indebtedness, we will require a significant amount of cash. Our ability to make payments on our debt, including the notes and the existing notes, and to fund planned capital expenditures and acquisitions will depend on our future operating performance and on our ability to successfully implement our business strategy. Prevailing general economic conditions and financial, business, regulatory and other factors, many of which are beyond our control, will affect our ability to make these payments. Based on our current level of operations, we believe that our cash flow from operations, available cash and available borrowings under our credit facility will be adequate to meet our liquidity needs for the foreseeable future.

     We cannot assure you, however, that we will realize anticipated financial results or be successful in implementing our business strategy. If future cash flow is not sufficient to make scheduled payments on our debt, including the notes and the existing notes, we will need to refinance all or a portion of our debt, including the notes and the existing notes, before maturity, obtain additional financing, delay planned acquisitions and capital expenditures, or sell assets. We cannot assure you that we will be able to refinance any of our debt, including debt outstanding under our credit facility and the notes, on commercially reasonable terms. We also cannot assure you that we would be able to make an asset sale on a timely basis for proceeds sufficient to cover our debt service requirements. The terms of our credit facility and the indenture governing the notes and the existing notes restrict our ability to sell assets.

     If for any reason we are unable to meet our debt service obligations, we would be in default under the terms of our credit facility. If such a default were to occur, the lenders under our credit facility could elect to declare all of our debt under the facility immediately due and payable, including accrued and unpaid interest, and the lenders would not be obligated to continue to advance funds under the facility. If the amounts outstanding under the credit facility are accelerated, we cannot assure you that our assets will be sufficient to repay in full the money owed to the banks or to our other debt holders.

     The Notes Rank Behind Other Indebtedness. The notes and the guarantees rank behind all of our and the guarantors' existing and future senior debt, including debt under our credit facility and rank equally in right of payment with the existing notes. On a pro forma basis, as of June 30, 1999, we and the guarantors would have had $19.4 million of senior debt outstanding. This amount does not include approximately $85.6 million that we expect to have available to borrow under our credit facility, all of which would be senior debt. In the event of our or any of the guarantors' bankruptcy, liquidation or reorganization, our and the guarantors' assets will be available to pay our obligations on the notes only after we have repaid all of our and the guarantors' senior debt in full. We cannot assure you that sufficient assets will remain to make full payment on the notes after such payments are made.

     In the event of bankruptcy, liquidation or reorganization or any similar proceeding relating to the Company or the guarantors, holders of the notes and the existing notes will participate with trade creditors and all other holders of our and the guarantors' subordinated indebtedness in the assets remaining after we and such guarantors have repaid in full all of our senior debt. In addition, the subordination provisions of the indenture provide that we cannot make cash payments on the notes and the existing notes while a payment default is continuing under certain of our senior debt.

     Our Credit Facility and the Indenture Impose Certain Restrictions. Our credit facility and the indenture governing the notes and the existing notes contain a number of significant covenants that, among other things, restrict our ability to dispose of assets, incur additional indebtedness, repay other indebtedness, pay dividends, make certain investments or acquisitions, repurchase or redeem capital stock, engage in mergers or consolidations, or engage in certain transactions with subsidiaries and affiliates and otherwise restrict corporate activities. We cannot assure you that such restrictions will not adversely affect our ability to finance future operations or capital needs or engage in other business activities that may be in our best interest.

     In addition, our credit facility requires us to maintain compliance with financial ratios. Our ability to comply with these ratios may be affected by events beyond our control. We have granted the lenders under the credit facility a first lien on all of the capital stock of our subsidiaries and on all accounts receivable of us and our subsidiaries. In the event of a default under the credit facility, the lenders under the credit facility could foreclose upon the assets pledged to them and the holders of the notes might not be able to receive any payments until any payment default was cured or waived, any acceleration was rescinded, or the indebtedness outstanding under our credit facility was repaid. See "Description of Credit Facility".

     A breach of any of the covenants contained in our credit facility or our inability to comply with the required financial ratios could result in an event of default, which would allow the lenders under the credit facility to declare all borrowings outstanding to be due and payable. In addition, our lenders could compel us to apply all of our available cash to repay our borrowings or they could prevent us from making debt service payments on the notes and the existing notes. If the amounts outstanding under the credit facility or the notes were to be accelerated, we cannot assure you that our assets would be sufficient to repay in full the money owed to the banks or to our other debt holders, including you as a noteholder.

     Fraudulent Conveyance Laws Permit Courts to Void Notes in Specific Circumstances. Federal and state statutes allow courts, under specific circumstances, to void the notes and the guarantees and require noteholders to return payments received from RailWorks or the guarantors in the event of the bankruptcy or other financial difficulty of RailWorks or any of the guarantors. Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee of the notes could be voided, or claims in respect of a guarantee could be subordinated to all other indebtedness of any subsidiary that is the guarantor if, among other things, at the time the guarantor incurred the debt evidenced by its guarantee, the guarantor:

     - received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee;

     - was insolvent or was rendered insolvent by reason of such incurrence;

     - was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

     - intended to incur, or believed (or reasonably should have believed) that it would incur, debts beyond its ability to pay such debts as they mature.

     In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

     The measure of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor of the notes would be considered insolvent if:

     - the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets;

     - if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and matured; or

     - it could not pay its debts as they become due.

     A court is likely to find that a guarantor of the notes did not receive fair consideration or reasonably equivalent value for its guarantee to the extent that its liability under the guarantee is greater than the direct benefit it received from the issuance of notes. By its terms, each guarantee of the notes will limit the liability of the guarantor to the maximum amount that it can pay without the guarantee being deemed a fraudulent transfer. A court may not give effect to this limitation on liability. In that event, a court may find that the issuance of the guarantee rendered the subsidiary guarantor insolvent. If a court voids the guarantee or holds it unenforceable, you will cease to have a claim against the subsidiary guarantor and will be a creditor solely of RailWorks. If the limitation on liability is effective, the amount that the guarantor is found to have guaranteed might be so low that there will not be sufficient funds to pay the notes in full.

     On the basis of historical financial information, recent operating results and other factors, RailWorks and each guarantor believes that, after giving effect to the indebtedness incurred in connection with this offering and the credit facility, it will not be insolvent, will not have unreasonably small capital for the business in which it operates and will not have incurred debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making such determinations or that a court would agree with our or the guarantors' conclusions in this regard.

     We May be Unable to Finance a Change of Control Offer. Upon the occurrence of specific kinds of change of control events, we must offer to repurchase all outstanding notes and all existing notes. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of notes and existing notes or that restrictions in our credit facility will not allow such repurchases. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a "Change of Control" under the indenture and in such a circumstance, we would not have to make an offer to repurchase the notes and the existing notes. See "Description of the Notes -- Redemption."

     There is No Public Market for the New Notes. The new notes are new securities for which there is currently no trading market. We do not intend to list the new notes on any securities exchange. Although we expect the new notes to be eligible for trading in the PORTAL market, we cannot assure you that an active trading market for the new notes will develop.

     The liquidity of any market for the notes will depend upon various factors, including:

     - the number of holders of the notes;

     - the interest of securities dealers in making a market for the notes;

     - the overall market for high-yield securities;

     - our financial performance and prospects; and

     - the prospects for companies in our industry generally.

     Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the new notes. We cannot assure you that the market for the new notes, if any, will not be subject to similar disruptions. Any such disruptions may adversely affect you as a holder of the new notes.

     In addition, to the extent that old notes are surrendered and accepted in the exchange offer, the trading market for unsurrendered old notes and for surrendered-but-unaccepted old notes could be adversely affected due to the limited amount of old notes that are expected to remain outstanding following the exchange offer. Generally, when there are fewer outstanding securities of a given issue, there is less demand to purchase such security, which results in a lower price for such security. Conversely, if many old notes are not surrendered, or are surrendered-but-unaccepted, the trading market for the new notes could be adversely affected. See "Plan of

Distribution" and "The Exchange Offer" for further information regarding the distribution of the new notes and the consequences of failure to participate in the exchange offer.

RISKS RELATING TO RAILWORKS

     The Operating Companies Do Not Have a Combined Operating History; We May be Unsuccessful Integrating Their Decentralized Operations. RailWorks was founded in March 1998 but conducted no operations and generated no revenue until we completed our initial public offering, or "IPO", of our common stock in August 1998. We acquired the Founding Companies concurrently with the completion of our IPO, have acquired 13 additional operating companies since that time, and have entered into letters of intent to acquire six additional operating companies. Our operating companies were separate independent entities before we acquired them and to a certain extent they continue to operate as independent entities because we conduct our operations on a decentralized basis. The integration of our operating companies, while allowing them to retain decentralized operations and management, is important to our operating and growth strategies and the achievement of efficiencies in the combined operation. We may not be able to integrate the operations or the necessary systems and procedures, including accounting and financial reporting systems and project management systems, to manage effectively the combined enterprise. Some members of our management group have only recently joined RailWorks and we cannot guarantee that the management group will successfully implement our acquisition and operating strategies. We cannot assure you that we will be able to establish, maintain or increase the profitability of the operating companies. Our pro forma financial statements include results of operations for certain operating companies when they were not under common control or management. As a result, our pro forma financial statements may not be indicative of our future results of operations. Any failure by our management group to implement our strategies, integrate the operating companies without substantial costs, delays or other operational or financial difficulties, or oversee effectively the combined entity could have a material adverse effect on our business, financial condition and results of operations.

     We May be Unable to Complete and Finance Acquisitions. We have completed 13 acquisitions since the IPO and we intend to grow significantly through the acquisition of additional businesses. See "Business -- Strategy." Our acquisition strategy entails reviewing acquired business operations, corporate infrastructure and systems and financial controls. Unforeseen expenses, difficulties, complications and delays frequently encountered in connection with the rapid expansion of operations could inhibit our growth or adversely affect our financial performance.

     We have also signed letters of intent to purchase six operating companies. We expect to execute definitive purchase agreements with one exception, which will have customary closing conditions (including completion of due diligence), prior to the end of 1999. However, there can be no assurance that we will acquire either of these companies.

     We cannot assure you that we will maintain or accelerate our growth or anticipate all of the changing demands that expanding operations will impose on our management, personnel, operational and management information systems and financial systems. We may not be able to identify, acquire or manage profitably additional businesses or to integrate successfully any acquired businesses without substantial costs, delays or other operational or financial difficulties. Any such occurrence could have a material adverse effect on our business, financial condition and results of operations.

     We cannot predict the timing, size and success of our acquisition efforts and any associated capital commitments. We currently intend to finance future acquisitions by bank borrowings, shares of our common stock, internally generated funds or a combination of common stock and cash. If our common stock does not maintain a sufficient market value, or if potential acquisition candidates are otherwise unwilling to accept common stock as part of the consideration for the sale of their businesses, we may be required to utilize more of our cash resources or borrowings to maintain our acquisition program. In addition, our acquisitions typically provide for the sellers to receive contingent consideration, which is only paid if the acquired companies achieve certain operating results. These payments could be substantial. See "Management's Discussion and Analysis of Financial Condition and Results of
Operation -- Liquidity and Capital Resources".

     We May be Unable to Generate Internal Growth. Our ability to grow will be affected by various factors, including demand for rail system services and products, our success in bidding on new projects, the success of our cross-selling efforts and our ability to develop a national accounts program. Our growth may also depend on increased outsourcing by rail system operators. Many of these factors are beyond our control. Our strategies may not be successful or we may be unable to generate cash flow adequate for combined operations and to support internal growth. The senior managers of the operating companies retain responsibility for day-to-day operations. If proper business controls are not implemented and maintained, this decentralized operating strategy could result in inconsistent operating and financial practices of the operating companies, which could have a material adverse effect on our business, financial condition and results of operations. See "Business -- Strategy".

     We Have Been Dependent on Certain Customers. We derived approximately 31.3% of our pro forma revenue for the year ended December 31, 1998 from our top ten customers. Approximately 17.2% of our 1998 pro forma revenue was derived from projects undertaken for the New York City Transit Authority ("NYCTA"). These projects were undertaken under a number of separate contracts. If the NYCTA were to significantly reduce the amount of business that it does with us or determine not to do business with us in the future, it would have a material adverse effect on our business, financial condition and results of operations. See "Business -- Customers".

     Certain Operating Companies Have a History of Losses. From time to time, primarily due to industry cyclicality and uncertainties inherent in the competitive bidding process, certain of our operating companies have experienced net losses. See "-- Our Fixed Price Contracts Expose us to Significant Risks" below. We cannot assure you that we or our operating companies will be profitable in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations".

     We May Face Intense Competition. The rail system services and products industry is highly competitive. Numerous companies provide services to transit authorities, construct and repair rail systems or sell related products or supplies, and some of these companies operate in more than one of these lines of business. Some of our competitors have greater resources than we have, may also provide a broad range of services and products and may have sufficient bonding capacity and other resources to undertake large projects. Any inability to compete successfully against our existing and future competitors would have a material adverse effect on our business, financial condition and results of operations. Certain of our operating companies also provide electrical contracting services to non-rail industrial and commercial customers. While we believe that we currently compete effectively in the non-rail electrical contracting business, this industry is highly competitive and is served by small, owner-operated private companies, public companies and several large regional companies. Additionally, we could face competition in the future from other competitors entering our markets. See "Business -- Competition".

     We are Dependent on Public Sector Contracts and Funding. The rail system services and products business involves contracts that are supported by funding from federal, state and local governmental agencies, as well as contracts with such agencies ("public sector contracts"). Public sector contracts are subject to detailed regulatory requirements and public policies, as well as funding priorities. These contracts may be conditioned upon the continuing availability of public funds, which in turn depends upon lengthy and complex budgetary procedures. These contracts may also be subject to significant pricing constraints. Moreover, public sector contracts may generally be terminated for reasons beyond the control of the contractor, including when such termination is in the best interests of the governmental agency. We cannot assure you that these factors or others unique to public sector contracts will not have a material adverse effect on our business, financial condition and results of operations. See "Business -- Government Regulation".

     Our Fixed Price Contracts Expose us to Significant Risks. Fixed price contracts are typically awarded in the rail system services industry pursuant to a competitive bidding process. In compiling our bid on a particular project, we must estimate the time it will take to complete the project, along with the project's labor and supply costs. These costs may be affected by a variety of factors, some of which may be beyond our control. If we cannot accurately predict the costs of fixed price contracts, certain projects could have lower margins than anticipated or we could suffer losses on the projects. Lower margins and losses could have a material adverse effect on our business, financial condition and results of operations.

     We Rely on Subcontractors and Suppliers. We generally perform electrical contracting services for transit signaling and communication systems as a subcontractor to companies that design the systems and manufacture or purchase the necessary equipment. In other instances, we act as the prime contractor and subcontract the design of the signal or communication system and necessary equipment. When we are a prime contractor for such projects, we generally require subcontractors to post performance bonds. We may not require a subcontractor to post a performance bond in situations where (1) the subcontractor has strong experience with a specific type of project and demonstrates financial stability and (2) the customer does not require bonds from us as prime contractor. We sometimes depend upon the subcontractor to perform design and other services and provide equipment. For certain projects there are a limited number of companies that can perform the subcontract if the initial subcontractor defaults. As a result, we depend upon our subcontractors to perform under the subcontracts. Further, the major components of signaling and communication systems for transit authorities are manufactured to specifications and require long lead times for production. If a subcontractor or supplier defaults, or if a supplier refuses or cannot do business with us, it could have a material adverse effect on our business, financial condition and results of operations.

     The Rail System Industry is Cyclical. A substantial portion of our revenue is derived from public contracts, which we expect to constitute a relatively stable source of business due to funding provided by TEA 21. However, demand for rail system services and products could fluctuate in conjunction with overall economic conditions. In economic downturns, rail system operators may defer certain construction and rehabilitation projects and purchases of related products to conserve cash in the short term. Reductions in freight traffic due to economic downturns or other factors may also reduce demand for our construction and rehabilitation services and related products. In economic upturns, railroads, particularly Class I railroads, experience heavier traffic demands that can cause problems associated with congestion. The operational problems related to congestion have an unpredictable impact on railroad expenditures for construction and rehabilitation services and related products, including those we provide. During periods of peak usage, rail system owners may defer certain expenditures because they may need to address operational challenges these conditions cause. Other issues, such as the possibility of heightened government regulation during periods of congestion and the internal challenges of managing railroad operations as the Class I railroads continue to consolidate, may exacerbate the effects of these uncertainties.

     We are Exposed to Downturns in Commercial Construction. We derived approximately 11.6% of our pro forma revenue for the year ended December 31, 1998 from installation of electrical systems in newly constructed or renovated commercial buildings and power and industrial plants. Fluctuations in the level of new construction and renovation of commercial buildings affect the demand for electrical installation services. These fluctuations reflect the cyclical nature of the construction industry and depend upon general economic conditions, changes in interest rates and other related factors. Downturns in levels of commercial construction and renovation could have a material adverse effect on our business, financial condition and results of operations. Further, our electrical installation business is focused in the northeastern United States and is therefore particularly susceptible to economic downturns in that region. See "Management's Discussion and Analysis of Financial Condition and Results of Operations".

     Our Workforce is Unionized. As of June 30, 1999, approximately 49.4% of our employees were covered under collective bargaining agreements. In June 1994, one of our operating companies was affected by a one-week work stoppage by the United Brotherhood of Teamsters. We cannot assure you that future work stoppages will not affect us. In addition, labor agreements are generally negotiated on an industry-wide basis and the terms and conditions of future labor agreements could be beyond our control. We may be subject to terms and conditions in future labor agreements that could have a material adverse effect on our business, financial condition and results of operations. See "Business -- Employees".

     We are Subject to Extensive Environmental and Government Regulation. Our operations are subject to extensive federal, state and local regulation under environmental laws and regulations. Among other things, these laws and regulations cover emissions to the air, discharges to waters and the generation, handling, storage, transportation, treatment and disposal of waste, underground and aboveground storage tanks and remediation of soil and groundwater contamination. Environmental liability can extend to previously owned or operated properties, leased properties and properties owned by third parties, as well as to properties currently owned and used by us. Environmental liabilities may also arise from claims asserted by adjacent landowners or other third parties in toxic tort litigation. We could incur significant ongoing costs associated with environmental regulatory compliance. Further, we sometimes use hazardous materials in connection with our operations. Although we believe that we are in material compliance with all of the various environmental regulations applicable to our business, we cannot assure you that requirements will not change in the future or that we will not incur significant costs to comply with such requirements.

     In addition to safety, health and other regulations of general applicability, our operations may be significantly affected by regulations of the Surface Transportation Board, the Federal Railroad Administration, the Occupational Safety and Health Administration, state departments of transportation and other state and local regulatory agencies. Changes in regulation of the rail and transit industries through legislative, administrative, judicial or other action could have a material adverse effect on our business, financial condition and results of operations. See "Business -- Government Regulation."

     We are Dependent on Key Personnel. Our success depends to a significant extent upon the efforts and abilities of John G. Larkin, Chairman of the Board and Chief Executive Officer, and Michael R. Azarela, Executive Vice President and Chief Financial Officer. We also rely on senior management of our operating companies. While we have entered into employment agreements with Messrs. Larkin and Azarela and certain senior managers of the operating companies, we cannot be certain that such individuals will remain with us throughout the terms of their agreements, or thereafter. Further, we likely will depend on the senior management of any significant businesses we acquire in the future. The loss of the services of one or more of these key employees before we are able to attract and retain qualified replacement personnel could have a material adverse effect on our business, financial condition and results of operation. See "Management."

     Our Systems May Not be Year 2000 Compliant. We have identified potential deficiencies related to the Year 2000 in our information systems, and we have substantially completed remediation and upgrading of these systems. With respect to other equipment with date-sensitive operating controls, such as manufacturing equipment, HVAC, security and other similar systems, we are in the process of identifying those items which may require remediation or replacement. We expect to complete remediation or replacement and testing of these in the fall of 1999. We are in the process of identifying and contacting suppliers, both inventory and non-inventory, and customers to determine the state of their Year 2000 readiness.

     Based upon our current estimates, incremental out-of-pocket costs of our Year 2000 program are expected to not exceed $50,000. As of June 30, 1999, approximately $25,000 of these funds had been spent. These costs include third-party consultants, remediation of existing computer software and replacement and remediation of embedded chips. These costs do not include internal management time and the deferral of other projects, the effects of which are not expected to be material to our results of operations or financial condition.

     At this stage of the process, we believe that it is difficult to specifically identify the most reasonably likely worst case Year 2000 scenario. As with all service providers and manufacturers, a reasonably likely worst case scenario would be the result of failures of third parties (including, without limitation, governmental entities and entities with which we have no direct involvement) that continue for more than several days in various geographic areas where we provide services, manufacture our products or from which we source our materials and components. In connection with our manufacturing and supply of raw materials and components, we are considering various contingency plans. Any such plans would necessarily be limited to matters which we can reasonably control.

     Our Year 2000 efforts are ongoing and our overall plan, as well as the consideration of contingency plans, will continue to evolve as new information becomes available. While we anticipate continuity of our business activities, that continuity will be dependent upon our ability, and the ability of third parties upon whom we rely directly or indirectly, to be Year 2000 compliant. You are cautioned that you should read forward-looking statements regarding Year 2000 issues in conjunction with "Disclosure Regarding Forward-Looking Statements".

                                USE OF PROCEEDS

     This exchange offer is intended to satisfy our obligations under our registration rights agreement. We will not receive any proceeds from the exchange offer. You will receive, in exchange for old notes tendered by you in the exchange offer, new notes in like principal amount. The old notes surrendered in exchange for the new notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the new notes will not result in any increase of our outstanding debt.

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company as of June 30, 1999 (1) on an actual basis, (2) on a pro forma basis to reflect the acquisition of the 1999 Acquired Companies and (3) on a pro forma basis as adjusted to reflect this offering and the application of the net proceeds therefrom as set forth under "Use of Proceeds." This table should be read in conjunction with Pro Forma Financial Statements, "Description of the Notes," and the Company's Consolidated Financial Statements and the related notes.

                                                                    AS OF JUNE 30, 1999
                                                             ----------------------------------
                                                                                     PRO FORMA
                                                              ACTUAL    PRO FORMA   AS ADJUSTED
                                                             --------   ---------   -----------
                                                                   (DOLLARS IN THOUSANDS)
Cash and cash equivalents..................................  $  3,849   $  3,861     $  3,861
                                                             ========   ========     ========
Total debt (including current maturities):
  Credit facility(1).......................................  $ 62,300   $ 67,300     $ 19,412
  Other notes payable(2)...................................    19,316     23,221       23,221
  Seller promissory notes(3)...............................    14,000     17,000       17,000
  Outstanding notes(4).....................................   125,000    125,000      125,000
  Notes offered hereby(5)..................................        --         --       50,000
                                                             --------   --------     --------
          Total debt.......................................   220,616    232,521      234,633
                                                             --------   --------     --------
Stockholders' equity.......................................   117,863    117,863      117,863
                                                             --------   --------     --------
          Total capitalization.............................  $338,479   $350,384     $352,496
                                                             ========   ========     ========

---------------

(1) For a description of credit facility, see "Description of Credit Facility".
(2) Represents assumed indebtedness of the Acquired Companies and fixed asset notes related to equipment.
(3) Issued to owners of certain of the Acquired Companies in connection with the acquisitions. These notes generally bear interest at 5.0% per annum and become due between January 2000 and August 2001.
(4) Represents our $125,000,000 11 1/2% Senior Subordinated Notes due 2009 that we issued and sold on April 7, 1999. See "Description of the Notes".
(5) Excludes estimated issuance cost and discounts of $2,112,000.

                         PRO FORMA FINANCIAL STATEMENTS

     The following unaudited pro forma financial statements for the year ended December 31, 1998 give effect to (1) the acquisitions by RailWorks of the Founding Companies and the Acquired Companies as if each had occurred on January 1, 1998 and (2) the sale of the old notes and the application of the net proceeds. The unaudited pro forma financial statements for the six months ended June 30, 1999 give effect to (1) the acquisitions of the 1999 Acquired Companies as if each had occurred on January 1, 1999 and (2) the sale of the old notes and the application of the net proceeds. The unaudited pro forma balance sheet gives effect to the acquisition of the 1999 Acquired Companies and the sale of the old notes and the application of the net proceeds as if each had occurred on June 30, 1999.

     The unaudited pro forma statement of operations for the year ended December 31, 1998 includes the results of operations of RailWorks for the year ended December 31, 1998 combined with (1) the results of operations for the Founding Companies (other than Comstock Holdings, Inc.) from January 1, 1998 through July 31, 1998, (2) the results of operations of Armcore Railroad Contractors, Inc. from January 1, 1998 through November 4, 1998, six of the 1999 Acquired Companies from January 1, 1998 through December 31, 1998, two of the 1999 Acquired Companies from December 1, 1997 through November 30, 1998 and two of the 1999 Acquired Companies from April 1, 1998 through March 31, 1999 and (3) the sale of the old notes and the application of the net proceeds, and give effect to the pro forma adjustments related to these transactions all as if each had occurred on January 1, 1998. The unaudited pro forma statement of operations for the six months ended June 30, 1999 includes the results of operations of RailWorks for the six months ended June 30, 1999 combined with (1) the results of operations of FCM Rail, Ltd., F&V Metro Contracting Corp. and affiliates and Gantrex Group from January 1, 1999 through January 31, 1999, the results of operations of McCord Treated Wood, Inc. and Birmingham Wood, Inc. from January 1, 1999 through April 12, 1999, the results of operations of M-Track Enterprises, Inc. from January 1, 1999 through April 30, 1999, the results of operations of PNR Contractors, Inc. from January 1, 1999 through May 18, 1999, the results of operations of Neosho Incorporated and affiliates from January 1, 1999 through May 31, 1999 and the results of operations of Earl Campbell Construction Company, Inc. and Wood Waste Energy, Inc. from January 1, 1999 through June 30, 1999 and (2) the sale of the old notes and the application of the net proceeds, and give effect to the pro forma adjustments related to these transactions all as if each had occurred on January 1, 1999.

     We have analyzed the savings that we expect to realize from reductions in salaries, bonuses and certain benefits to the owners of the Founding Companies and the Acquired Companies. To the extent the owners of the Founding Companies and the Acquired Companies have contractually agreed to changes in salaries, bonuses, benefits and lease payments, these changes have been reflected in the unaudited pro forma statement of operations.

     Certain pro forma adjustments are based on preliminary estimates, available information and certain assumptions that management deems appropriate and may be revised as additional information becomes available. The pro forma financial data do not purport to represent what our combined financial position or results of operations would actually have been if such transactions had in fact occurred on those dates and are not necessarily representative of our combined financial position or results of operations for any future period. Because the acquired entities were not under common control or management prior to their acquisition by RailWorks, historical combined results may not be comparable to, or indicative of, future performance. The unaudited pro forma combined financial statements should be read in conjunction with our historical consolidated financial statements and the related notes included elsewhere in this prospectus.

                             RAILWORKS CORPORATION

                       UNAUDITED PRO FORMA BALANCE SHEET
                              AS OF JUNE 30, 1999
                             (DOLLARS IN THOUSANDS)

                                            ACQUISITION
                               RAILWORKS         OF                                                    PRO FORMA
                              CORPORATION    WOOD WASTE     PRO FORMA                   OFFERING          AS
                              HISTORICAL    ENERGY, INC.   ADJUSTMENTS     PRO FORMA   ADJUSTMENTS     ADJUSTED
                              -----------   ------------   -----------     ---------   -----------     ---------
ASSETS
Current Assets:
  Cash......................   $  3,849        $   12       $     --       $  3,861    $    47,888(b)  $   3,861
                                                                                           (47,888)(c)
  Accounts receivables......    120,013         1,085                       121,098                      121,098
  Costs and estimated
    earnings in excess of
    billings on
    uncompleted.............     49,691            59                        49,750                       49,750
    contracts Inventories...     19,096           269                        19,365                       19,365
  Prepaid expenses and other
    current assets..........      6,403           190                         6,593                        6,593
                               --------        ------       --------       --------    -----------     ---------
        Total current
          assets............    199,052         1,615             --        200,667             --       200,667
                               --------        ------       --------       --------    -----------     ---------
Property, plant and
  equipment, net............     60,249         4,349             --         64,598             --        64,598
                               --------        ------       --------       --------    -----------     ---------
Other Assets:
  Goodwill..................    170,130            --          6,906(a)     177,036             --       177,036
  Other.....................     13,187           108             --         13,295             --        13,295
                               --------        ------       --------       --------    -----------     ---------
                               $442,618        $6,072       $  6,906       $455,596    $        --     $ 455,596
                               ========        ======       ========       ========    ===========     =========
LIABILITIES AND
  STOCKHOLDERS' EQUITY
Current Liabilities:
  Current maturities of
    long-term debt..........   $ 10,193        $1,439       $              $ 11,632    $               $  11,632
  Accounts payable and
    accrued liabilities.....     54,020           638                        54,658                       54,658
  Accrued payroll and
    related withholdings....      4,228            --                         4,228                        4,228
  Billings in excess of
    costs and estimated
    earnings on uncompleted
    contracts...............     11,965            --                        11,965                       11,965
  Other current
    liabilities.............     16,550            82                        16,632                       16,632
                               --------        ------       --------       --------    -----------     ---------
        Total current
          liabilities.......     96,956         2,159             --         99,115             --        99,115
                               --------        ------       --------       --------    -----------     ---------
Long-term Liabilities:
  Other liabilities.........      8,828           353                         9,181                        9,181
  Excess of acquired net
    assets over cost, net of
    amortization............      8,548            --                         8,548                        8,548
  Senior subordinated
    notes...................    125,000            --                       125,000         47,888(b)    172,888
  Long-term debt............     85,423         2,466          8,000(a)      95,889        (47,888)(c)    48,001
                               --------        ------       --------       --------    -----------     ---------
        Total long-term
          liabilities
                               --------        ------       --------       --------    -----------     ---------
        Total liabilities...    324,755         4,978          8,000        337,733             --       337,733
                               --------        ------       --------       --------    -----------     ---------
Stockholders' Equity:
  Preferred stock...........         14            --                            14                           14
  Common stock..............        139             3             (3)(a)        139                          139
  Additional paid-in
    capital.................    123,273           208           (208)(a)    123,273                      123,273
  Accumulated other
    comprehensive income....        105            --                           105                          105
  Retained earnings
    (deficit)...............     (5,668)          883           (883)(a)     (5,668)                      (5,668)
                               --------        ------       --------       --------    -----------     ---------
        Total stockholders'
          equity............    117,863         1,094         (1,094)       117,863             --       117,863
                               --------        ------       --------       --------    -----------     ---------
                               $442,618        $6,072       $  6,906       $455,596    $        --     $ 455,596
                               ========        ======       ========       ========    ===========     =========

                See Notes to Unaudited Pro Forma Balance Sheet.

                             RAILWORKS CORPORATION

                   NOTES TO UNAUDITED PRO FORMA BALANCE SHEET

     a. To record goodwill and RailWorks's financing of the 1999 Acquired Companies.

     b. To record the sale of the old notes, net of estimated issuance cost and discounts of $2,112,000.

     c. To record repayment of the Credit Facility and other debt with proceeds from the sale of the old notes.

     The adjustments related to the 1999 Acquired Companies are based on preliminary estimates of the allocation of the purchase price and are subject to revision.

                             RAILWORKS CORPORATION

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                             (DOLLARS IN THOUSANDS)

                                                   FOUNDING
                                                   COMPANIES                    PRO FORMA
                                      RAILWORKS    (THROUGH                        FOR
                                     CORPORATION   JULY 31,     PRO FORMA       FOUNDING      ACQUIRED      PRO FORMA
                                     HISTORICAL      1998)     ADJUSTMENTS      COMPANIES   COMPANIES(1)   ADJUSTMENTS
                                     -----------   ---------   -----------      ---------   ------------   -----------
Revenue............................   $212,533     $ 56,965     $               $269,498      $219,086      $     --
Cost of revenue....................    182,817       45,892         (800)(2)     227,052       180,398        (4,050)(2)
                                                                    (857)(3)
                                      --------     --------     --------        --------      --------      --------
Gross profit.......................     29,716       11,073        1,657          42,446        38,688         4,050
Selling, general and administrative
  expenses.........................     17,040        9,033       (2,379)(3)      19,317        27,642       (10,326)(3)
                                                                    (785)(4)                                    (513)(2)
                                                                  (2,000)(2)                                  (4,111)(5)
                                                                  (1,592)(5)
Non-recurring expenses.............     19,965          400      (14,470)(6)          --            --            --
                                                                    (803)(7)
                                                                  (5,092)(8)
Transaction fees...................      1,281           --       (1,281)(9)          --            --            --
Loss guarantee                                                                        --         1,491        (1,491)(10)
Depreciation and amortization......      2,105        1,595        1,689(11)       5,389         9,197         1,842(11)
                                      --------     --------     --------        --------      --------      --------
Operating income (loss)............    (10,675)          45       28,370          17,740           358        18,649
Other income (expense):
  Interest income/other expense....      1,634          108           --           1,742         1,550           200(13)
  Interest expense.................     (2,334)        (378)         137(13)      (2,575)       (3,829)          179(13)
                                      --------     --------     --------        --------      --------      --------
(Loss) income before income taxes..    (11,375)        (225)      28,507          16,907        (1,921)       19,028
Provision for income taxes.........      1,472          453        6,170(14)       8,095          (491)        7,257(14)
                                      --------     --------     --------        --------      --------      --------
Net (loss) income..................   $(12,847)    $   (678)    $ 22,337        $  8,812      $ (1,430)     $ 11,771
                                      ========     ========     ========        ========      ========      ========

EBITDA(15).........................   $ (8,570)    $  1,640     $ 30,059        $ 23,129      $  9,555      $ 20,491
                                      ========     ========     ========        ========      ========      ========

                                     PRO FORMA FOR
                                       FOUNDING
                                       COMPANIES
                                     AND ACQUIRED     OFFERING        PRO FORMA AS
                                       COMPANIES     ADJUSTMENTS        ADJUSTED
                                     -------------   -----------      ------------
Revenue............................    $488,584       $                 $488,584
Cost of revenue....................     403,400                          403,400
                                       --------       --------          --------
Gross profit.......................      85,184                           85,184
Selling, general and administrative
  expenses.........................      32,009                           32,009
Non-recurring expenses.............
Transaction fees...................
Loss guarantee
Depreciation and amortization......      16,428                           16,428
                                       --------       --------          --------
Operating income (loss)............      36,747                           36,747
Other income (expense):
  Interest income/other expense....       3,492                            3,492
  Interest expense.................      (6,225)       (15,725)(12)      (22,647)
                                                          (697)(12)
                                       --------       --------          --------
(Loss) income before income taxes..      34,014        (16,422)           17,592
Provision for income taxes.........      14,861         (6,263)(14)        8,598
                                       --------       --------          --------
Net (loss) income..................    $ 19,153       $(10,159)         $  8,994
                                       ========       ========          ========
EBITDA(15).........................    $ 53,175       $     --          $ 53,175
                                       ========       ========          ========

           See Notes to Unaudited Pro Forma Statement of Operations.

                             RAILWORKS CORPORATION

              NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

     1. Excludes results of operations of the 1998 Acquired Companies from November 4, 1998 to December 31, 1998 because they are included in the Consolidated Financial Statements of RailWorks for the year ended December 31, 1998.

     2. To reflect the reduction of insurance and employee benefit costs realized by RailWorks compared to the combined historical cost incurred by the Founding Companies and the Acquired Companies.

     3. To reduce compensation expense to the level the owners of the Founding Companies and the Acquired Companies have contractually agreed to receive subsequent to the acquisition of their companies. The employment agreements are generally for three years. This amount is net of incremental corporate expenses of $1.6 million.

     4. To reflect the savings realized on a lease renewal by Comstock and a reduction of compensation expense related to personnel of Comstock's former parent.

     5. To eliminate acquisition-related costs incurred by the Founding Companies and certain professional and other costs incurred by the Acquired Companies in anticipation of their acquisition by RailWorks.

     6. To record the issuance of 1,205,872 shares of restricted common stock (with no cash impact to RailWorks) to management, based on the IPO price of $12.00 per share.

     7. To eliminate non-cash compensation expense recorded as a result of the transfer of common stock from certain operating company managers to other employees of such operating companies at the price per share in effect on the date of transfer.

     8. To eliminate non-recurring expenses of RailWorks consisting of $2.9 million related to settlement of employee benefit obligations of one of the operating companies and corporate relocation costs and $2.2 million in estimated legal and settlement costs in connection with former operations of one of the operating companies.

     9. To eliminate offering expenses incurred in connection with the IPO.

     10. To eliminate the loss related to the specific contract performance of an unrelated venture which was guaranteed by one of the acquired companies.

     11. To record goodwill amortization expense using a 40-year estimated life, other intangible assets amortization using a 10-year estimated life and loan origination costs amortization using a 3-year estimated life.

     12. To reflect incremental interest expense related to the sale of the old notes of 11 1/2%, and amortization of related discount and transaction fees of $2.1 million over ten years, together with amortization of $4.8 million of interest and transaction fees for the $125 million Senior Subordinated Notes issued April 1, 1999.

     13. To reduce interest expense to reflect debt at the rates that would have been in effect for RailWorks in 1998.

     14. To record the incremental provision for federal and state income taxes at an assumed 39.0% effective tax rate increased by the effect of goodwill amortization which is not deductible for income tax purposes.

     15. EBITDA is the sum of earnings before interest, income taxes, depreciation and amortization expense. Included in EBITDA is income earned on contract retainages pursuant to contractual agreements with certain customers. EBITDA is presented because management believes that it is a widely accepted financial indicator of a company's ability to service

                             RAILWORKS CORPORATION
indebtedness. However, EBITDA does not represent net income or cash flow from operations as defined by generally accepted accounting principles, is not necessarily indicative of cash available to fund all cash flow needs, should not be considered as an alternative to net income or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of a company's operating performance or as a measure of liquidity. EBITDA is not necessarily comparable with similarly titled measures presented by other companies.

     The adjustments related to the 1999 Acquired Companies are based on preliminary estimates of the allocation of the purchase price and are subject to revision.

                             RAILWORKS CORPORATION

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1999
                             (DOLLARS IN THOUSANDS)

                                        RAILWORKS          1999                        PRO FORMA
                                       CORPORATION       ACQUIRED      PRO FORMA      FOR ACQUIRED    OFFERING       PRO FORMA AS
                                       HISTORICAL      COMPANIES(1)   ADJUSTMENTS      COMPANIES     ADJUSTMENTS       ADJUSTED
                                       -----------     ------------   -----------     ------------   -----------     ------------
Revenue..............................   $188,483         $50,923        $    --         $239,406       $    --         $239,406
Cost of revenue......................    149,199(2)       45,381         (2,243)(3)      192,337            --          192,337
                                        --------         -------        -------         --------       -------         --------
Gross profit.........................     39,284           5,542          2,243           46,069            --           46,069
Selling, general and
  administrative.....................     19,207           3,774           (614)(4)       20,293            --           20,293
expenses
                                                                            (68)(3)
                                                                         (1,006)(5)
Depreciation and amortization........      5,443(2)        3,337            471(6)         9,251            --            9,251
                                        --------         -------        -------         --------       -------         --------
Operating (loss) income..............     14,634          (1,569)         3,460           16,525            --           16,525
Other income (expense):
  Interest income/other expense......      1,061             584             --            1,645            --            1,645
  Interest expense...................     (6,458)         (1,257)            --           (7,715)       (2,698)(7)      (10,643)
                                                                                                          (230)(7)
                                        --------         -------        -------         --------       -------         --------
Income (loss) before income taxes....      9,237          (2,242)         3,460           10,455        (2,928)           7,527
Provision for income taxes...........      3,466             178          1,315(8)         4,959        (1,098)(8)        3,861
                                        --------         -------        -------         --------       -------         --------
Net income (loss)....................   $  5,771         $(2,420)       $ 2,145         $  5,496       $(1,830)        $  3,666
                                        ========         =======        =======         ========       =======         ========

EBITDA(9)............................   $ 20,077         $ 1,767        $ 3,931         $ 25,775       $    --         $ 25,775
                                        ========         =======        =======         ========       =======         ========

           See Notes to Unaudited Pro Forma Statement of Operations.

                             RAILWORKS CORPORATION

              NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

     1. Excludes results of operations of the 1999 Acquired Companies from their respective acquisition dates through June 30, 1999 because they are included in the Consolidated Financial Statements of RailWorks for the six months ended June 30, 1999.

     2. Depreciation and amortization expense includes $2.9 million of depreciation and amortization expense included in the Cost of Revenue category, as presented in the Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, filed with the Securities and Exchange Commission.

     3. To reflect the reduction of insurance and employee benefit costs realized by RailWorks compared to the combined historical cost incurred by the Founding Companies and the Acquired Companies.

     4. To reduce compensation expense to the level the owners of the Founding Companies and the Acquired Companies have contractually agreed to receive subsequent to the acquisition of their companies. The employment agreements are generally for three years. This amount is net of incremental corporate expenses of $100,000.

     5. To eliminate acquisition-related costs and certain professional and other costs incurred by the 1999 Acquired Companies in anticipation of their acquisition by RailWorks.

     6. To record goodwill amortization expense using a 40-year estimated life.

     7. To reflect incremental interest expense related to the sale of the old notes of 11 1/2% and amortization of related discount and transaction fees of $2.1 million over ten years, together with amortization of $4.8 million of interest and transaction fees for the $125 million Senior Subordinated Notes issued April 1, 1999.

     8. To record the incremental provision for federal and state income taxes at an assumed 39.0% effective tax rate increased by the effect of goodwill amortization which is not deductible for income tax purposes.

     9. EBITDA is the sum of earnings before interest, income taxes, depreciation and amortization expense. Included in EBITDA is income earned on contract retainages pursuant to contractual agreements with certain customers. EBITDA is presented because management believes that it is a widely accepted financial indicator of a company's ability to service indebtedness. However, EBITDA does not represent net income or cash flow from operations as defined by generally accepted accounting principles, is not necessarily indicative of cash available to fund all cash flow needs, should not be considered as an alternative to net income or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of a company's operating performance or as a measure of liquidity. EBITDA is not necessarily comparable with similarly-titled measures presented by other companies.

     The adjustments related to the 1999 Acquired Companies are based on preliminary estimates of the allocation of the purchase price and are subject to revision.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

     RailWorks acquired the Founding Companies concurrently with the consummation of the IPO on August 4, 1998. For accounting and financial statement purposes, Comstock Holdings, Inc. (one of the Founding Companies) was identified as the "accounting acquirer" consistent with the requirements of Staff Accounting Bulletin No. 97 of the SEC. All other acquisitions have been accounted for as purchases in accordance with Accounting Principles Board No. 16.

                                             PREDECESSOR COMPANY                        RAILWORKS(3)
                             ----------------------------------------------------    -------------------
                                                                                      SIX MONTHS ENDED
                                           YEAR ENDED DECEMBER 31,                        JUNE 30,
                             ----------------------------------------------------    -------------------
                             1994(1)    1995(1)    1996(1)    1997(1)    1998(2)       1998       1999
                             --------   --------   --------   --------   --------    --------   --------
                                                       (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS
DATA:
  Revenue..................  $157,749   $181,616   $188,767   $153,610   $212,533    $ 86,380   $188,483
  Cost of revenue..........   137,607    164,777    169,303    136,678    182,817      77,143    152,072
                             --------   --------   --------   --------   --------    --------   --------
  Gross profit.............    20,142     16,839     19,464     16,932     29,716       9,237     36,411
  Selling, general and
    administrative
    expenses...............    16,963     15,624     15,053     13,733     17,040       6,886     19,207
  Non-recurring expenses...        --         --         --         --     19,965(4)       --         --
  Transaction fees.........        --         --         --         --      1,281(5)       --         --
  Depreciation and
    amortization...........     1,447      1,263      1,365       (213)     2,105         (58)     2,570
                             --------   --------   --------   --------   --------    --------   --------
  Operating income (loss)..     1,732        (48)     3,046      3,412    (10,675)      2,409     14,634
  Interest expense.........       (38)      (871)    (2,023)    (1,761)    (2,334)       (858)    (6,458)
  Interest and other
    income.................     2,401      2,115        476        975      1,634         287      1,061
  Income (loss) before
    income taxes...........     3,134    (19,822)       558      2,626    (11,375)      1,838      9,237
  Net income (loss)........     2,782    (19,972)        58      1,428    (12,847)      1,121      5,771
  Ratio of earnings to
    fixed charges(6).......       4.5x         *(7)      1.2x      2.1x         *(7)      2.6x       2.3x

                                                     PREDECESSOR COMPANY                   RAILWORKS
                                            -------------------------------------   -----------------------
                                                     AS OF DECEMBER 31,                AS OF        AS OF
                                            -------------------------------------   DECEMBER 31,   JUNE 30,
                                            1994(1)   1995(1)   1996(1)   1997(1)     1998(2)        1999
                                            -------   -------   -------   -------   ------------   --------
                                                                (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Working capital(8)........................  $30,456   $31,915   $19,257   $26,500     $ 67,391     $102,096
Total assets..............................   89,168    86,108    84,344    68,352      228,636      442,618
Total debt................................       --    19,241    24,890    15,004       51,504      220,616
Stockholders' equity......................   56,329    20,567    16,990     1,438      110,008      117,863

---------------

(1) The selected historical consolidated financial data as of and for the fiscal years ended December 31, 1994, 1995, 1996 and 1997 are derived from the financial statements of Comstock Holdings, Inc., the accounting acquirer, and its predecessor, L.K. Comstock & Company, Inc., for the respective periods.
(2) The selected historical consolidated financial data for the fiscal year ended and as of December 31, 1998 are derived from the Company's Consolidated Financial Statements, which are comprised of financial data of:

     - Comstock Holdings, Inc., the accounting acquirer, for the year ended December 31, 1998;
     - the Founding Companies, other than Comstock Holdings, Inc., for the period from August 1, 1998 through December 31, 1998; and
     - the 1998 Acquired Companies for the period from November 4, 1998 through December 31, 1998.

(3) The selected consolidated financial data as of and for the six months ended June 30, 1998 and 1999 are derived from the unaudited Consolidated Financial Statements of RailWorks contained elsewhere in this prospectus. In the opinion of management, such unaudited statements include all adjustments (consisting of only normal recurring accruals) necessary for a fair presentation of the financial position and results of operations of RailWorks for such periods. RailWorks's results of operations for the six months ended June 30, 1999 are not necessarily indicative of the results that may be expected.
(4) Consists of $14.5 million in restricted common stock granted to the officers of RailWorks, $2.9 million related to settlement of employee benefit obligations of one of the operating companies and corporate relocation costs, $2.2 million in estimated legal and settlement costs in connection with former operations of one of the operating companies and $400,000 in common stock gifts made by certain employees of an operating company to other employees of that operating company.
(5) Represents offering expenses incurred in connection with the IPO.
(6) The ratio of earnings to fixed charges is calculated by dividing the fixed charges into net income before taxes and minority interests plus fixed charges. Fixed charges consist of interest expense, amortization of deferred debt issuance costs and the estimated interest component of rent expense.
(7) Earnings were inadequate to cover fixed charges by $19,822 in 1995 and $11,375 in 1998.
(8) Working capital is the sum of cash, accounts receivable, costs and estimated earnings in excess of billings on uncompleted contracts, inventories, deferred tax asset and other current assets, less the sum of current maturities of long-term debt, accounts payable and accrued liabilities, accrued payroll and related withholdings, billings in excess of costs and estimated earnings on uncompleted contracts and other current liabilities.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

     The following discussion of the financial condition and results of operations should be read in conjunction with our consolidated financial statements and the related notes appearing elsewhere in this prospectus.

     This discussion contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Our actual results may differ from the results discussed in the forward-looking statements. Factors that could cause or contribute to those differences include, without limitation, those discussed in this prospectus under "Business" and this "Management's Discussion and Analysis of Financial Condition and Results of Operations", as well as those discussed elsewhere in this prospectus.

GENERAL

     RailWorks Corporation was formed in March 1998 to become a leading nationwide provider of rail system services, including construction and rehabilitation, repair and maintenance, and related products. We primarily perform services pursuant to contracts for the completion of specific projects, some of which take up to five years to complete. On most projects, we contract directly with rail system operators, while on other projects we act as a subcontractor.

     In August 1998, we acquired in separate concurrent transactions 14 Founding Companies engaged principally in the rail system services and products business and we consummated our IPO. In November 1998, we acquired the two 1998 Acquired Companies and, in the first quarter of 1999, we acquired the four 1999 Acquired Companies. Except for the acquisition of Comstock Holdings, Inc., referred to as "Comstock", a Founding Company, all of the acquisitions have been accounted for as purchases in accordance with Accounting Principles Board No. 16.

     For accounting and financial statement purposes, Comstock has been identified as the accounting acquirer consistent with the SEC's Staff Accounting Bulletin No. 97 because its owners received the largest portion, 34.6%, of the shares of common stock issued to the owners of the Founding Companies at the time of their acquisition. The historical financial statements prior to August 4, 1998 are those of Comstock.

     Our consolidated balance sheet as of December 31, 1998, includes the Founding Companies and the 1998 Acquired Companies. The results of operations for the year ended December 31, 1998, and the statement of cash flows for the year ended December 31, 1998 include the results of operations and cash flows of Comstock for the entire period, the results of operations and cash flows of the Founding Companies from August 1, 1998 and the results of operations and cash flows of the 1998 Acquired Companies from November 4, 1998. RailWorks conducted no operations prior to the consummation of its IPO other than the acquisitions of the Founding Companies and the financing activities related thereto, including the IPO, and had no revenue or operating expenses prior to August 1, 1998. Consequently, management believes that RailWorks, or individual Founding Company and 1998 Acquired Company financial comparisons, are not meaningful.

     The Founding Companies and the Acquired Companies have operated historically under varying tax structures, including both S and C corporations, which have influenced the historical level of owners' compensation. Certain executive officers of each of the Founding Companies and the Acquired Companies have entered into employment agreements with the Company. The aggregate compensation paid to such executive officers has been reduced as reflected in the Unaudited Pro Forma Statement of Operations included elsewhere in this Offering Memorandum. Following the initial two-year term of the employment agreements, we will reevaluate our compensation structure after examining operating results and the value of the services those individuals provide us.

     Prior to their affiliation with RailWorks, the Founding Companies and the Acquired Companies were privately owned and managed as separate entities. Operating performance and management compensation depended on regional market conditions and the priorities and strategies of individual owners. For example, under private ownership these companies experienced limitations on project bonding capacity, access to capital and human resources. In addition, many of these companies operated under an S corporation tax structure. In many instances, management and employee compensation was not necessarily directed toward the achievement of growth in profitability. As part of RailWorks, these businesses have access to significantly more resources, including higher bonding capacity, lower input costs through greater purchasing power, access to lower cost capital and cross-selling opportunities.

REVENUE AND COSTS

     RailWorks recognizes revenue from fixed price contracts using the percentage-of-completion method, measured by the percentage of costs incurred to date to management's estimate of total cost for each contract. Changes in job performance, job conditions and estimated profitability may result in revisions to cost and income, which are recognized in the period in which the revisions are determined. Revenue from time-and-material contracts are recognized currently as the work is performed.

     Contract costs consist principally of wages and benefits of employees, subcontracted services, materials, parts and supplies, depreciation and other vehicle expenses and equipment rental, as well as indirect costs related to contract performance. Contract costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

     In the case of product sales, the Company recognizes revenue when products are delivered to customers pursuant to shipping agreements. Cost of goods sold includes raw materials cost and production cost.

RESULTS OF OPERATIONS

Historical -- Six Months Ended June 30, 1999 Compared to Six Months Ended June 30, 1998

     Revenue. Revenue increased $102.1 million, or 118.2%, from $86.4 million for the six months ended June 30, 1998 to $188.5 million for the six months ended June 30, 1999. The increase was due to the fact that the 1998 data is that of Comstock alone. The 1999 data includes Comstock as well as the other twenty-four companies that now comprise RailWorks Corporation.

     Gross Profit. Gross profit increased $27.2 million or 294.2% from $9.2 million for the six months ended June 30, 1998 to $36.4 million for the six months ended June 30, 1999. The increase was due to the fact that the 1998 data is that of Comstock alone. The 1999 data includes Comstock as well as the other twenty-four companies that now comprise RailWorks Corporation. The gross profit percentage increased from 10.7% for the six months ended June 30, 1998 to 19.3% for the six months ended June 30, 1999. This increase was the result of higher profitability associated with the mix and type of work performed during the second quarter of 1999 by the consolidated group as compared to historical Comstock margins.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $12.3 million or 178.9%, from $6.9 million for the six months ended June 30, 1998 to $19.2 million for the six months ended June 30, 1999. The increase is due to the fact that the 1998 data is that of Comstock alone. The 1999 data includes Comstock as well as the twenty-four other companies that now comprise RailWorks Corporation. As a percentage of revenue, selling, general and administrative expenses increased from 8.0% for the six months ended June 30, 1998 to 10.2% for the six months ended June 30, 1999. This percentage increase was a result of acquired companies having higher overhead selling, general and administrative cost structures than Comstock.

     Net Income. Net income increased $4.7 million, or 414.8%, from $1.1 million for the six months ended June 30, 1998 to $5.8 million for the six months ended June 30, 1999, as a result of the items mentioned above.

Historical -- Year Ended December 31, 1998

     Revenue was $212.5 million for the year ended December 31, 1998. Cost of revenue was $182.8 million. Gross profit for the year ended December 31, 1998 was $29.7 million. Selling, general and administrative expenses were $38.3 million, including non-recurring expenses of $20.0 million and transaction fees of $1.3 million recorded during the third quarter related to the IPO. The $20.0 million of non-recurring expenses consists of a non-cash compensation charge of $14.9 million for stock grants issued to management resulting from the consummation of the IPO, $2.9 million related to the settlement of certain employee benefit obligations and relocation expenses and $2.2 million for estimated legal and settlement costs in connection with certain claims and litigation associated with our former west coast operations. Included in other income in the fourth quarter was a gain of $861,000 on the disposition of our Longview, Washington industrial electrical contracting division. This divestiture was in conjunction with Comstock's change in strategic focus to rail-based transit projects. The net loss for the year ended December 31, 1998 was $12.8 million.

Pro Forma Founding Companies -- Year Ended December 31, 1998 Compared to the Year Ended December 31, 1997

     The presentation below provides the pro forma results of operations of the Founding Companies as if the Founding Companies had been acquired on January 1, 1997. The presentation only includes the results of the 1998 Acquired Companies from November 4, 1998 to December 31, 1998. Acquired Companies are otherwise excluded. The presentation includes pro forma results of the Founding Companies and the Acquired Companies on a combined basis, see Pro Forma Financial Statements beginning on page 21.

     The pro forma results of operations of RailWorks for the periods presented may not be comparable to, and may not be indicative of, our actual results of operations because (1) the Founding Companies and the Acquired Companies were not under common control or management during the periods presented and (2) the pro forma data do not reflect all of the potential benefits and cost savings RailWorks expects to realize as a result of operating as a combined entity. The following discussion should be read in conjunction with the Unaudited Pro Forma Financial Statements and the related notes appearing elsewhere in this prospectus.

     The following table sets forth selected pro forma financial data for the periods indicated.

                                                              UNAUDITED PRO FORMA
                                                             RESULTS OF OPERATIONS
                                                     --------------------------------------
                                                            YEAR ENDED DECEMBER 31,
                                                     --------------------------------------
                                                           1997                 1998
                                                     -----------------    -----------------
                                                             (DOLLARS IN THOUSANDS)
Revenue..........................................    $256,508    100.0%   $269,498    100.0%
Cost of revenue..................................     219,400     85.5     227,052     84.2
                                                     --------             --------
Gross profit.....................................      37,108     14.5      42,446     15.8
Selling, general and administrative expenses.....      20,848      8.1      19,317      7.2
Depreciation and amortization....................       5,038      2.0       5,389      2.0
                                                     --------             --------
Operating income.................................      11,222      4.4      17,740      6.6
Interest and other income (expenses), net........      (1,063)    (0.4)       (833)    (0.3)
                                                     --------             --------
Income before income taxes.......................      10,159      4.0      16,907      6.3
                                                     --------             --------
Net income.......................................    $  5,438      2.1    $  8,812      3.3
                                                     ========             ========

     Revenue. Revenue increased $13.0 million, or 5.1%, from $256.5 million for the year ended December 31, 1997 to $269.5 million for the year ended December 31, 1998. The increase was primarily due to growth of the Company's transit services segment, which grew at 7.1% and represented $11.0 million in additional revenue.

     Gross Profit. Gross profit increased $5.3 million, or 14.4%, from $37.1 million for the year ended December 31, 1997 to $42.4 million for the year ended December 31, 1998. As a percentage of revenue, gross profit increased to 15.8% for the year ended December 31, 1998 from 14.5% for the year ended December 31, 1997. The increase in gross profit was due to the higher revenue base and improved revenue mix as a result of higher margin contracts.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses decreased $1.5 million, or 7.3%, from $20.8 million for the year ended December 31, 1997 to $19.3 million for the year ended December 31, 1998. As a percentage of revenue, selling, general and administrative expenses decreased from 8.1% for the year ended December 31, 1997 to 7.2% for the year ended December 31, 1998. The decrease in selling, general and administrative expenses was the result of decreased salaries and wages during 1998.

     Net Income. Net income increased to $8.8 million for the year ended December 31, 1998 from $5.4 million for the year ended December 31, 1997, an increase of $3.4 million, or 62.0%. As a percentage of revenue, net income increased to 3.3% for the year ended December 31, 1998 from 2.1% for the year ended December 31, 1997. The increase was the result of the increase in revenue and profitability discussed above.

Historical -- December 31, 1997 Compared to December 31, 1996 -- Comstock Holdings, Inc.

     Founded in 1904, L.K. Comstock & Co., Inc. ("L.K. Comstock"), a wholly-owned subsidiary of Comstock, is one of the largest electrical contractors in the United States based on revenue. L.K. Comstock specializes in power, communication and signaling installations for rail-based transit systems and also provides electrical contracting services for commercial buildings, heavy industrial and manufacturing plants and power plants. Through incremental investments from 1986 through 1989, L.K. Comstock's former parent company, Comstock Group, Inc. ("CGI"), was acquired by Spie Enertrans S.A. ("Spie"), a multinational electrical engineering firm headquartered in Paris, France. During Spie's ownership, L.K. Comstock sought to increase revenue by expanding its non-transit operations in California and entering into joint ventures to design and build large power and industrial projects in other locations. Effective January 1, 1997, L.K.

Comstock was acquired (the "Comstock Acquisition") from Spie by Comstock, a corporation owned by certain employees of L.K. Comstock.

     Following the Comstock Acquisition, Comstock's management instituted a plan to reduce Comstock's costs and improve profitability. As a result of this plan, Comstock has reduced general and administrative expenses by eliminating certain management positions, including those of several French expatriates, and reducing its Los Angeles-based staff. Comstock also improved gross profit margins through (1) improved control over contract costs by consolidating transit project estimating and bidding functions and (2) exiting unprofitable, risky operations which had been expanded under Spie's ownership (such as electrical projects for traffic systems, non-rail projects in California and large joint ventures for the design and construction of power and industrial plants). Under joint ventures with general construction contractors, as preferred by Spie, Comstock had limited management control and was subject to increased costs due to general contract conditions. Following the Comstock Acquisition, management focused the business to benefit from its core competencies, including rail-based transit projects. However, Comstock's electricians and supervisors are capable of performing services on rail and non-rail projects, thus enabling the efficient use of experienced labor on projects in response to demand. Additionally, its accounting and management systems are designed to provide necessary information for both rail and non-rail projects. In 1997, Comstock derived 56.7% of its revenue and 58.6% of its gross profit from rail-related projects as compared to 48.1% and 48.5%, respectively, in 1996.

     Revenue. Revenue decreased to $153.6 million for the year ended December 31, 1997 from $188.8 million for the year ended December 31, 1996, a decrease of $35.2 million, or 18.6%. This decrease was due to a decrease in revenue from Comstock's power and industrial operations attributable to the completion of certain large projects in 1996 and early 1997 that were not immediately replaced, as well as a decrease in revenue from Comstock's traffic operations, offset in part by an increase in revenue from Comstock's commercial operations. The decrease in revenue from traffic operations, as well as a portion of the decrease in revenue from power and industrial operations, were due to the change in strategic focus discussed above and it is unlikely that such projects will be replaced. Rail-related revenue did not change significantly from 1996 to 1997 due to limited bonding capacity.

     Gross Profit. Gross profit decreased to $16.9 million for the year ended December 31, 1997 from $19.5 million for the year ended December 31, 1996, a decrease of $2.5 million, or 13.0%. As a percentage of revenue, gross profit increased to 11.0% for the year ended December 31, 1997 from 10.3% for the year ended December 31, 1996. Gross profit decreased as a result of the decline in revenue, offset in part by tighter cost controls implemented by management and a reduction in the amount of activity in traffic and Los Angeles-based non-rail projects which had significantly lower margins. Additionally, 1996 gross profit benefited from a reduction in contract reserves of approximately $3.0 million related to the settlement of outstanding project contingencies.

     General and Administrative Expenses. General and administrative expenses decreased to $13.7 million for the year ended December 31, 1997 from $15.1 million for the year ended December 31, 1996, a decrease of $1.3 million, or 8.8%. This decrease was a result of the tighter cost controls implemented by management, including reductions in executive and administrative staff in the power, industrial and Los Angeles-based non-rail operations. As a percentage of revenue, general and administrative expenses increased to 8.9% for the year ended December 31, 1997 from 8.0% for the year ended December 31, 1996. This increase was the result of the decrease in revenue.

     Net Income. Net income increased to $1.4 million for the year ended December 31, 1997 from $58,000 for the year ended December 31, 1996, an increase of $1.3 million. For each period, net income as a percentage of revenue was less than 1%. The increase in net income was partially due to the reduction of general and administrative expenses discussed above and the elimination of management expenses of $941,000 paid to Spie and related entities in 1996. In addition, as a result of the Comstock Acquisition and the related purchase accounting, approximately $1.6 million of depreciation and amortization were eliminated in 1997 as compared to 1996. These factors were partially offset by the decrease in gross profit due to the factors discussed above.

QUALITATIVE AND QUANTITATIVE DISCLOSURES ABOUT MARKET RISK

     RailWorks is subject to market risk associated principally with changes in interest rates. Interest rate exposure has been principally limited to the $49.3 million of long-term debt under our revolving credit agreement outstanding at December 31, 1999. Approximately 80% of that debt is priced at interest rates that float with the market. A 50 basis point movement in the interest rate on the floating rate debt would have resulted in an approximate $200,000 annualized increase or decrease in interest expense and cash flows. The remaining debt is either fixed-rate debt or debt that has been essentially fixed through the use of interest rate swaps. RailWorks will from time to time enter into interest rate swaps on its debt, when it believes there is a clear financial advantage for doing so. RailWorks does not use derivative financial or commodity instruments for trading purposes and the use of such instruments is subject to strict approval levels by senior officers. Typically, the use of such derivative instruments is limited to interest rate swaps on our outstanding long-term debt. Our exposure related to such derivative instruments is, in the aggregate, not material to our financial position, results of operations and cash flows.

     In March 1999, RailWorks entered into a hedge instrument with First Union National Bank known as a "swaption", or a collared swap for a notional amount of $50.0 million. This agreement, which carries no premium, allows us to "swap" into a fixed interest rate beginning March 31, 1999 at no lower than 5.73% and no higher than 6.23% against the current swap rate, which was 5.93% at the time of trade. This instrument protects RailWorks against dramatic swings in interest rates in anticipation of the pricing of this offering. RailWorks currently intends to unwind the agreement upon the pricing of this offering.

FLUCTUATIONS IN QUARTERLY OPERATING RESULTS

     The Founding Companies and the Acquired Companies have in the past experienced quarterly variations in revenue, operating income (including operating losses), net income (including net losses) and cash flows (including operating cash flow deficits) as a result of various factors, including projects commenced and completed during a quarter, the number of business days in a quarter and the size and scope of projects. A variation in the number of projects, progress on projects or the timing of the initiation or completion of projects can cause periods in which certain operating resources are not generating revenue and can cause significant variations in operating results between reporting periods. Negative fluctuations have been particularly pronounced, and net losses have been incurred, in the first and fourth calendar quarters, generally due to adverse weather conditions. We expect to continue to experience such quarterly fluctuations in operating results, including possible net losses. See "Risk Factors -- Risks Relating to RailWorks -- Certain Operating Companies Have a History of Losses" and "-- The Rail System Industry is Cyclical".

LIQUIDITY AND CAPITAL RESOURCES

     On August 4, 1998, we completed the IPO of 5.0 million shares of its common stock at a price of $12.00 per share. We raised approximately $52.5 million of capital, net of underwriting discounts and other offering expenses, of which approximately $51.1 million was used for the cash portion of our acquisitions of the Founding Companies and approximately $1.4 million was used for the repayment of debt.

     At June 30, 1999, RailWorks had working capital of approximately $102.1 million, a $34.7 million increase from December 31, 1998 when working capital was $67.4 million. Net cash used in operating activities was approximately $21.8 million for the six months ended June 30, 1999. Net cash used in investing activities was approximately $84.0 million for the six months ended June 30, 1999, which included $72.7 million of cash for acquisitions. Net cash provided by financing activities for the six months ended June 30, 1999 was approximately $106.7 million, which included $125 million from the issuance of the existing notes. Also included in financing activities was $141.2 million from the issuance of long-term borrowings, offset by debt repayment of approximately $155.4 million.

     At December 31, 1998, RailWorks had working capital of approximately $67.4 million. Net cash used in operating activities for the year ended December 31, 1998, was approximately $13.9 million. Net cash used in investing activities for the year ended December 31, 1998 was approximately $54.4 million which consisted of $52.5 million of cash for acquisitions (including $49.5 million for the Founding Companies) and $1.3 million for purchase of equipment and leasehold improvements. Net cash provided by financing activities for the year ended December 31, 1998 was approximately $70.0 million, which included $52.5 million from the issuance of common stock relating to the IPO and borrowings of approximately $61.3 million, offset by debt repayment of approximately $41.2 million.

     Capital expenditures were $7.4 million, $1.3 million, $448,000 and $690,000 in the six months ended June 30, 1999, fiscal 1998, 1997 and 1996, respectively. Historically, capital expenditures have been, and future expenditures are anticipated to be, primarily to support expansion of our operations, including its management information systems. Our capital expenditures over the next several years, as a percentage of its revenues, are expected to decrease compared to those of the past three fiscal years.

     We anticipate capital expenditures of approximately $5.0 million for equipment and leasehold improvements over the balance of 1999. This investment, which we expect to finance primarily by working capital and vendor financing, relates to the anticipated facility consolidations of the operating companies, the installation of a comprehensive financial reporting computer system and the purchase of supplemental machinery and equipment needed to meet operational demands. We have no other significant commitments for future capital expenditures, although it is likely that cash outflows for business acquisitions and equipment leases will continue.

     Cash for acquisitions and working capital are financed by funds generated from operations, together with borrowings under our credit facilities with NationsBank, N.A. We have in place a three-year, $105 million senior revolving credit facility. At June 30, 1999, pro forma for the sale of the old notes and the application of the net proceeds, we would have had $85.6 million of the credit facility available for borrowing. At June 30, 1999, we had $62.3 million of borrowings outstanding under the credit facility, which bore interest at a weighted average annual rate of 7.45% as of such date. The credit facility is secured by a first lien on all of the capital stock of our subsidiaries and on all accounts receivable of RailWorks and its subsidiaries. The credit facility contains a negative pledge on all of our other assets and the assets of our subsidiaries and other usual and customary covenants and events of default for transactions of the type contemplated by the credit facilities. Borrowings under the credit facility bear interest, at our option, at an interest rate equal to
(1) LIBOR plus the applicable margin for LIBOR loans, which ranges from 125 basis points to 250 basis points based on the ratio of Funded Debt to EBITDA, as such terms are defined in the credit facility, or (2) the Alternate Base Rate, which is defined as the higher of (a) the NationsBank prime rate and (b) the Federal Funds rate plus 50 basis points, plus up to 125 basis points based on the ratio of Funded Debt to EBITDA. We may also finance future acquisitions with shares of common stock and contingent consideration.

     In connection with some acquisitions, we have agreed, and in the future may agree, to pay additional consideration based on operating results of the acquired entity. The payment of any such earnouts could result in an increase in the purchase prices of such acquisitions and, as a result, additional goodwill.

     We believe that funds generated from operations, together with existing cash, the net proceeds of this offering and borrowings under the $105 million credit facility, will be sufficient to finance its current operations, planned capital expenditures, pending acquisitions and internal growth for at least the next several years. If we were to make a significant acquisition for cash, it may be necessary for us to obtain additional debt or equity financing.

INFLATION

     We do not believe that inflation has had a material effect on its results of operations in recent years. However, there can be no assurance that our business will not be affected by inflation in the future.

YEAR 2000

     We have developed a plan to address Year 2000 issues. The plan addresses three main areas: (a) information systems; (b) embedded chips; and (c) supply chain readiness (including customers as well as inventory and non-inventory suppliers). To oversee the process, we have established a committee comprised of accounting and information systems personnel who are reporting regularly to the board of directors and the Audit Committee.

     We have completed evaluation and testing its internal information systems and has substantially completed remediation and upgrading of these systems. With respect to other equipment with date sensitive operating controls, such as manufacturing equipment, HVAC, security and other similar systems, we have substantially completed remediation or replacement of these items. We are continuing the process of identifying and contacting suppliers, both inventory and non-inventory, and customers to determine the state of their Year 2000 readiness.

     Based upon our current estimates, we do not expect incremental out-of-pocket costs of its Year 2000 program to exceed $50,000. As of June 30, 1999, approximately $25,000 of these funds had been spent. These costs are expected to include third party consultants, remediation of existing computer software and replacement and remediation of embedded chips. These costs do not include internal management time and the deferral of other projects, the effects of which we do not expect to be material to our results of operations or financial condition.

     At this stage of the process, we believe that it is difficult to specifically identify the most reasonably likely worst case Year 2000 scenario. As with all service providers and manufacturers, a reasonably likely worst case scenario would be the result of failures of third parties, including, without limitation, governmental entitles and entities with which we have no direct involvement, that continue for more than several days in various geographic areas where we provide services, its products are manufactured or from which we source raw materials and components. In connection with our manufacturing and supply of raw materials and components, we are considering various contingency plans. Any such plans would necessarily be limited to matters which we can reasonably control.

     Our Year 2000 efforts are ongoing and our overall plan, as well as the consideration of contingency plans, will continue to evolve as new information becomes available. While we anticipate continuity of our business activities, that continuity will be dependent upon our ability, and the ability of third parties upon whom we rely directly or indirectly, to be Year 2000 compliant.

                                    BUSINESS

OVERVIEW

     RailWorks Corporation is a leading provider of integrated rail system services and products to a diverse base of customers throughout the United States. Management believes RailWorks is positioned to grow significantly due to its ability to comprehensively design, supply, construct and maintain rail systems. We base our strategy on providing a full range of rail-related services and products on a "turnkey" basis throughout North America and offering rail system solutions under the "RailWorks" brand. RailWorks provides track construction, rehabilitation, repair, maintenance and operations; rail electrification and installation of communication and signaling systems; and related products and supplies. We provide these services to a wide variety of customers, including Class I and shortline railroads, publicly funded transit authorities and commercial and industrial companies. RailWorks also provides non-rail products and services such as electrical contracting, bridge and highway support structures and related concrete products.

INDUSTRY OVERVIEW

     The rail passenger and freight industries have undergone significant changes in recent years. Changes in the industry have affected Class I railroads, shortline and regional railroads, passenger railroads and transit systems. In addition, industrial and other commercial companies that own and maintain their own rail systems have become more focused on transportation logistics and achieving cost efficiencies. These changes have resulted in an ongoing reconfiguration of the country's rail infrastructure, significant new construction projects and emerging demand for outsourced construction, rehabilitation, repair and maintenance services.

     Total Expenditures. Based on information published by the Association of American Railroads (the "AAR") and the American Public Transit Association ("APTA"), management estimates that expenditures by rail system operators for domestic new construction, rehabilitation, repair and maintenance were approximately $16 billion in 1998. Management estimates that the breakdown of expenditures was as follows:

                                     [LOGO]

     We also believe that expenditures for these services outside the United States have increased significantly in recent years as a result of infrastructure construction and modernization programs, as well as privatization of large rail systems. In many instances, foreign governments and companies have sought the expertise of designers, engineers and construction managers in the United States.

     Class I Railroads. According to the AAR, Class I track usage (defined as tons shipped per track mile) has increased significantly from 4.7 million in 1988 to 7.8 million in 1997, representing a 5.9% compound annual growth rate. As a result of industry consolidation, there are only eight Class I railroads, as defined by the Surface Transportation Board, operating in the United States today, compared to 27 in 1980. These railroads are Burlington Northern Sante Fe Railway, CSX Transportation, Kansas City Southern Lines, Norfolk Southern Railway Company, Union Pacific Railroad, Canadian National, Canadian Pacific and Consolidated Rail Corporation. According to the AAR, these railroads accounted for 71% of the rail mileage operated in the United States and 91% of railroad revenue in 1997. In recent years, the Class I railroads have sought to rationalize their systems, for example by "double-tracking" certain high traffic main lines and abandoning portions of their systems that generate lower volumes of traffic. Mergers of Class I systems have also created significant construction projects as the systems are reconfigured and integrated. Historically, the major railroads have been vertical organizations that sought to perform their own construction and maintenance by utilizing specialized workforces and equipment for these functions. Management believes that as Class I railroads seek to continue to improve their cost structures, they will increasingly continue to outsource certain construction and maintenance functions to independent contractors.

     Shortline and Regional Railroads. In recent years, the number and coverage of shortline and regional railroads, i.e., those railroads which are not Class I railroads, have increased significantly. The Staggers Rail Act of 1980 provided for partial deregulation of the railroad industry and created mechanisms by which larger railroads could more easily dispose of portions of rail line. Since that time, the larger railroad systems in the United States have streamlined their operations by disposing of portions of their systems that generate lower volumes of traffic and other companies have acquired portfolios of shortline railroads. According to the AAR, there are approximately 550 shortline and regional railroads, which in the aggregate generated approximately 9% of all railroad revenue in 1997. The percentage of total track miles operated by shortline and regional railroads in the United States increased to 29% in 1997 from approximately 17% in 1986. Shortline and regional railroads spend a relatively large portion of their capital and operating budgets on maintenance of their track assets, because these assets are often in poor condition when they are acquired. These railroads typically utilize independent contractors for their maintenance and construction programs, because they do not have systems large enough to support the purchases of equipment and development of workforces that would be required for these functions.

     Passenger Rail Transit Services. The growth of major metropolitan areas and the aging of existing rail systems have resulted in significant developments in passenger rail transit services. Heavy rail, commuter rail (service between metropolitan and suburban areas) and light rail (typically, short trains operating on rights-of-way that are not separated from other traffic) have emerged as attractive alternatives to bus or automobile transit and older commuter rail systems have been rehabilitated and extended to handle increased ridership. Many older urban systems (such as the New York City subway system) are undergoing significant rehabilitation and/or modernization, while major heavy rail systems built in the 1970s (such as the systems in San Francisco and Atlanta) are being extended and upgraded. Additionally, there have been several recent initiatives to develop high-speed rail transit networks between major urban areas (for example, in Florida and the Northeast corridor). According to APTA, there are now 18 commuter rail agencies in 14 urban areas, 14 heavy rail agencies in 11 urban areas and 23 light rail agencies nationwide. According to APTA, commuter and light rail ridership has increased 30% and 99%, respectively, from 1985 to 1997. Since 1979, approximately 16 cities have constructed new light rail-based transit systems and other cities have either extended or refurbished their existing systems, with ridership increasing by approximately 150% over the period from 1978 through 1996. In June 1998, the President signed the Transportation Equity Act for the 21st Century ("TEA 21"), which is expected to provide $42 billion of funds for transit projects through 2003. See "Government Regulation -- TEA 21." This represents more than a 50% increase of funding from the previous six-year period. According to APTA, in 1997, 53.7% of transit spending was derived from federal funding with the balance derived from state and local sources. Accordingly, opportunities to provide rail-related signaling, communication, electrical and track system construction, rehabilitation, repair and maintenance services for transit systems have increased and are expected to continue to increase significantly.

     Industrial Companies. Companies install trackwork in their plants to transport raw materials, equipment and finished goods. This trackwork consists of connector lines that provide access to Class I or shortline railroads and railyards to coordinate the shipment and delivery of cargo to and from their plants. Companies are responsible for maintaining their own track and typically construct and reconfigure trackage as part of plant construction and expansion. Companies seek to optimize their track infrastructure in order to (1) reduce the risk of accidents that can cause delays, property damage, and environmental spills, (2) gain access to competing railroads to drive down costs and (3) reduce transportation costs by minimizing the switching of railcars which is time consuming and expensive. Such companies generally do not have the internal resources to perform these services and typically use independent contractors to design, construct and maintain these rail lines.

COMPETITIVE STRENGTHS

     Breadth of Services and Products. Management believes that RailWorks offers a broader range of services and products than most industry participants. We believe that larger rail system operators are seeking to establish relationships with contractors that specialize in rail system services and products and that can provide efficient, integrated solutions over the entire life cycle of their assets. We further believe that rail system operators and industrial companies increasingly seek to enter into arrangements with a smaller number of companies that can provide integrated services on a national or regional basis, in order to ensure centralized management of their rail assets, adherence to uniform quality standards and more cost-effective procurement practices. We cross-sell our services and products by combining the strengths of the operating companies to provide its customers with integrated rail system solutions. For example, we combine our design and engineering services with track construction to offer a turnkey approach to track construction projects. Our ability to bundle services, including construction, rehabilitation and maintenance, under a single contract has allowed us to compete more effectively against companies that provide a more limited range of services.

     Expansive Geographic Coverage. Our 48 operating facilities provide us with expansive geographic coverage that enables us to reach customers throughout North America. These multiple facilities enable us to undertake projects more cost effectively than we could without local facilities. RailWorks can perform projects at multiple locations for our national account customers, enabling our customers to use a single company for rail system projects throughout the United States and Canada. We also can allocate equipment and technical specialists throughout the United States and Canada to maximize asset utilization, satisfy regional demand and complete projects in remote locations. We believe our broad geographic presence reduces the impact of local and regional economic cycles, and reduces weather-related or seasonal variations in our business.

     Significant Market Presence. In an industry that has traditionally been comprised of regional competitors, we believe our size gives us a competitive advantage. Our substantial contract bonding capacity allows us to bid on additional projects and more substantial projects to which smaller companies may not have access. Our ability to bid on these additional projects has allowed us to significantly increase our project backlog since August 1998. In addition, our size provides significant economies of scale in terms of materials purchasing, capital expenditures and administrative costs.

     Diverse Sources of Revenue. We derive a significant portion of our revenue from public transit authorities whose funding is appropriated from federal, state and local sources which makes those funds less sensitive to economic cycles. In addition, a portion of our work is related to government-mandated safety standards and we therefore cannot postpone it. We sell our services through a large number of individual contracts. No contract accounted for more than 3.9% of our pro forma revenue for the year ended December 31, 1998. More than half of our contracts have a duration in excess of one year, providing us with a significant source of future revenue. We have strong relationships with a wide variety of customers, including:

     Class I railroads that have utilized RailWorks for repair and maintenance, construction or engineering and supply:

     - CSX Transportation

     - Union Pacific Railroad

     - Burlington Northern Santa Fe Railway

     - Canadian National Railway

     Shortline and regional railroads that have contracted with RailWorks for track construction and maintenance work or product supply:

     - Alaska Railroad Corp.

     - Louisville & Indiana Railroad

     - Indiana Southern Railroad Company

     - Indiana & Ohio Rail Systems

     Publicly funded transit authorities that have contracted with RailWorks for electrical installations, signaling, communications and station projects:

     - New York City Transit Authority

     - New York Department of Transportation

     - Los Angeles Metropolitan Transit Authority

     - Connecticut Department of Transportation Rail Division

     Commercial and industrial companies that have contracted with RailWorks for track construction and maintenance and non-rail electrical contracting work:

     - United States Steel

     - Bethlehem Steel

     - Morse Diesel

     - Babcock & Wilcox

     Experienced Management. Our senior operating managers have an average of 26 years of experience in the rail services and products industry, and many of them are or have previously served as leaders of industry trade groups. We use a corporate management structure that allows these senior managers to focus on marketing and growing their operations instead of administrative responsibilities. Management has created a culture of cooperation and teamwork among the operating companies that emphasizes dissemination of best practices among our regional and local management teams. For example, management believes that RailWorks can successfully implement best practices in the areas of 24-hour emergency rerailment services, annual maintenance contracts and efficient inventory management. As of October 15, 1999, the

RailWorks directors and executive officers and the senior managers of the
operating companies beneficially owned an aggregate of      % of the RailWorks
outstanding common stock.

STRATEGY

     Key elements of our strategy include the following:

     Capitalize on Scale and Geographic Coverage. By combining the operations of the Founding Companies and the Acquired Companies, we have achieved greater size and scope than regional and local contractors. We believe that we will be able to achieve continued internal growth by building our national accounts program to serve rail customers with multiple sites and by enhancing our sales and marketing programs. Management expects to leverage our geographic network and greater bonding capacity to increase our business. We currently have very limited international operations but over time we may increase our activity in international markets, where privatizations of railroads and large transit projects are creating increased demand for sophisticated design and construction management services. We also share equipment and labor while managing multiple work sites. We believe that this process of sharing resources and our comprehensive bidding capabilities enable us to compete more effectively.

     Utilize Cross-selling. The Founding Companies and the Acquired Companies have provided RailWorks with a broad range of rail-related services and products. We intend to leverage our existing customer base to "cross-sell" these services and products. For example, we will seek to provide additional track construction and maintenance services to Class I railroads who are already significant buyers of our track supplies. We also intend to continue to emphasize the marketing of rail maintenance programs, which provide recurring revenue and strengthen customer relationships. We have been successful in leveraging our maintenance relationships to obtain new rail system installation projects. In addition, by placing a stronger emphasis on our design and engineering services we expect to gain access to more track construction opportunities.

     Expand Through Acquisitions. Management believes RailWorks is well-positioned to capitalize on the consolidation of the rail system services and products industry on a regional and nationwide basis. We have created an efficient operating platform that management expects will facilitate the integration of future acquisitions. Our acquisition program includes expanding geographic coverage throughout North America, broadening our lines of services and products, and adding density and operating leverage within our current markets. Management believes that the experience and industry reputations of the senior managers of the operating companies and senior corporate management of RailWorks provide RailWorks with a competitive advantage in identifying, completing and integrating acquisitions. Since we completed our IPO in August 1998, we have acquired 13 companies. We have entered into letters of intent to acquire another six companies. We expect to execute definitive purchase agreements with one exception, which will have customary closing conditions, including completion of due diligence, prior to the end of 1999. However, we cannot guarantee that we will consummate either or both of those acquisitions. Our acquisition strategy includes the following elements:

     - Enter New Geographic Markets. Management intends to expand into geographic markets that we do not currently serve by acquiring well-established contractors and related supply companies that are leaders in their regional or local markets. In addition, after an initial emphasis on acquisitions within the United States and Canada, management may pursue international acquisition opportunities.

     - Enter Complementary Services and Product Markets. Management intends to continue acquiring companies offering complementary services and products to those currently offered by the operating companies. Specifically, management believes that attractive acquisition opportunities will continue to exist with respect to design and engineering firms, designers and manufacturers of signaling and communication systems and suppliers of electrical equipment, rail, switches and panels, and concrete and steel ties.

     - Expand Within Existing Geographic Markets. Management plans to acquire additional companies in many of the regions in which we currently operate in order to expand the volume and scope of our operations in a particular market. Management will continue to pursue acquisitions of smaller companies to increase utilization of our existing fixed assets and equipment or to gain access to new customers. Management believes these types of acquisitions will improve operating efficiencies and more effectively use our capital resources without a proportionate increase in administrative costs.

     Reduce Operating Costs. Key areas in which management has achieved and expects to continue to achieve cost savings include (1) purchasing of equipment and supplies, (2) insurance expenses and (3) financing costs. We have also established an operating platform to achieve optimal utilization of equipment, inventory and our workforce. We expect to continue to reduce administrative expenses through the integration of certain accounting, financing, human resources and other functions.

SERVICES AND PRODUCTS

     We operate in three business lines: (1) transit services; (2) rail construction services; and (3) rail products and supplies. The following chart sets forth the percentage of 1998 pro forma revenue that was represented by each business line.

                                     [LOGO]

  Transit Services

     Our transit services business includes all products and services that we provide to rail-based public transit agencies and authorities in various metropolitan markets. We typically contract with these agencies to install (1) electric train traction power systems by means of third rail or overhead catenary wiring, (2) train control signal systems, (3) train, station and command station communications systems, (4) general electrical installations for lighting and other applications and (5) tunnel and station track. We can perform major new projects that involve track installation including excavation, grading, paving and drainage improvements as well as minor rehabilitation projects. Projects for new public transit lines generally include the installation of all of these systems, giving us a competitive advantage.

     In addition, we leverage our knowledge of transit systems to efficiently provide mechanical services, including installations of heating and air conditioning systems, ventilating and pump rooms, fan chambers, elevators and escalators. We have experience with rubber tired vehicular people mover systems, installing concrete guided trackway, power guide beam, central guidance rail, walkway and handrails.

     The duration and size of our transit contracts vary greatly depending on the scope of the project. Large scale transit projects have had a term of up to four years and have a total contract size of up to $100 million. We have performed installations for most of the country's transit authorities, including those in Atlanta, Boston, Chicago, Los Angeles, New York, Philadelphia, Portland, San Diego, San Francisco, St. Louis and Washington, D.C. We generally perform our services as either a prime contractor directly to the transit agencies or as a subcontractor to large civil engineering contractors or equipment manufacturers. Transit authorities award contracts through competitive bidding and award contracts on a fixed price basis, generally to the lowest bidder. As a result, we focus our business to (1) provide accurate bid estimating to both win contracts and ensure a profit and (2) monitor construction costs to ensure that projects are completed on time and within budget. Our bidding process is highly involved and draws on the expertise of many individuals within RailWorks. We carefully consider a variety of factors, including material prices, local labor rates and practices, our knowledge of the work site and contracting practices of the transit authorities. We have a rigorous project review process that continually monitors the incurred labor and material costs against an initial plan to avoid overruns. We believe that these methods provide us with a competitive advantage.

     As an outgrowth of our transit-related business, we also perform commercial real estate electrical installations, primarily in the New York City metropolitan area and industrial electrical installations throughout the United States. We contract for these projects on an opportunistic basis, that is, when we have resources available and can realize attractive returns. We do not intend to grow our non-rail-related businesses beyond the current scope.

  Rail Construction Services

     Our rail construction services business consists of providing rail design, construction and maintenance services to Class I and shortline railroads and industrial companies with on-site rail infrastructure. Rail design is a highly specialized discipline and there are a limited number of companies that can provide these services. We utilize our rail design capabilities to facilitate access to rail construction projects. By having the ability to provide integrated design-build services, we have had success in increasing our project flow. Our rail construction efforts primarily involve the construction of main line segments, passing sidings, rail yards, connector segments between railroads and industrial sites, turnouts and track and road intersections. With respect to track maintenance, we enter into multi-year contracts with several customers to provide ongoing maintenance of on-site rail infrastructure. Maintenance contracts allow us to obtain recurring revenues and gain access to additional new construction projects from the same customer. Additional rail contracting services also include the removal of tracks which are no longer in use.

     Rail construction and maintenance are highly complex processes that usually involve numerous separate parties that design, supply and construct the different elements of the track. Following the design stage, construction entails (1) site preparation and grading, (2) the laying of ballast (gravel) to provide a solid track fixation medium, (3) the positioning of cross ties, (4) securing rail with high precision using metal plates, spikes and clamps, (5) installing complex track crossings and turnouts and (6) installing other track related systems such as signal, communications and automatic train control and safety devices. Management believes that our ability to bundle these services on a turnkey basis provides RailWorks with a significant competitive advantage.

     We provide our rail services on a nationwide basis. Since it is generally not economical to work on contracts outside of a 300 mile radius of an operating facility, this broad footprint facilitates servicing customers with multiple sites across regions. Most of our competitors in this market are regionally focused. Management believes RailWorks has a competitive advantage due to its ability to direct equipment and labor resources to regions with higher demand due to economic or seasonal fluctuations. We also maintain track and track material inventory at each location. By coordinating information across our network we can maximize inventory utilization and improve supply for projects in different regions.

  Rail Products and Supplies

     We manufacture wooden and concrete products and rail fastening systems out of four facilities. Our wooden products include cross ties and switch and bridge timbers. Our wood treating operations consist of pressure-treating pre-cut beams of hardwood to provide weather-proofing. These treated cross ties are used for securing rail for tracks or assembled to construct bridge support structures. Concrete products consist primarily of pre-cast structural components for bridges and other support structures. Our concrete operations consist of pouring mixed concrete into large molds to create specialized structural support components. We also design and manufacture rail fastening systems, which are primarily used in overhead and portal crane rail applications.

     Our rail construction operations source rail and other track materials (primarily metal components such as plates and spikes) from (1) the reclamation of existing track that is no longer in use, (2) track materials brokers and (3) manufacturers. We sell our rail products and supplies directly to contractors, including our own subsidiaries, and to Class I and shortline railroads that perform their own track construction and maintenance. Some of our products are used in non-rail applications such as highway construction and decorative landscaping.

     Our product capabilities provide us with an advantage in supplying our track construction and maintenance operations. This is particularly important in the context of wooden cross ties as the market has experienced shortages in the past. There are a limited number of cross tie manufacturing facilities in North America due to stringent regulations. We enhance our competitive advantage by having uninterrupted access to cross ties and other track products. We have also developed strong customer relationships through products sales, particularly with Class I and shortline railroads. Additionally, we lease track construction and maintenance equipment. By offering operating leases for such equipment, we have formed additional industry relationships, created an additional revenue source and established an avenue to fully utilize the operating life of our equipment. As part of our growth strategy, we intend to leverage these relationships to cross-sell other services, particularly design and engineering as well as track construction and maintenance.

ACQUISITION PROGRAM

     Management believes the combination of management's acquisition expertise and the highly fragmented nature of the rail services and products industry provides RailWorks with significant acquisition opportunities. RailWorks identifies acquisition candidates by leveraging the relationships of its experienced operational managers and utilizing its dedicated acquisitions team. We focus on acquiring companies that have a strategic fit, provide us with cost synergies, complement our geographic presence, and demonstrate a willingness to learn and share best practices through open communications. After an initial screening, management evaluates each acquisition candidate through its due diligence process, which includes detailed financial and operational reviews. During the due diligence process, we often identify a number of areas in which we expect to realize efficiencies during the integration process. We offer acquisition candidates several benefits, including:

     - expertise to expand in specialized markets;

     - enhanced productivity through the reduction of administrative burdens;

     - national name recognition;

     - increased bonding capacity;

     - access to public capital markets; and

     - the opportunity for a continued role in management.

Other key elements of our acquisition program include:

     Retain and Provide Incentives to Existing Management. We seek acquisitions of successful companies whose senior managers will remain as employees of RailWorks and continue to operate their respective businesses on a local level. We motivate these managers and align their interests with those of RailWorks through (1) employment agreements, (2) shares of common stock as a portion of the acquisition consideration and (3) a structured earnout program which is tied to the acquired entity meeting specific earnings targets.

     Leverage Industry Reputation and Contacts. We utilize existing industry relationships established by the operating companies and RailWorks management to develop a broad base of potential acquisitions. We intend to remain actively involved in industry organizations on local and national levels, working with independent companies to support issues of interest to RailWorks.

     Acquisition Consideration. In the course of implementing our acquisition strategy, we have typically used cash and performance-based earnouts as consideration for the acquired businesses. In the future, we expect to use a combination of cash, common stock, promissory notes and performance-based earnouts as consideration for acquired businesses. See "Risk Factors -- Risks Relating to the Company -- We May Be Unable to Complete and Finance Acquisitions".

     Since completion of the IPO, RailWorks has acquired the following companies:

 ACQUISITION         NAME OF        FISCAL 1998
    DATE        ACQUIRED COMPANY      REVENUE       HEADQUARTERS          BUSINESS LINE
-------------  -------------------  -----------    ---------------  --------------------------
                                        (in
                                     millions)
November 1998  Armcore Railroad
               Contractors,
               Inc................     $ 3.8       Frankfort, IN    Rail construction services
November 1998  Sheldon Electric
               Co., Inc...........       1.4(1)    Long Island      Transit services
                                                   City, NY
January 1999   Gantrex Group......      13.9       Ajax, Ontario,   Rail products and supplies
                                                   Canada
January 1999   Mid West Railroad
               Construction and
               Maintenance
               Corporation of
               Wyoming............      13.2       Salt Lake City,  Rail construction services
                                                   UT
January 1999   FCM Rail, Ltd......       4.9       Grand Blanc, MI  Rail products and supplies
March 1999     F&V Metro
               Contracting Corp.
               and Affiliates.....      46.0       Farmingdale, NY  Transit services
April 1999     M-Track
               Enterprises,
               Inc................      10.6       Bronx, NY        Rail construction services
April 1999     McCord Treated
               Wood,
               Inc./Birmingham
               Wood, Inc..........      11.1       Warrior, AL      Wooden tie suppliers

 ACQUISITION         NAME OF        FISCAL 1998
    DATE        ACQUIRED COMPANY      REVENUE       HEADQUARTERS          BUSINESS LINE
-------------  -------------------  -----------    ---------------  --------------------------
                                        (in
                                     millions)
May 1999       Pacific Northern
               Rail Contractors...      21.9       Abbotsford,      Rail construction services
                                                   British
                                                   Columbia,
                                                   Canada
June 1999      Neosho Incorporated
               and Affiliates.....      80.7       Topeka, Kansas   Rail construction services
June 1999      Earl Campbell
               Construction
               Company, Inc.......       7.4       Houston, Texas   Rail construction services
August 1999    Wood Waste Energy,
               Inc................       6.0       Saint Louis,     Rail products and supplies
                                                   Missouri

---------------

(1) Railworks acquired certain assets and ongoing contracts of Sheldon Electric Co., Inc. Therefore, only revenue since the date of acquisition ($1.4 million since November 4, 1998) has been included above.

SOURCES OF SUPPLY

     We purchase new rail from a limited number of suppliers. New rail is generally installed only on main lines, where the track may carry high volumes of heavy traffic at high speeds. Over time, rail is removed, inspected and, if in the appropriate condition, refurbished for sale as "relay" rail. Relay rail is typically installed on secondary -- non-main line -- tracks, as well as yard or branch tracks. Total rail life before scrapping may be as long as 60 years. We also purchase a large volume of relay rail that third parties refurbish and resell.

     Similarly, we regularly purchase entire sections of track that we remove and subsequently disassemble at our facilities. We inspect the various track components -- rail, ties, and accessories -- and items are placed into our inventory, either in their "as removed" condition or after being refurbished by third parties, or sold for scrap. Additionally, in connection with certain repair and rehabilitation projects, we acquire removed trackwork. Management believes the RailWorks network of contractors enables it to acquire previously used track on comparatively advantageous terms.

     For installing electrical signaling and communication systems for transit authorities, we purchase equipment from a limited number of suppliers. See "Risk Factors -- Risks Relating to the Company -- We Rely on Subcontractors and Suppliers".

     Certain of our operating companies process creosote-treated wooden ties. Their operations include the purchase of raw lumber, trimming the lumber to specified sizes, pressurized impregnation of the lumber with creosote preservative and finishing of the ties, which would include the pre-drilling of spike holes and the attachment of plates, as specified by the customer. The service life of pressure treated ties has been extended to a range of 25 to 40 years.

     Management believes RailWorks can purchase materials in sufficient quantities to permit it to realize purchasing economies and discounts from its suppliers. Historically, the cost of the lumber used to produce wooden ties, steel used to produce rail, and copper used to produce electrical wiring has fluctuated significantly due to market and industry conditions. Increasing demand for these raw materials may result in cost increases. We cannot guarantee that we will be able to recoup any of those increases by increasing the prices of our products. Further, a reduction in supply of lumber, steel or copper due to increased demand or other factors could have an adverse effect on our business, financial condition and results of operations.

SALES AND MARKETING

     We maintain a targeted national sales program to further develop the business of each of the operating companies. This initiative focuses on the Class I railroads and other large industrial companies with facilities in multiple areas. Prior to their acquisition by RailWorks, the individual operating companies had been unable to serve such customers on a comprehensive, nationwide basis. In addition, our ability to offer electrical installation services together with rail construction, rehabilitation, repair and maintenance services and related products provides us with opportunities to cross-sell our services to large industrial companies. Management believes that RailWorks has an advantage over its competitors since it can offer consistent, high-quality service and products throughout the United States. Our expansive geographic coverage enables customers to use our services and products in multiple locations rather than dealing with numerous regional or local companies.

     We have achieved significant synergies in our marketing programs. Management also believes that RailWorks has developed and will continue to refine cross-selling programs under which:

          (a) our design and engineering groups provide timely leads to its construction, product supply and electrical installation companies,

          (b) our electrical signaling and communications companies, which have previously utilized third parties for track engineering and construction, utilize other operating companies for these projects, and

          (c) our track construction companies contract with other operating companies for signaling, communication and electrical installation services.

     Similarly, our product supply companies have, over the years, developed long-term relationships with the Class I railroads and large industrial companies, and management believes that these relationships provide an attractive basis for marketing our construction and maintenance services.

BIDDING AND CONTRACTS

     A majority of our pro forma revenue for the year ended December 31, 1998 was derived from contracts entered into through a competitive bidding process. Public agencies, including the NYCTA, that solicit bids are generally required to accept the lowest cost proposal. In some cases, the party that submitted the low bid must first pass a technical qualification before being awarded a project. Following the acceptance of a bid, we typically enter into a contract with the customer. Our track construction and repair projects generally do not involve long-term contracts.

     Many projects that are competitively bid require the company that is awarded the project to post a bond, which varies according to the size of the project. Each company has a bonding limit, which is based on the company's working capital and work in progress. The bond provides the customer with insurance in the event that the company is unable to complete the project. Accordingly, the ability of each of the operating companies to bid on larger projects had, prior to their acquisition by RailWorks, had been limited by their ability to obtain the required bonding. The size of RailWorks, as compared to the size of the individual operating companies, facilitated increases in the bonding limits for each operating company thereby better positioning them to bid on and undertake significantly larger construction and maintenance projects. Management believes that the increased bonding capacity permits us to bid on and undertake more projects than could smaller companies. See "Risk Factors -- Risks Relating to RailWorks -- Our Fixed Price Contracts Expose us to Significant Risks".

CUSTOMERS

     The following table lists our top four customers in each category on a pro forma basis giving effect to the acquisitions of the Founding Companies and the Acquired Companies as if they had occurred on January 1, 1998:

             CLASS I RAILROADS                           SHORTLINE AND REGIONAL RAILROADS
--------------------------------------------       --------------------------------------------
CSX Transportation                                 Alaska Railroad Corporation
Union Pacific Railroad                             Louisville & Indiana Railroad
Burlington Northern Santa Fe                       Indiana Southern Railroad Company
Canadian National Railway                          Indiana & Ohio Rail Systems

          TRANSIT AUTHORITIES AND                            INDUSTRIAL COMPANIES AND
             COMMUTER RAILROADS                               COMMERCIAL ENTERPRISES
--------------------------------------------       --------------------------------------------
NYCTA (New York)                                   United States Steel
NYDOT (New York)                                   Bethlehem Steel
LAMTA (Los Angeles)                                Morse Diesel
CDOT Rail Division (Connecticut)                   Babcock & Wilcox

COMPETITION

     The rail system services and products industry is competitive, and projects are often awarded through competitive bidding. We compete with other rail system construction, rehabilitation and maintenance companies, electrical contractors and suppliers of products. Certain competitors have significantly greater resources than we have, may provide a broad range of services and products, and may have sufficient bonding capacity to undertake large projects. We compete on the basis of our breadth of services and products, ability to take on large projects and nationwide presence. Any inability of RailWorks to compete successfully against existing and future competitors would have a material adverse effect on our business, results of operations and financial condition. Moreover, we may depend in part upon opportunities for consolidation in the rail system services and products industry in order to execute effectively our acquisition and vertical integration strategy. If our customers do not receive our vertical integration strategy favorably, these customers have numerous alternative sources of services and supply.

RISK MANAGEMENT AND SAFETY

     Because our business is labor intensive, workers' compensation is a significant operating expense for us. We could be exposed to liability for the acts or negligence of its employees who cause personal injury or damage while on assignment, as well as claims of misuse of customer proprietary information or theft of client property. We have adopted policies and procedures intended to reduce our exposure to these risks.

     We maintain insurance against these risks with policy limits we consider sufficient and consistent with industry standards. We have retained a risk management professional who is responsible for claims management and the establishment of appropriate reserves for the deductible portion of claims. We hold regular meetings with the presidents of the operating companies at which safety issues are discussed. We also conduct routine safety inspections of local work sites.

EQUIPMENT AND FACILITIES

     We own and maintain specialized equipment used in rail construction, rehabilitation, repair and maintenance. This equipment may be moved between job sites and, consequently, we are seeking to increase the sharing of equipment between the operating companies where it is appropriate and cost effective. For example, during the winter months, the operating companies located in the northern United States could relocate their equipment to the operating companies located in the South. Each of the operating companies generally performs its own equipment maintenance. We intend to manage our equipment through our equipment leasing subsidiary, which will maintain a comprehensive database that tracks the use of all of our equipment.

     Our corporate offices are in approximately 3,000 square feet of leased space in a suburb of Baltimore, Maryland. In addition to our corporate offices, we lease [37] and own [11] operating facilities. These facilities consist of local offices, storage yards, distribution facilities, warehouses and wood processing plants.

GOVERNMENT REGULATION

     Overview. In addition to the environmental, safety and other regulations generally applicable to all businesses, regulations that are administered by the Surface Transportation Board, the successor to the Interstate Commerce Commission ("ICC"), the FRA and by regulatory agencies impact our business in the various states where we and our customers do business. Since 1980, there has been a significant relaxation in regulations governing the sale, leasing or other transfer of railroad properties, and this change has favorably affected the operations of many of our customers. Various interests in the United States have sought and continue to seek reimposition of government controls on the railroad industry in areas deregulated in whole or in part since 1980, including stricter rate regulation and more onerous labor protection conditions for rail line transfers.

     Railroad Regulations. The ICC Termination Act, enacted on December 29, 1995, eliminated the ICC as an independent agency and created the STB, a new agency within the Department of Transportation which began functioning on January 1, 1996. The ICC Termination Act changed the procedure and timing for federal approval of rail projects, including abandonments, line sales, mergers, rates and tariffs, simplifying and streamlining the abandonment process. The FRA regulates railroad safety and equipment standards, including track maintenance and train speed standards, special procedures for handling hazardous shipments, locomotive and railcar inspection and repair requirements, operating practices and crew qualifications. The Roadway Worker Protection Rules, promulgated by the FRA, apply to rail contractors and establish certain safety criteria that must be complied with on rail projects.

     TEA 21. On June 9, 1998, the President signed TEA 21, the six-year surface transportation program that represents a significant development in the federal transit program. TEA 21, the largest infrastructure funding bill in U.S. history, authorizes funding for transit in the amount of $42 billion through 2003. TEA 21 authorizes over 50 percent more than the 1991 Intermodal Surface Transportation Efficiency Act, whose funding has expired.

     State Regulatory Agencies. State regulatory agencies no longer have authority to engage in economic regulation of railroads that are part of the intrastate network. State and local governments generally retain jurisdiction over local rail safety matters, such as the installation of grade crossings and grade crossing warnings devices.

ENVIRONMENTAL MATTERS

     Our operations and properties are subject to environmental laws and regulations relating to pollution and protection of the environment and public and employee health and safety. The principal environmental regulatory requirements applicable to our operations relate to the use of creosote to treat lumber, and the generation, storage, transportation, treatment and disposal of solid and hazardous wastes. We believe that our operations have all required environmental permits and currently comply, in all material respects, with applicable regulatory requirements.

     We have had environmental assessments performed for recent acquisitions. Based on these reports and available information, we are not aware of any significant environmental exposures or claims against us. However, the historical and current uses of our facilities may have resulted in spills or releases of various hazardous materials, which now, or in the future, could require remediation. We also may be subject to requirements related to remediation of hazardous materials that have been released into the environment at properties that we own or operate, or that we owned or operated in the past or at properties to which we send, or may have sent, hazardous materials for treatment or disposal. Such remediation requirements generally are imposed without regard to fault, and liability for any required environmental remediation can be substantial.

EMPLOYEES

     As of June 30, 1999, we employed approximately 2,800 employees. We believe that we have good relations with our employees.

     Approximately 66.9% of our employees are members of certain labor unions and are employed pursuant to collective bargaining agreements. Some of the operating companies are parties to collective bargaining agreements with the International Brotherhood of Electrical Workers, Laborers' International Union of North America, the International Union of Operating Engineers, United Brotherhood of Carpenters and Joiners of America and the United Brotherhood of Teamsters. Some of our customers hire only unionized labor. Our largest collective bargaining agreement, covering 1,054 employees, expires in June 2001. Except for a one-week work stoppage in Connecticut by the United Brotherhood of Teamsters in June 1994, we have not experienced any work stoppages in the past five years.

INFORMATION TECHNOLOGY SYSTEMS

     We are in the process of implementing integrated information technology systems that will be utilized by each of the operating companies. These information technology systems will be used for a variety of purposes, including monitoring inventory levels, tracking the progress of construction projects and integrating our financial, general ledger, payables and receivables functions. In addition, we will network our corporate offices to the offices of our operating companies and will have e-mail capability at all offices. We expect that the required systems will be purchased and installed in 1999 and that our expenditures for these systems will not be material to us. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources." All of the new systems will be Year 2000 compatible. Until these new systems are fully operational, each of the operating companies will continue using the information systems that they currently use.

LEGAL PROCEEDINGS

     From time to time, we may be involved in routine legal proceedings incidental to the conduct of our business. In the opinion of management, the litigation, individually or in the aggregate, to which we are currently a party, is not likely to have a material adverse effect on our business, financial condition and results of operations.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     We sold the old notes on September 30, 1999 to First Union Capital Markets pursuant to a purchase agreement. The initial purchaser subsequently sold the old notes to:

     - "qualified institutional buyers" ("QIBs"), as defined in Rule 144A under the Securities Act, in reliance on Rule 144A, and to

     - persons in offshore transactions in reliance on Regulation S under the Securities Act.

     As a condition to the initial sale of the old notes, RailWorks and the initial purchaser entered into a registration rights agreement. Pursuant to the registration rights agreement, we agreed to

     - file a registration statement under the Securities Act with respect to the exchange notes with the SEC by November 13, 1999 and

     - use our reasonable best efforts to cause the registration statement to
       become effective under the Securities Act on or before           , 1999.

     We agreed to issue and exchange the new notes for all old notes validly tendered and not validly withdrawn prior to the expiration of the exchange offer. A copy of the registration rights agreement has been filed as an exhibit to the registration statement, which includes this prospectus. The registration statement is intended to satisfy some of our obligations under the registration rights agreement and the purchase agreement.

     The term "holder" with respect to the exchange offer means any person in whose name old notes are registered on the trustee's books or any other person who has obtained a properly completed bond power from the registered holder, or any person whose old notes are held of record by The Depository Trust Company (the "Depositary" or "DTC") who desires to deliver such old note, by book-entry transfer at DTC.

RESALE OF THE NEW NOTES

     We believe that you will be allowed to resell the new notes to the public without registration under the Securities Act, and without delivering a prospectus that satisfies the requirements of Section 10 of the Securities Act if you can make the representations set forth above under "Prospectus
Summary -- The Exchange Offer -- Procedures for participating in the exchange offer." However, if you intend to participate in a distribution of the new notes, or you are an "affiliate" of RailWorks as defined under Rule 405 of the Securities Act, you must comply with the registration requirements of the Securities Act and deliver a prospectus, unless an exemption from registration is otherwise available. You have to represent to RailWorks in the letter of transmittal accompanying this prospectus that you meet these conditions exempting you from the registration requirements.

     We base our view on interpretations by the staff of the SEC in no-action letters issued to other issuers in exchange offers like ours. However, we have not asked the SEC to consider this particular exchange offer in the context of a no-action letter. Therefore, you cannot be sure that the SEC will treat it in the same way it has treated other exchange offers in the past.

     A broker-dealer that has bought old notes for market-making or other trading activities has to deliver a prospectus in order to resell any old notes it has received for its own account in the exchange. This prospectus may be used by a broker-dealer to resell any of its old notes. We have agreed in the registration rights agreement to send this prospectus to any broker-dealer that requests copies in the letter of transmittal for a period of up to 180 days after the SEC declares the registration statement relating to this exchange offer effective. See "Plan of Distribution" for more information regarding broker-dealers.

     The exchange offer is not being made to, nor will we accept surrenders for exchange from, holders of old notes in any jurisdiction in which this exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws.

TERMS OF THE EXCHANGE OFFER

     General. Based on the terms and conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all old notes validly tendered and not validly withdrawn prior to 5:00 p.m., New York City time, on the expiration date.

     Subject to the minimum denomination requirements of the new notes, we will issue $1,000 principal amount of new notes in exchange for each $1,000 principal amount of outstanding old notes validly tendered pursuant to the exchange offer and not validly withdrawn prior to the expiration date. Holders may tender some or all of their old notes pursuant to the exchange offer. However, old notes may be tendered only in amounts that are integral multiples of $1,000 principal amount.

     The form and terms of the new notes are the same as the form and terms of the old notes except that:

     - the new notes will be registered under the Securities Act and, therefore, the new notes will not bear legends restricting the transfer the new notes,

     - the new notes shall not contain provisions for additional interest and

     - holders of the new notes will not be entitled to any of the registration rights of holders of old notes under the registration rights agreement, which rights will terminate upon the consummation of the exchange offer.

     The new notes will evidence the same indebtedness as the old notes, which they replace, and the existing notes. The new notes will be issued under, and be entitled to the benefits of, the same indenture that authorized the issuance of the old notes and the existing notes. As a result, both the new notes, the old notes and the existing notes will be treated as a single class of debt securities under the indenture. The exchange offer does not depend upon any minimum aggregate principal amount of old notes being surrendered for exchange.

     As of the date of this prospectus, $50,000,000 in aggregate principal amount of the old notes is outstanding, all of which is registered in the name of Cede & Co., as nominee for DTC. Solely for reasons of administration, we have
fixed the close of business on           , 1999 as the record date for the
exchange offer for purposes of determining the persons to whom this prospectus and the letter of transmittal will be initially mailed. There will be no fixed record date for determining holders of the old notes entitled to participate in this exchange offer.

     As a holder of old notes, you do not have any appraisal or dissenters' rights, or any other right to seek monetary damages in court under the Delaware General Corporation Law or the indenture governing the notes. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement and the applicable requirements of the Exchange Act and the related rules and regulations of the SEC. Old notes that are not surrendered for exchange in the exchange offer will remain outstanding and interest thereon will continue to accrue.

     We will be deemed to have accepted validly surrendered old notes if and when we give oral or written notice of our acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders of old notes for the purpose of receiving the new notes from us.

     If you surrender old notes in the exchange offer, you will not be required to pay brokerage commissions or fees. In addition, subject to the instructions in the letter of transmittal, you will not have to pay transfer taxes for the exchange of old notes. We will pay all charges and expenses in connection with the exchange offer, other than certain applicable taxes described under "--Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The "expiration date" is 5:00 p.m., New York City time, on                ,
1999, unless we extend the exchange offer, in which case the expiration date is the latest date and time to which we extend the exchange offer.

     In order to extend the exchange offer, we will:

     - notify the exchange agent of any extension by oral or written communication;

     - issue a press release or other public announcement, which will report the approximate number of old notes deposited; such press release or announcement would be issued prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. During any extension of the exchange offer, all old notes previously surrendered and not withdrawn will remain subject to the exchange offer.

     We reserve the right:

     - to delay accepting any old notes,

     - to amend the terms of the exchange offer in any manner,

     - to extend the exchange offer, or

     - if, in the opinion of our counsel, the consummation of the exchange offer would violate any law or interpretation of the staff of the SEC, to terminate or amend the exchange offer by giving oral or written notice to the exchange agent.

     Any delay in acceptance, extension, termination or amendment will be followed as soon as practicable by a press release or other public announcement. If we amend the exchange offer in a manner that we determine constitutes a material change, we will promptly disclose that amendment by means of a prospectus supplement that will be distributed to the holders, and we will extend the exchange offer for a period of time, depending upon the significance of the amendment and the manner of disclosure to the holders, if the exchange offer would otherwise expire during that period.

     We will have no obligation to publish, advertise, or otherwise communicate any public announcement that we may choose to make, other than by making a timely release to an appropriate news agency.

     In all cases, issuance of the new notes for old notes that are accepted for exchange will be made only after timely receipt by the exchange agent of a properly completed and duly executed letter of transmittal and all other required documents. However, we reserve the absolute right to waive any conditions of the exchange offer or any defects or irregularities in the surrender of old notes. If we do not accept any surrendered old notes for any reason set forth in the terms and conditions of the exchange offer or if you submit old notes for a greater principal amount than you want to exchange, we will return certificates for the unaccepted or non-exchanged old notes, or substitute old notes evidencing the unaccepted portion, as appropriate, to you. See "-- Return of Old Notes."

INTEREST ON THE NEW NOTES

     The new notes will accrue cash interest on the same terms as the old notes, i.e., at the rate of 11 1/2% per year (using a 360-day year) from September 30, 1999, payable semi-annually in arrears on April 15 and October 15 of each year, beginning on October 15, 1999. Old notes accepted for exchange will not receive accrued interest thereon at the time of exchange.

However, each new note will bear interest from the most recent date to which interest has been paid on the old notes or new notes, or if no interest has been paid on the old notes or new notes, from September 30, 1999.

PROCEDURES FOR TENDERING OLD NOTES

     If you wish to surrender old notes you must:

     - complete and sign the letter of transmittal or a facsimile thereof,

     - have the signatures thereon guaranteed if required by the letter of transmittal, and

     - mail or deliver the letter of transmittal or facsimile, together with any corresponding certificate or certificates representing the old notes being surrendered -- or confirmation of a book-entry transfer of such old notes into the exchange agent's account at DTC pursuant to the book-entry procedures described below -- to the exchange agent at its address set forth in the letter of transmittal for receipt prior to the expiration date. If the certificate representing the old notes being tendered -- or the confirmation of a book-entry transfer, if applicable -- is not delivered to the exchange agent with the letter of transmittal, you must comply with the guaranteed delivery procedures described below. DELIVERY OF DOCUMENTS TO THE BOOK-ENTRY TRANSFER FACILITY IN ACCORDANCE WITH ITS PROCEDURE DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     If you do not withdraw your surrender of old notes prior to the expiration date, it will indicate an agreement between you and RailWorks that you have agreed to surrender the old notes, in accordance with the terms and conditions in the letter of transmittal.

     THE METHOD OF DELIVERY OF OLD NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT YOUR ELECTION AND RISK. INSTEAD OF DELIVERY BY MAIL, YOU SHOULD USE AN OVERNIGHT OR HAND DELIVERY SERVICE, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. DO NOT SEND ANY LETTER OF TRANSMITTAL OR OLD NOTES TO US. YOU MAY REQUEST THAT YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR NOMINEE EFFECT THE ABOVE TRANSACTIONS FOR YOU.

     If you are a beneficial owner of the old notes and your old notes and hold those notes through a broker, dealer, commercial bank, trust company or other nominee and you want to surrender your old notes, you should contact that intermediary promptly and instruct it to surrender the old notes on your behalf.

     Generally, an eligible institution must guarantee signatures on a letter of transmittal or a notice of withdrawal described below under "-- Withdrawal of Tenders of Old Notes" unless

     - you tender your old notes as the registered holder, which term includes any participant in DTC whose name appears on a security listing as the owner of old notes,

     - you sign the letter of transmittal, and the new notes issued in exchange for your old notes to be issued in your name, or

     - you surrender your old notes for the account of an eligible institution.

     In any other case, the surrendered old notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to us and duly executed by the registered holder. If the new notes or unexchanged old notes are to be delivered to an address other than that of the registered holder appearing on the security register for the old notes, an eligible institution must guarantee the signature in the letter of transmittal. In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantee must be made by:

     - a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.,

     - a commercial bank or trust company having an office or correspondent in the United States, or an "eligible guarantor institution" as defined by Rule 17Ad-15 under the Exchange Act that is a member of one of the recognized signature guarantee programs identified in the letter of transmittal.

     Your surrender will be deemed to have been received as of the date when:

     - the exchange agent receives a properly completed and signed letter of transmittal accompanied by the old notes, or a confirmation of book-entry transfer of such old notes into the exchange agent's account at DTC, or

     - the exchange agent receives a notice of guaranteed delivery from an eligible institution. Issuances of new notes in exchange for old notes surrendered pursuant to a notice of guaranteed delivery or letter, telegram or facsimile transmission to similar effect by an eligible institution will be made only against submission of a duly signed letter of transmittal, and any other required documents, and deposit of the surrendered old notes, or confirmation of a book-entry transfer of such old notes into the exchange agent's account at DTC pursuant to the book-entry procedures described below.

     We will make the determination regarding all questions relating to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of surrendered old notes, and our determination will be final and binding on all parties.

     We reserve the absolute right to reject any and all old notes improperly surrendered. We will not accept any old notes if our acceptance of them would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any defects, irregularities, or conditions of surrender as to any particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, you must cure any defects or irregularities in connection with surrenders of old notes within the time we will determine. Although we intend to notify holders of defects or irregularities in connection with surrenders of old notes, neither we, the exchange agent nor anyone else will incur any liability for failure to give such notice. Surrenders of old notes will not be deemed to have been made until any defects or irregularities have been cured or waived.

     We have no current plan to acquire any old notes that are not surrendered in the exchange offer or to file a registration statement to permit resales of any old notes that are not surrendered pursuant to the exchange offer. We reserve the right in our sole discretion to purchase or make offers for any old notes that remain outstanding after the expiration date. To the extent permitted by law, we also reserve the right to purchase old notes in the open market, in privately negotiated transactions or otherwise. The terms of any future purchases or offers could differ from the terms of the exchange offer.

     Pursuant to the letter of transmittal, if you elect to surrender old notes in exchange for new notes, you must exchange, assign and transfer the old notes to us and irrevocably constitute and appoint the exchange agent as your true and lawful agent and attorney-in-fact with respect to such surrendered old notes, with full power of substitution, among other things, to cause the old notes to be assigned, transferred and exchanged. By executing the letter of transmittal, you make the representations and warranties set forth above under the heading "Prospectus Summary -- The Exchange Offer -- Procedures for participating in the exchange offer" to us. By executing the letter of transmittal you also promise to, upon request, execute and deliver any additional documents that we consider necessary to complete the transactions described in the letter of transmittal.

     By surrendering old notes in the exchange offer, you will be telling us that, among other things,

     - you have full power and authority to tender, sell, assign and transfer the old notes surrendered,

     - we will acquire good title to the old notes being surrendered, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sale agreements or other obligations relating to their sale or transfer, and not subject to any adverse claim when we accept the old notes,

     - you are acquiring the new notes in the ordinary course of your business,

     - you are not engaging and do not intend to engage in a distribution of the new notes,

     - you have no arrangement or understanding with any person to participate in the distribution of the new notes,

     - you acknowledge and agree that if you are a broker-dealer registered under the Exchange Act or you are participating in the exchange offer for the purpose of distributing the new notes, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale of the new notes, and that you cannot rely on the position of the SEC's staff set forth in their no-action letters,

     - you understand that a secondary resale transaction described above and any resales of new notes obtained by you in exchange for old notes acquired by you directly from us should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K of the SEC, and

     - you are not an "affiliate", as defined in Rule 405 under the Securities Act, of RailWorks or any subsidiary guarantor, or, if you are an "affiliate," that you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

     If you are a broker-dealer and you will receive new notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, you will be required to acknowledge in the letter of transmittal that you will deliver a prospectus in connection with any resale of such old notes.

     Participation in the exchange offer is voluntary. You are urged to consult your financial and tax advisors in making your decision on whether to participate in the exchange offer.

RETURN OF OLD NOTES

     If any old notes are not accepted for any reason described here, or if old notes are withdrawn or are submitted for a greater principal amount than you want to exchange, the exchange agent will return those unaccepted or non-exchanged old notes to the surrendering holder, or, in the case of old notes surrendered by book-entry transfer, into the exchange agent's account at DTC, unless otherwise provided in the letter of transmittal. The old notes will be credited to an account maintained with DTC as promptly as practicable.

BOOK ENTRY TRANSFER

     The exchange agent will make a request to establish an account with respect to the old notes at DTC for purposes of the exchange offer promptly after the date of this prospectus. Any financial institution that is a participant in DTC's system may make book-entry delivery of old notes by causing DTC to transfer such old notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. However, although delivery of old notes may be effected through book-entry transfer at DTC, you have to deliver the letter of transmittal, or a facsimile thereof, with any required signature guarantees and any other required documents to the exchange agent at the address set forth in the letter of transmittal for its receipt on or prior to the expiration date or pursuant to the guaranteed delivery procedures described below.

GUARANTEED DELIVERY PROCEDURES

     If you wish to surrender your old notes and (1) your old notes are not immediately available so that you can meet the expiration date deadline, (2) you cannot deliver your old notes or other required documents to the exchange agent prior to the expiration date, or (3) the procedure for book-entry transfer cannot be completed on a timely basis, you may nonetheless participate in the exchange offer if:

     - you surrender your notes through an eligible institution;

     - prior to the expiration date, the exchange agent receives from the eligible institution a properly completed and duly executed notice of guaranteed delivery substantially in the form provided by us, by telegram, telex, facsimile transmission, mail or hand delivery, showing the name and address of the holder, the name(s) in which the old notes are registered, the certificate number(s) of the old notes, if applicable, and the principal amount of old notes surrendered; the notice of guaranteed delivery must state that the surrender is being made by the notice of guaranteed delivery and guaranteeing that, within three Nasdaq National Market trading days after the expiration date, the letter of transmittal, or facsimile thereof, together with the certificate(s) representing such old notes, in proper form for transfer or a book-entry confirmation, and any other required documents, will be delivered by such eligible institution to the exchange agent, and

     - the properly executed letter of transmittal, as well as the certificate(s) representing all surrendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and all other documents required by the Letter of Transmittal are received by the exchange agent within three Nasdaq National Market trading days after the expiration date.

     Unless old notes are surrendered by the above-described method and deposited with the exchange agent within the time period set forth above, we may, at our option, reject the surrender. The exchange agent will send you a notice of guaranteed delivery upon your request if you want to surrender your old notes according to the guaranteed delivery procedures described above.

WITHDRAWAL OF TENDERS OF OLD NOTES

     Except as otherwise provided in this prospectus, you may withdraw your surrender of old notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

     To withdraw a surrender of old notes in the exchange offer, the exchange agent must receive a written or facsimile transmission notice of withdrawal at its address set forth herein prior to 5:00 p.m., New York City time, on the expiration date. Any notice of withdrawal must:

     - specify the name of the person having deposited the old notes to be withdrawn,

     - identify the old notes to be withdrawn, including the certificate number or numbers, if applicable, and principal amount of the old notes,

     - contain a statement that you are withdrawing your election to have such old notes exchanged,

     - be signed by the holder in the same manner as the original signature on the letter of transmittal by which the old notes were surrendered, and

     - specify the name in which any old notes are to be registered, if different from that of the person depositing the old notes. If old notes have been surrendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at DTC.

     We, in our sole discretion, will make the final determination on all questions regarding the validity, form, eligibility and time of receipt of notices, and our determination shall bind all parties. Any old notes withdrawn will be deemed not to have been validly surrendered for purposes of the exchange offer and no new notes will be issued unless the old notes so withdrawn are validly resurrendered. Properly withdrawn old notes may be resurrendered by following one of the procedures described above under "-- Procedures for Tendering Old Notes" at any time prior to the business day prior to the expiration date. Any old notes that are not accepted for exchange will be returned at no cost to the holder or, in the case of old notes surrendered by book-entry transfer, into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described above, as soon as practicable after withdrawal, rejection of surrender or termination of the exchange offer.

TERMINATION OF CERTAIN RIGHTS

     All registration rights under the registration rights agreement that benefit the holders of the old notes will terminate when we consummate the exchange offer. That includes all rights to receive additional interest in the event of a registration default under the registration rights agreement. In any event, we are under a continuing obligation, for a period of up to 180 days after the SEC declares the registration statement effective, to keep the registration statement effective and to provide copies of the latest version of the prospectus to any broker-dealer that requests copies in the letter of transmittal for use in a resale.

CONDITIONS OF THE EXCHANGE OFFER

     Notwithstanding any other term of the exchange offer, or any extension of the exchange offer, we do not have to accept for exchange, or exchange new notes for, any old notes, and we may terminate the exchange offer before acceptance of the old notes, if:

          (1) any statute, rule or regulation has been enacted, or any action has been taken by any court or governmental authority that, in our reasonable judgment, seeks to or would prohibit, restrict or otherwise render consummation of the exchange offer illegal; or

          (2) any change, or any development that would cause a change, in our business or financial affairs has occurred that, in our sole judgment, might materially impair our ability to proceed with the exchange offer or a change that would materially impair the contemplated benefits to us of the exchange offer; or

          (3) a change occurs in the current interpretations by the staff of the SEC that, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer.

     If we, in our sole discretion, determine that any of the above conditions is not satisfied, we may:

     - refuse to accept any old notes and return all surrendered old notes to the surrendering holders,

     - extend the exchange offer and retain all old notes surrendered prior to the expiration date, subject to the holders' right to withdraw the surrender of the old notes, or

     - waive any unsatisfied conditions regarding the exchange offer and accept all properly surrendered old notes that have not been withdrawn. If this waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver by means of a prospectus supplement that will be distributed to the registered holders, and we will extend the exchange offer for a period of time that we will determine, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during that period of time.

EXCHANGE AGENT

     We have appointed First Union National Bank as exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent at the following address:

      By Hand or Overnight Courier:            By Registered or Certified Mail:
        First Union National Bank                  First Union National Bank
 First Union Customer Information Center    First Union Customer Information Center
  Corporate Trust Operations -- NC1153       Corporate Trust Operations -- NC1153
 1525 West W. T. Harris Boulevard -- 3C3    1525 West W. T. Harris Boulevard -- 3C3
           Charlotte, NC 28288                        Charlotte, NC 28288
            Attn: Mike Klotz                           Attn: Mike Klotz

          By Facsimile Transmission (for Eligible Institutions only):
                                 (704) 590-7628

                             Confirm by Telephone:
                                 (704) 590-7408

            For information with respect to the Exchange Offer, call
                       Mike Klotz of the Exchange Agent:
                                 (704) 590-7408

FEES AND EXPENSES

     We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, additional solicitation may be made by telecopy, telephone or in person by our officers and regular employees or by officers and employees of our affiliates. No additional compensation will be paid to any such officers and employees who engage in soliciting tenders.

     We have not retained any dealer-manager or other soliciting agent for the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptance of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for related, reasonable out-of-pocket expenses. We may also reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses they incur in forwarding copies of this prospectus, the letter of transmittal and related documents.

     We will pay any expenses you will incur in connection with the exchange offer, including registration fees, fees and expenses of the exchange agent, the transfer agent and registrar, accounting and legal fees and printing costs, among others.

     We will pay all transfer taxes, if any, applicable to the exchange of the old notes. If, however, new notes, or old notes for principal amounts not surrendered or accepted for exchange, are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the old notes surrendered, or if a transfer tax is imposed for any reason other than the exchange, then the amount of any transfer taxes will be payable by the person surrendering the notes. If you do not submit satisfactory evidence of payment of such taxes or exemption with the letter of transmittal, the amount of those transfer taxes will be billed directly to you.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Old notes that are not exchanged will remain "restricted securities" within the meaning of Rule 144(a)(3) of the Securities Act. Accordingly, they may not be offered, sold, pledged or otherwise transferred except:

     - to us or to any of our subsidiaries, inside the United States to a qualified institutional buyer in compliance with Rule 144A,

     - inside the United States to an institutional accredited investor that, prior to such transfer, furnishes to the trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the old notes, the form of which you can obtain from the trustee and, if such transfer is in respect of an aggregate principal amount of old notes at the time of transfer of less than $100,000, an opinion of counsel acceptable to us that the transfer complies with the Securities Act,

     - outside the United States in compliance with Rule 904 under the Securities Act,

     - pursuant to the exemption from registration provided by Rule 144 under the Securities Act, if available, or

     - pursuant to an effective registration statement under the Securities Act.

     The liquidity of the old notes could be adversely affected by the exchange offer.

ACCOUNTING TREATMENT

     For accounting purposes, we will recognize no gain or loss as a result of the exchange offer. We will amortize the expenses of the exchange offer and the unamortized expenses related to the issuance of the old notes over the remaining term of the notes.

                                   MANAGEMENT

EXECUTIVE OFFICERS, DIRECTORS AND KEY EMPLOYEES

     The following table sets forth certain information concerning each of the executive officers, directors and key employees of the Company:

EXECUTIVE OFFICERS AND DIRECTORS:            AGE                    POSITION
---------------------------------            ---                    --------
John G. Larkin.............................  43    Chairman of the Board, Chief Executive
                                                   Officer and Director
Michael R. Azarela.........................  41    Executive Vice President, Chief Financial
                                                   Officer and Director
Kenneth R. Burk............................  39    Executive Vice President, Chief Operating
                                                   Officer and Director
John Kennedy...............................  60    Vice President, Chief Operating Officer --
                                                   Track Contractors and Director
Scott D. Brace.............................  43    President of Railroad Service and Director
Ronald W. Drucker..........................  57    Director
R.C. Matney................................  61    Director
Donald P. Traviss..........................  54    Director

KEY EMPLOYEES:
Gene J. Cellini............................  42    Vice President, Tax
William R. Donley..........................  43    Vice President and Chief Operating
                                                   Officer -- Manufacturing and Supply
Harold C. Kropp, Jr........................  42    Vice President and Chief Accounting Officer
John P. Nuzzo..............................  51    Vice President, Risk Management
Robert W. Wolff............................  56    Vice President -- Western Track
                                                   Construction & Maintenance

     John G. Larkin has been the Chairman of the Board and Chief Executive Officer and a director of RailWorks since its inception in March 1998. For the past 21 years, Mr. Larkin has worked in the transportation industry. From December 1994 to February 1998, Mr. Larkin was a managing director of BT Alex. Brown Incorporated, where he focused on the transportation industry. Prior thereto, he served in various capacities at BT Alex. Brown Incorporated since 1987, including as an equity research analyst, focused exclusively on the transportation industry. From 1986 to 1987, Mr. Larkin was Assistant Vice President of CSX Transportation, Inc., where he was responsible for strategic planning and analysis. From 1985 to 1986, Mr. Larkin was Director of Strategic Planning of Seaboard System Railroad, Inc. From January 1979 through July of 1982, Mr. Larkin served as an engineering project coordinator for Day & Zimmermann, Inc., an engineering and construction management firm. During this period, Mr. Larkin was focused exclusively on railroad and rail transit design and valuation projects. Mr. Larkin has a Master of Business Administration from Harvard University and a Master of Science in Civil Engineering from the University of Texas.

     Michael R. Azarela has served as the Executive Vice President, Chief Financial Officer and a director of RailWorks since May 1998. Mr. Azarela was Chief Executive Officer of L.K. Comstock from February 1998 to August 1998 and Senior Vice President and Chief Financial Officer of CGI and Spie from May 1994 to February 1998, Chairman of the Board of Comstock Holdings, Inc. since November 1996 and Vice President and Treasurer of L.K. Comstock from September 1992 to April 1994 and in various other positions at Comstock since June 1983. Mr. Azarela is a certified public accountant and has a Master of Business Administration from Iona College.

     Kenneth R. Burk joined RailWorks in May 1999 to serve as Executive Vice President and Chief Operating Officer. He has been a director of RailWorks since July 1999. For the past 17 years, Mr. Burk has worked in the construction industry with significant emphasis on the transportation market. Prior to joining RailWorks, Mr. Burk served as Senior Vice President and Chief Financial Officer at Dick Corporation since July 1994. At Dick Corporation, Mr. Burk was a member of the executive committee and had overall responsibility for finance and administration and was the Chairman of corporate marketing, strategic planning and merger and acquisition teams. Mr. Burk served as Vice President and Chief Financial Officer with Tutor-Saliba Corporation from April 1989 to June 1994 and held significant positions with Blount, Inc. from January 1983 to April 1989. Mr. Burk has a Master of Business Administration degree from Pepperdine University.

     John Kennedy has served as Vice President and a director of RailWorks since its inception in March 1998, and Chief Operating Officer -- Track Contractors since January 1999. From March 1998 to January 1999, he was Chief Operating Officer of RailWorks. Mr. Kennedy has served as President of Kennedy Railroad, a Founding Company, from June 1965 to February 1998, as President of Railcorp, Inc. from April 1986 to February 1998 and as Principal of Alpha-Keystone from January 1996 to February 1998. From 1980 to 1988, Mr. Kennedy served as an Elected Member of the Pennsylvania House of Representatives.

     Scott D. Brace has served as a director of RailWorks and President of Railroad Service since the IPO. Mr. Brace has served as Vice President of Railroad Service since May 1989 and as President of Minnesota Railroad Service, Inc. since May 1989. Mr. Brace is President-elect of the NRCMA.

     Ronald W. Drucker has been a director of RailWorks since June 1998. Mr. Drucker has been an independent consultant on transportation and technology issues since May 1992. From September 1966 to April 1992, Mr. Drucker served in various capacities for CSX Corporation and certain of its subsidiaries, including Chief Engineer, Senior Vice President for Transportation and President and Chief Executive Officer of CSX Rail Transport. Additionally, from December 1989 to October 1997, he was the Chairman of the Board of Encompass, a global logistics information partnership. Mr. Drucker also serves on the Board of Directors of SunTrust Bank, North Florida, N.A., Landstar System, Inc., Jacksonville University, the National Defense Transportation Association and the New World Symphony Orchestra.

     R.C. Matney has been a director of RailWorks since June 1998. Mr. Matney has been President, Chairman of the Board of Directors and Chief Executive Officer of Mark VII Transportation Company, Inc., since he founded the Company in August 1987. From March 1985 to December 1988, he served as President of American President Distribution Services, Inc. Prior thereto, Mr. Matney was the President of the Surface Transportation Group of Brae Corporation from October 1980 to March 1985. Mr. Matney is a former member of the Intermodal Freight Committee of the National Transportation Research Board.

     Donald P. Traviss has been a director of RailWorks since July 1999. Mr. Traviss has been President and Chief Executive Officer of Envirotrol, Inc., a private specialty chemicals and services company, since 1998. He was Chief Executive Officer of Koppers Industries, Inc. from March 1996 to June 1997 and was President, Chief Operating Officer and a non-voting Director of Koppers from November 1994 to June 1997. Mr. Traviss had previously served as Vice President, Refining and Petrochemicals at Universal Oil Products, from 1992 to 1994. Prior to 1992, he was Vice President, Engineered Products Group. From 1985 to 1988, Mr. Traviss served as Vice President, Engineering Products and Processes at Union Carbide Corporation.

     Gene J. Cellini has served as Vice President, Tax of RailWorks since the IPO. Prior thereto, Mr. Cellini was Vice President, Tax of Comstock and its predecessor, Spie Group, Inc. and subsidiaries, from January 1985. Before joining Comstock, Mr. Cellini served in various capacities for two international public accounting firms, most recently as tax manager in public accounting.

     William R. Donley has served as Vice President -- Manufacturing and Supply since April 1999. For the past 20 years, Mr. Donley has worked in the wood treating industry serving the railroad, construction, and utility industries. Before joining RailWorks, Mr. Donley worked for Koppers Industries Inc. in various capacities including sales and marketing, distribution, operations and procurement, general management, and most recently as Vice President -- Total Quality, Productivity, and Strategic Planning. Koppers Industries is the largest supplier of treated wood products, such as railroad crossties, to the railroad industry. Mr. Donley has been a member of the American Wood Preservers Association and the American Wood Preservers Institute. He served the American Wood Preservers Institute as Chairman, Vice Chairman, and a member of their Governmental Affairs Committee. Mr. Donley has a Bachelor of Science from Pennsylvania State University and a Master of Business Administration from the University of Pittsburgh Katz School of Business.

     Harold C. Kropp, Jr. has served as the Vice President and Chief Accounting Officer of RailWorks since its inception in March 1998. Prior thereto, Mr. Kropp was a valuation specialist at Larson, Kellett & Associates, P.C. from May 1996 to March 1998. Prior thereto, he was the Controller of Eck Realty Co. from September 1994 to May 1996 and the Chief Financial Officer of Dame Media, Inc. from April 1993 to September 1994. Mr. Kropp was employed by a large regional certified public accounting firm from January 1983 to April 1993 where he achieved the level of partner. Mr. Kropp is a certified public accountant accredited in business valuation, a certified valuation analyst and a certified management accountant.

     John P. Nuzzo has served as Vice President, Risk Management of RailWorks since the IPO. Prior thereto, Mr. Nuzzo was Vice President Administration of Comstock from 1992, where he was responsible for risk management.

     Robert D. Wolff has served as Vice President -- Western Track Construction and Maintenance of RailWorks since January 1999. From 1977 to January 1999, Mr. Wolff was the Chief Executive Officer of Mid West Railroad Construction & Maintenance Corp. Mr. Wolff is a past President of the National Railroad Construction and Maintenance Association, Inc.

     There are currently eight members of the board of directors. Three of the directors, Messrs. Drucker, Matney and Traviss, are non-employee, independent directors of RailWorks. The members of the RailWorks board of directors serve staggered terms as follows: the terms of Messrs. Azarela, Burk and Traviss expire at the 2000 Annual Meeting of Stockholders; the terms of Messrs. Larkin, Brace and Matney expire at the 2001 Annual Meeting of Stockholders; and the terms of Messrs. Kennedy and Drucker expire at the 2002 Annual Meeting of Stockholders. The RailWorks board of directors has an audit committee and a compensation committee that each consist of Messrs. Drucker, Matney and Traviss, the three independent directors.

DIRECTOR COMPENSATION

     Directors who are not currently receiving compensation as officers, employees or consultants of RailWorks are entitled to receive fees of $2,000 per board meeting attended and $1,000 per committee meeting attended, plus reimbursement of expenses for each meeting of the board of directors and each committee meeting that they attend in person. In addition, each non-employee director was granted options to purchase 10,000 shares of common stock upon consummation of the IPO. See "-- 1998 Stock Incentive Plan".

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1998, the members of the Compensation Committee were Messrs. Drucker, Matney and Traviss, RailWorks's three independent directors. During 1998, neither member of the Compensation Committee engaged in any transactions with RailWorks.

EXECUTIVE COMPENSATION

     The following table sets forth the aggregate compensation earned by the Chief Executive Officer and the executive officers (collectively, the "Named Executive Officers") for services rendered in all capacities to the Company during the year ended December 31, 1998.

                                                                    LONG-TERM
                                                                   COMPENSATION
                                                     ANNUAL           AWARDS
                                                  COMPENSATION     ------------
                                                -----------------   RESTRICTED     ALL OTHER
         NAME                  POSITION          SALARY    BONUS   STOCK AWARDS   COMPENSATION
         ----                  --------         --------  -------  ------------   ------------
John G. Larkin........  Chief Executive         $275,000       --    678,299             --
                        Officer
Michael R. Azarela....  Executive Vice           200,000  $23,000    150,735        $85,001(1)
                        President, Chief
                        Financial Officer
Kenneth R. Burk(2)....  Executive Vice                --       --         --             --
                        President and Chief
                        Operating Officer
John Kennedy..........  Vice President, Chief    100,000       --    150,735             --
                        Operating Officer --
                        Track Contractors
Peter Alan Pasch(3)...  Vice President, Chief    200,000   23,000         --         21,200(4)
                        Operating Officer --
                        Transit

---------------

(1) Represents $39,801 in moving expenses that were paid by the Company, $2,000 in automobile allowance, $1,000 in life insurance premiums, $34,000 in FICA and $8,200 in 401(k) contributions.
(2) Mr. Burk joined the Company in May 1999 and is expected to be a Named Executive Officer during the year ending December 31, 1999.
(3) Resigned in June 1999.
(4) Represents $3,000 in automobile allowance, $2,000 in life insurance premiums, $8,000 in FICA and $8,200 in 401(k) contributions.

EMPLOYMENT AGREEMENTS

     RailWorks has employment agreements with each of Messrs. Larkin, Azarela and Kennedy. The agreements expire on December 31, 2001, that date is the "Expiration Date", and will continue on a year-to-year basis, unless terminated by either party. Each agreement is terminable by RailWorks with or without cause or upon the employee's death or inability to perform his duties on account of a disability for a period of six months during any consecutive 12 month period or by the employee. The agreements provide for annual base salaries of $325,000, $275,000 and $100,000 for Messrs. Larkin, Azarela and Kennedy, respectively, and provide that these executive officers will receive 5%, 2% and 1.5% respectively, of RailWorks's first bonus pool, called the "First Bonus Pool", and 33.3%, 13.3% and 10.0%, respectively, of RailWorks's second bonus pool, called the "Second Bonus Pool". The First Bonus Pool consists of 10% of RailWorks's pre-tax profits, and the Second Bonus Pool consists of 15% of the amount by which RailWorks's net income exceeds certain benchmarks. In addition, the agreements provided for the grant of shares of restricted stock and options to purchase common stock, as described under the heading "-- Executive Compensation." The agreements provide further that the employee may request a loan from RailWorks in the amount of the income taxes due on stock granted to the employee under his employment agreement. These loans are collateralized only by the stock granted and the employee otherwise has no personal obligation to repay the loan. The term of these loans are five years, requiring annual interest payments; however, the term is accelerated following termination of employment. Each agreement also contains noncompetition, nonsolicitation and confidential information provisions.

     RailWorks also has an employment agreement with Mr. Burk. The agreement expires on May 10, 2002 and will continue on a year-to-year basis, unless terminated by either party. The agreement is terminable by RailWorks with or without cause or upon the employee's death or inability to perform his duties on account of a disability for a period of six months during any consecutive twelve-month period, or by the employee. The agreement provides for an annual base salary of $275,000 and provides that he will receive, as a bonus for each fiscal year during which the agreement is in force, .3% of the net income of RailWorks before income taxes and bonuses (or, for the year ending December 31, 1999, $100,000, if .3% of such net income is less than $100,000), and for the grant of options to purchase common stock. The agreement also contains noncompetition, nonsolicitation and confidential information provisions.

     RailWorks has also entered into employment agreements with the key employees and certain employees of each Founding Company and Acquired Company. The agreements generally expire on the second anniversary of the closing of the Company's acquisition of the employee's company. On and after such date, the agreements automatically renew for successive one-year terms until either party gives 90 days written notice of termination of the agreement, each termination date is called the "Expiration Date". Each agreement is terminable by RailWorks with or without cause or upon the employee's death or inability to perform his duties on account of a disability for a period of six months during any consecutive 12-month period or by the employee. Each agreement provides for an annual base salary and provides that the salary will be adjusted after the initial term of the agreement to reflect the employee's duties and responsibilities. Further, each employee is entitled to a portion of the First Bonus Pool and the Second Bonus Pool. As a group, the owners of the Founding Companies and Acquired Companies are entitled to an aggregate of 40% of the First Bonus Pool and 33.3% of the Second Bonus Pool.

1998 STOCK INCENTIVE PLAN

     The RailWorks board of directors has adopted, and the RailWorks stockholders have approved, the RailWorks 1998 Stock Incentive Plan. There are 2,000,000 shares of common stock reserved for issuance under the Incentive Plan
and, as of June 30, 1999, there were                options outstanding under
the Incentive Plan. The purpose of the Incentive Plan is to provide executive officers, directors and key employees with additional incentives by enabling such persons to increase their ownership interests in RailWorks. Individual awards under the Incentive Plan may take the form of one or more of: (1) either incentive stock options ("ISOs") or non-qualified stock options ("NQSOs," and together with ISOs, "Options"); (2) stock appreciation rights ("SARs"); (3) restricted or deferred stock; (4) dividend equivalents; (5) bonus shares and awards in lieu of RailWorks obligations to pay cash compensation; and (6) other awards the value of which is based in whole or in part upon the value of the common stock. Upon a change of control of RailWorks, as defined in the Incentive Plan, some of the conditions and restrictions relating to an award with respect to the exercisability or settlement of such award will lapse.

     The Compensation Committee administers the Incentive Plan and generally selects the individuals who receive awards. In addition, the Audit Committee determines the type and number of awards and the terms and conditions of those awards (including exercise prices, vesting and forfeiture conditions, performance conditions and periods during which awards will remain outstanding). The Incentive Plan also provides that no participant may be granted in any calendar year awards which may be settled by delivery of more than 100,000 shares and limits payments under cash-settled awards in any calendar year to an amount equal to the fair market value of that number of shares.

     RailWorks generally will be entitled to a tax deduction equal to the amount of compensation realized by a participant through awards under the Incentive Plan, except that (1) no deduction is permitted in connection with ISOs if the participant holds the shares acquired upon exercise for the required holding periods, and (2) deductions for some awards could be limited under the $1.0 million deductibility cap of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). This limitation, however, should not apply to awards granted under a plan during a grace period that expires in August 2001, and should not apply to certain options, SARs and performance-based awards granted thereafter if RailWorks complies with certain requirements under Section 162(m) of the Code.

     The Incentive Plan will remain in effect until terminated by the board of directors. The Incentive Plan may be amended by the board of directors without the consent of the stockholders of RailWorks, except that any amendment, although effective when made, will be subject to stockholder approval if required by any federal or state law or regulation or by the rules of any stock exchange or automated quotation system on which the common stock may then be listed or quoted.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     Set forth below is a description of certain transactions and relationships between RailWorks and certain officers, directors and principal stockholders of the Company. In addition, set forth below is certain information regarding transactions and relationships prior to the IPO between certain of the Founding Companies and their respective officers, directors and principal stockholders.

GENERAL

     Prior to the IPO, certain of the Founding Companies engaged in transactions with companies that are under common ownership, which transactions are described below. Since the IPO, transactions between RailWorks and its officers, directors or principal stockholders must be approved by a majority of the disinterested members of the board of directors.

ACQUISITION OF CERTAIN FOUNDING COMPANIES

     On August 4, 1998, concurrently with the consummation of the IPO, RailWorks acquired all of the outstanding stock of the Founding Companies. Certain of the directors and executive officers of RailWorks were owners of certain of the Founding Companies. These companies, and the consideration their owners received in the acquisitions, are set forth below:

                                                                CONSIDERATION
                                                         ---------------------------
                                                                         SHARES OF
FOUNDING COMPANY                                             CASH       COMMON STOCK
----------------                                         -------------  ------------
Comstock Holdings, Inc.................................  $13.1 million   2,959,291
Kennedy Railroad Builders, Inc.........................  2.8 million       386,795
Merit Railroad Contractors, Inc........................  2.0 million       292,456
Railroad Service, Inc..................................  3.5 million       454,680
U.S. Trackworks, Inc...................................  1.3 million       305,609

     Michael R. Azarela, former Chief Executive Officer of Comstock, is Executive Vice President and Chief Financial Officer of RailWorks. John Kennedy, then President of Kennedy, is the Vice President and Chief Operating
Officer -- Track Contractors and a director of RailWorks. Upon completion of the IPO, Scott D. Brace, President of Railroad Service became a director of RailWorks. Each of Messrs. Azarela, Kennedy and Brace entered into a two-year employment agreement with RailWorks in connection with the acquisition of the Founding Companies.

COMSTOCK

     Effective January 1, 1997, Comstock acquired all of the outstanding stock of L.K. Comstock from Spie for $5.0 million plus a contingent payment of up to $5.0 million based on 1997, 1998 and 1999 pre-tax income. In May 1998, Comstock agreed to pay Spie $1.6 million in lieu of such contingent payment, which amount was paid by RailWorks on September 8, 1998.

     In connection with the Comstock Acquisition, Comstock, L.K. Comstock, Spie and CGI entered into an Indemnity and Cooperation Agreement pursuant to which L.K. Comstock issued a contingent promissory note to Spie in the amount of approximately $14.9 million (the "Contingent Note") collateralized by any proceeds derived from three projects (the "Spie Projects") for which Comstock had not been fully paid. Each of these projects is the subject of a lawsuit in which L.K. Comstock seeks payment of a portion of the contract price. In each proceeding, the defendant has filed a counterclaim against L.K. Comstock for breach of contract. Spie is obligated to indemnify L.K. Comstock for all losses and expenses incurred with respect to these lawsuits. The Contingent Note is payable only from amounts collected by L.K. Comstock with respect to the Spie Projects prior to April 3, 2007, at which time the Contingent Note will be canceled. As such, Spie and any successor or creditor may not look to any other assets of L.K. Comstock or RailWorks to satisfy the Contingent Note. Because there is a right of offset for any gains or losses incurred in connection with the Spie Projects, neither the Contingent Note nor the right to receive proceeds from the Spie Projects is reflected in Comstock's financial statements, the RailWorks Consolidated Financial Statements or the RailWorks Pro Forma Financial Statements.

LOANS TO OFFICERS

     Pursuant to the employment agreements, RailWorks made loans to certain of its executive officers to cover income taxes due with respect to grants of restricted common stock. These loans, which are due in full on August 4, 2003, were in the following principal amounts: John G. Larkin -- $3,982,245; Michael
R. Azarela -- $876,236; and John Kennedy -- $834,047.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the common stock as of October 15, 1999 by: (1) each Named Executive Officer of RailWorks; (2) each director of RailWorks; and (3) all of the RailWorks directors and executive officers as a group. Unless otherwise provided, all persons listed have an address c/o RailWorks's principal executive offices and have sole voting and investment power with respect to their shares unless otherwise indicated.

                                                                SHARES BENEFICIALLY
                                                                       OWNED
                                                              ------------------------
BENEFICIAL OWNER                                                NUMBER      PERCENT(1)
----------------                                              -----------   ----------
John G. Larkin..............................................    [828,309]      [5.9]
Michael R. Azarela..........................................    [551,747]      [4.0]
Kenneth R. Burk(2)..........................................     [50,000]        [*]
John Kennedy................................................    [404,021]      [2.9]
Scott D. Brace..............................................    [200,093]      [1.4]
Ronald W. Drucker(3)........................................      [5,500]        [*]
R.C. Matney(4)..............................................      [4,500]        [*]
Donald P. Traviss...........................................         [--]        [*]
All executive officers and directors as a group(8
  persons)(5)...............................................  [2,044,170]       14.3
Deutsche Bank Securities Inc.(6)............................  [2,003,385]     [13.1]%

---------------

  * Less than one percent

(1) Based on an aggregate of [14,255,706] shares of common stock issued and outstanding as of October 15, 1999 plus, for each person, (a) the number of shares of common stock issuable upon conversion of shares of Series A convertible preferred stock beneficially owned by such person, and (b) the number of shares of common stock issuable upon exercise of outstanding stock
    options that are or will become exercisable prior to                , 1999.
(2) Represents [50,000] shares issuable upon exercise of outstanding options.
(3) Includes [2,500] shares issuable upon exercise of outstanding options.
(4) Includes [2,500] shares issuable upon exercise of outstanding options.
(5) Represents (a) [1,989,170] shares beneficially owned by such directors and executive officers, and (b) [54,500] shares issuable upon exercise of outstanding stock options that are or will become exercisable prior to
              , 1999.
(6) Represents (a) [633,385] shares of common stock of RailWorks and (b) [13,700] shares of Series A convertible preferred stock. Each share of Series A convertible preferred stock is convertible at any time into 100 shares of common stock, subject to some exceptions. Conversion is prohibited if, after the conversion, Deutsche Bank Securities Inc. (formerly BT Alex. Brown Incorporated) would own 5% or more of the RailWorks common stock. The address of Deutsche Bank Securities Inc. is 130 Liberty Street, New York, New York 10006.

                          DESCRIPTION OF CAPITAL STOCK

     The authorized capital stock of RailWorks consists of 100,000,000 shares of common stock, par value $.01 per share and 10,000,000 shares of preferred stock, par value $.01 per share. The following summary description of the capital stock of RailWorks is a summary only and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Company's Certificate of Incorporation and Bylaws of RailWorks, copies of which are available from RailWorks by writing or calling our principal executive offices, and to the applicable provisions of the Delaware General Corporation Law ("DGCL").

COMMON STOCK

     The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Subject to the rights of any holders of preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available. In the event of a liquidation, dissolution or winding up of the Company, holders of the common stock are entitled to share ratably in the distribution of all assets remaining after payment of liabilities, subject to the rights of any holders of preferred stock of RailWorks. The holders of common stock have no preemptive rights to subscribe for additional shares of RailWorks and no right to convert their common stock into any other securities. In addition, there are no redemption or sinking fund provisions applicable to the common stock. All of the outstanding shares of common stock are fully paid and nonassessable.

PREFERRED STOCK

     RailWorks has 10,000,000 shares of authorized preferred stock. On October 8, 1998, the Company issued 13,700 shares of preferred stock, designated Series A convertible preferred stock, to Deutsche Bank Securities Inc. (formerly BT Alex. Brown Incorporated), in exchange for 1,370,000 shares of common stock. The stock exchange reduced Deutsche Bank Securities Inc.'s common stock holdings to satisfy the Bank Holding Company Act (the "BHCA"). The BHCA requires that a bank holding company own less than 5% of the voting stock of a publicly-traded corporation. Each share of Series A convertible preferred stock is convertible into 100 shares of common stock; however, subject to certain exceptions allowed by the BHCA, conversion is prohibited if, after the conversion, Deutsche Bank Securities Inc. would own 5% or more of the common stock. Shares of Series A convertible preferred stock carry no voting rights, share ratably with shares of common stock as to dividend distributions as if shares of Series A convertible preferred stock had been converted to shares of common stock and have a liquidation preference over shares of common stock.

     The board of directors is authorized to provide for the issuance of additional classes and series of preferred stock out of remaining undesignated shares, and the board of directors may establish the voting powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of any such additional class or series of preferred stock, including the dividend rights, dividend rate, terms of redemption, redemption price or prices, conversion rights and liquidation preferences of the shares constituting any series, without any further vote or action by the stockholders of the Company. The issuance of preferred stock by the board of directors could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of RailWorks, thereby delaying, deferring or preventing a change in control of RailWorks.

CERTAIN PROVISIONS OF DELAWARE LAW AND THE COMPANY'S CERTIFICATE OF INCORPORATION AND BYLAWS

     We are subject to the provisions of Section 203 of the DGCL. Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns or within three years prior to the proposed business combination has owned 15% or more of the corporation's voting stock.

     Our Certificate of Incorporation provides that liability of directors of RailWorks is eliminated to the fullest extent permitted under Section 102(b)(7) of the DGCL. As a result, no director of RailWorks will be liable to RailWorks or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to RailWorks or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii) for any willful or negligent payment of an unlawful dividend, stock purchase or redemption; or (iv) for any transaction from which the director derived an improper personal benefit.

     Our Bylaws provide that the board of directors be elected to staggered one-, two-and three-year terms and, thereafter, for successive three-year terms. In addition, directors may only be removed from office for cause. These provisions of the Bylaws could discourage potential acquisition proposals and could delay or prevent a change in control of RailWorks.

                         DESCRIPTION OF CREDIT FACILITY

     Since the IPO, cash for acquisitions and working capital has been financed by funds generated from operations, together with borrowings under the Company's three-year, $105 million senior secured revolving credit facility with Bank of America, N.A. ("B of A"). The credit facility matures on August 5, 2002, subject to acceleration upon the occurrence of an event of default or a change in control. Of the $105 million senior secured revolving credit facility, $90 million can be borrowed by RailWorks (the "U.S. credit facility"), and $15 million can be borrowed by Canadian subsidiaries of RailWorks (the "Canadian credit facility"). Borrowings under the credit facility bear interest, at our option, at an interest rate equal to (1) LIBOR plus the applicable margin for LIBOR loans, which ranges from 125 basis points to 250 basis points based on the ratio of Funded Debt to EBITDA (as such terms are defined in the credit facility), (2) the Base Rate (defined as the higher of (a) the NationsBank prime rate and (b) the Federal Funds rate plus 50 basis points) plus up to 100 basis points based on the ratio of Funded Debt to EBITDA or (3) a rate negotiated with B of A at the time of borrowing for up to $5 million of the U.S. credit facility available to RailWorks as a swing line. In addition, borrowings under the Canadian credit facility can be funded through bankers' acceptances, issued at a discount to face value. As of June 30, 1999, borrowings under the credit facility bore interest at a weighted average interest rate of 7.45% per annum.

     Borrowings under the U.S. credit facility are secured by a first priority lien on all capital stock of our U.S. subsidiaries, 66% of the voting capital stock of our non-U.S. subsidiaries, all non-voting capital stock of our non-U.S. subsidiaries and all of our accounts receivable and the accounts receivable of our U.S. subsidiaries. Repayment of the U.S. credit facility is guaranteed by all of our U.S. subsidiaries. Borrowings under the Canadian credit facility are secured by a first priority lien on all capital stock of our U.S. and non-U.S. subsidiaries and all accounts receivable of RailWorks and its subsidiaries, other than Canadian subsidiaries, and by a second priority lien on all accounts receivable of the Canadian subsidiaries. Repayment of the Canadian credit facility is guaranteed by RailWorks and all of its subsidiaries. The credit facility contains usual and customary events of default as well as financial covenants for RailWorks regarding, among other things, debt coverage, net worth and earnings. The credit facility also contains covenants and provisions that restrict, among other things, the ability of RailWorks and its subsidiaries to:
(1) incur additional indebtedness and liens on their property, (2) merge or consolidate with or acquire another person or engage in other fundamental changes, (3) make certain acquisitions and investments, (4) make dividend and certain other payments and (5) engage in certain sales, sale-leasebacks and certain dispositions of property. As of the date of this prospectus, we were in compliance with all covenants under the credit facility.

                          DESCRIPTION OF THE NEW NOTES

     The form and terms of the new notes and the old notes are identical in all material respects, except that transfer restrictions and registration rights applicable to the old notes do not apply to the new notes.

     The old notes were, and the new notes will be, issued under the same indenture as the existing notes, which is dated as of April 7, 1999, among RailWorks, the Subsidiary Guarantors and First Union National Bank, as trustee. The following description of the material provisions of the indenture is a summary only. It does not include all of the provisions of the indenture. We urge you to read the indenture because it defines your rights. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, which will govern the indenture upon effectiveness of the registration statement that includes this prospectus. A copy of the indenture may be obtained from RailWorks upon request. You can find definitions of certain capitalized terms used in this description under "-- Certain Definitions." For purposes of this section, references to "we," "our," "us" and "RailWorks" include only RailWorks Corporation and not its subsidiaries. References in this section to the "notes" are references to both the old notes and the new notes.

     The notes are general unsecured obligations of RailWorks, and rank subordinate in right of payment to all Senior Debt of RailWorks.

     We will issue the new notes in fully registered form in denominations of $1,000 and integral multiples. The trustee will initially act as paying agent and registrar for the new notes. The new notes may be presented for registration or transfer and exchange at the offices of the registrar. We may change any paying agent and registrar without notice to note holders. We will pay principal, and premium, if any, on the notes at the trustee's corporate office in New York, New York. At our option, interest may be paid at the trustee's corporate trust office or by check mailed to the registered address of holders. Any notes that remain outstanding after the completion of the exchange offer, together with the new notes issued in connection with the exchange offer, will be treated as a single class of securities under the indenture.

PRINCIPAL, MATURITY AND INTEREST

     The notes are limited in aggregate principal amount to $250.0 million, of which $125.0 million in aggregate principal amount was issued on April 7, 1999, which we refer to as the "existing notes", and $50.0 million in aggregate principal amount was issued on September 30, 1999. The notes mature on April 15, 2009. Additional notes may be issued from time to time, subject to the limitations set forth under "-- Certain Covenants -- Limitation on Incurrence of Additional Indebtedness" and restrictions contained in the Credit Agreement. Any additional notes will be part of the same issue as the existing notes, the old notes and the new notes and will vote on all matters with the existing notes, the old notes and the new notes. Unless otherwise indicated, references in this section to the notes include the existing notes but do not include the additional notes. No offering of any such additional notes is being or shall be deemed to be made by this prospectus. In addition, there can be no assurance as to when or whether RailWorks will issue any such additional notes or as to the aggregate principal amount of any such additional notes.

     Interest on the notes accrues at the annual rate of 11 1/2% and is payable semi-annually in cash on each April 15 and October 15 commencing on October 15, 1999, to the persons who are registered holders at the close of business on the April 1 and October 1 immediately preceding the applicable interest payment date. Interest on the notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from and including September 30, 1999. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

     The notes are not entitled to the benefit of any mandatory sinking fund.

REDEMPTION

     Optional Redemption. Except as described below, the notes are not redeemable before April 15, 2004. After April 15, 2004, we may redeem the notes at our option, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices expressed as percentages of the principal amount as described in the following table, plus accrued and unpaid interest to the redemption date, if redeemed during the twelve-month period commencing on April 15 of the years indicated in the table set forth below:

YEAR                                                          PERCENTAGE
----                                                          ----------
2004........................................................   105.750%
2005........................................................   103.833%
2006........................................................   101.917%
2007 and thereafter.........................................   100.000%

     In addition, we must pay accrued and unpaid interest on the notes we redeem.

     Optional Redemption. Except as described below, the notes are not redeemable before April 15, 2004. After April 15, 2004, we may redeem the notes at our option, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices expressed as percentages of the principal amount as described in the following table, plus accrued and unpaid interest to the redemption date, if redeemed during the twelve-month period beginning on April 15 of the years indicated in the table below:

YEAR                                                          PERCENTAGE
----                                                          ----------
2004........................................................   105.750%
2005........................................................   103.833%
2006........................................................   101.917%
2007 and thereafter.........................................   100.000%

     In addition, we must pay accrued and unpaid interest on the notes we redeem.

     Optional Redemption upon Equity Offerings. At any time, which may be more than once, on or prior to April 15, 2002, we may, at our option, use the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the principal amount of the notes issued under the indenture at a redemption price of 111.500% of the principal amount of such notes plus accrued and unpaid interest, if any, to the redemption date; provided that:

          (1) at least 65% of the principal amount of notes issued under the indenture remains outstanding immediately after any such redemption; and

          (2) we make such redemption not more than 120 days after the consummation of any such Equity Offering.

     "Equity Offering" means public or private offering of our Qualified Capital Stock; provided that, in the event such equity offering is not in the form of an underwritten public offering registered under the Securities Act, the proceeds we directly or indirectly receive from such offering are not less than $10.0 million.

SELECTION AND NOTICE OF REDEMPTION

     In the event that we choose to redeem less than all of the notes, the trustee will select notes for redemption either:

          (1) in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed; or,

          (2) on a pro rata basis, by lot or by such method as the trustee shall deem fair and appropriate.

     No notes of a principal amount of $1,000 or less shall be redeemed in part. If a partial redemption is made with the proceeds of an Equity Offering, the trustee will select the notes only on a pro rata basis or on as nearly a pro rata basis as is practicable, subject to DTC procedures, unless such method is otherwise prohibited. Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at the holder's registered address. On and after the redemption date, interest will cease to accrue on notes or portions thereof called for redemption as long as we have deposited with the paying agent funds in satisfaction of the applicable redemption price.

SUBORDINATION

     The payment of all Obligations on the notes is subordinated in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations on Senior Debt of RailWorks.

     The holders of Senior Debt are entitled to receive payment in full in cash or Cash Equivalents of all Obligations due in respect of Senior Debt. The payment includes any interest accruing subsequent to a bankruptcy or other similar proceeding, whether or not such interest is an allowed claim enforceable against RailWorks in a bankruptcy case, before the holders of notes will be entitled to receive any payment with respect to the notes, or any note is acquired for cash or property or otherwise, in the event of any distribution to our creditors:

          (1) in a liquidation or dissolution of RailWorks;

          (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to RailWorks or its property;

          (3) in an assignment for the benefit of creditors; or

          (4) in any marshaling of RailWorks's assets and liabilities.

     We also may not make any payment in respect of the notes, or acquire any notes for cash or property or otherwise, if:

          (1) a payment default on Designated Senior Debt occurs and is continuing; or

          (2) any other default occurs and is continuing on Designated Senior Debt (as such event of default is defined in the instrument creating or evidencing such Designated Senior Debt) that permits holders of the Designated Senior Debt to accelerate its maturity and the trustee receives a notice of such default (a "Payment Blockage Notice") from the Representative of any Designated Senior Debt.

     Payments on the notes may and shall be resumed:

          (1) in the case of a payment default, upon the date on which such default is cured or waived; and

          (2) in case of a nonpayment default, the earliest of the date on which such nonpayment default is cured or waived or ceases to exist or such Designated Senior Debt is paid in full (so long as no other event of default exists), or the trustee receives notice from the Representative for the respective issue of Designated Senior Debt terminating the Blockage Period, or 180 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

     No new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the initial effective date of the immediately prior Payment Blockage Notice.

     No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days.

     We must promptly notify holders of Senior Debt if payment of the notes is accelerated because of an Event of Default.

     As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of RailWorks, holders of the notes may recover less ratably than creditors of RailWorks who are holders of Senior Debt. See "Risk Factors -- Risks Relating to the Notes -- The Notes Rank Behind Other Indebtedness".

     Pro forma basis for the acquisition of the 1999 Acquired Companies, the sale of the old notes and the application of the net proceeds, and new borrowings under the credit facility in August 1999, at June 30, 1999, the aggregate amount of senior debt outstanding would have been approximately $19.4 million, and RailWorks would have had $85.6 million available for borrowing under the Credit Agreement.

GUARANTEES

     The Guarantors, which will initially include all of our domestic Restricted Subsidiaries existing on September 30, 1999, will jointly and severally fully and unconditionally guarantee, on an unsecured senior subordinated basis, our obligations under the indenture and the notes. Each Guarantee will be subordinated to Guarantor Senior Debt on the same basis as the notes are subordinated to Senior Debt. For purposes hereof, the trustee and the holders shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments from RailWorks in respect of the notes pursuant to the indenture. The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

     Each Guarantor may consolidate with or merge into or sell its assets to the Company or another Guarantor that is a Wholly Owned Restricted Subsidiary of RailWorks without limitation, or with other Persons upon the terms and conditions set forth in the indenture. See "-- Certain Covenants -- Merger, Consolidation and Sale of Assets". In the event all or substantially all of the assets or all of the Capital Stock of a Guarantor is sold by RailWorks and the sale complies with the provisions set forth in "-- Certain
Covenants -- Limitation on Asset Sales", the Guarantor's Guarantee will be automatically and unconditionally discharged and released.

     Separate financial statements of the Guarantors are not included herein because such Guarantors are jointly and severally liable for our obligations pursuant to the notes, and the aggregate net assets, earnings and equity of the Guarantors and RailWorks are substantially equivalent to the net assets, earnings and equity of RailWorks on a consolidated basis.

HOLDING COMPANY STRUCTURE

     RailWorks is a holding company. We have no material operations of our own and only limited assets. Accordingly, we depend upon the distribution of the earnings of our subsidiaries, whether in the form of dividends, advances or payments on account of intercompany obligations, to service our debt obligations. We cannot assure you that, after providing for all prior claims, there would be sufficient assets available from RailWorks and our subsidiaries to satisfy the claims of the holders of our new notes.

CHANGE OF CONTROL

     In the event of a Change of Control, each holder will have the right to require that we purchase all or a portion of such holder's new notes pursuant to the offer described below, the "Change of Control Offer", at a purchase price equal to 101% of the principal amount of the new notes plus accrued and unpaid interest, if any, to the date of purchase.

     Within 30 days following the date upon which the Change of Control occurred, we must send, by first class mail, a notice to each holder, with a copy to the trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law, the date of such purchase being the "Change of Control Payment Date". Holders electing to have a note purchased pursuant to a Change of Control Offer will be required to surrender the note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the note completed, to the paying agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date.

     If we make a Change of Control Offer, we cannot guarantee that we will have available funds sufficient to pay the Change of Control purchase price for all the notes that might be delivered by holders seeking to accept the Change of Control Offer. In the event we are required to purchase outstanding notes pursuant to a Change of Control Offer, we expect that we would seek third-party financing to the extent we do not have available funds to meet our purchase obligations. However, we cannot guarantee that we would be able to obtain the necessary financing.

     In addition, we cannot guarantee that our debt instruments will permit us to make a Change of Control Offer. Our credit facility does not permit us to make a Change of Control Offer and, in order to make such offer, we would be required to pay off the credit facility in full or seek a waiver from the lenders under the credit facility in order to make the Change of Control Offer. A Change of Control is an event of default under the credit facility and would entitle the lenders to accelerate all amounts owing under the credit facility. Any future credit agreements or other agreements relating to Senior Debt to which we become a party may contain similar restrictions and provisions. Moreover, the exercise by the holders of their rights to require us to repurchase the notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on RailWorks. Failure to make a Change of Control Offer, even if prohibited by our debt instruments, would constitute a default under the indenture. See "Risk Factors -- Risks Relating to the New Notes -- We May Not Have Sufficient Cash to Purchase the New Notes Upon a Change of Control."

     We are not required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in compliance with the requirements applicable to a Change of Control Offer made by RailWorks and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

     Neither the board of directors of RailWorks nor the trustee may waive the covenant relating to a holder's right to redemption when a Change of Control occurs. Each holder's right to require us to purchase that holder's notes upon a Change of Control, and the restrictions in the indenture described in this prospectus on the ability of RailWorks and its Restricted Subsidiaries to incur additional Indebtedness, to grant liens on their property, to make Restricted Payments and to make Asset Sales, may also make a takeover of RailWorks more difficult or discourage it, whether favored or opposed by our management. Carrying out Change of Control Offers may sometimes require redemption or repurchase of the notes, and we cannot guarantee that we or the acquiring party will have sufficient financial resources to do so. These restrictions and the restrictions on transactions with affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of RailWorks or any of its subsidiaries by our management. While the restrictions cover a wide variety of arrangements that have traditionally been used to effect highly leveraged transactions, the indenture may not afford the holders of new notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

     We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations in connection with the repurchase of notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the indenture, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the "Change of Control" provisions of the indenture by doing so.

CERTAIN COVENANTS

     Limitation on Incurrence of Additional Indebtedness. We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness, other than Permitted Indebtedness; provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, RailWorks or any of its Restricted Subsidiaries that is or, upon such incurrence, becomes a Guarantor may incur Indebtedness (including, without limitation, Acquired Indebtedness) and Restricted Subsidiaries of RailWorks that are not Guarantors may incur Acquired Indebtedness, in each case if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of RailWorks is greater than (x) 2.0 to 1.0 if the date of such occurrence is on or prior to April 1, 2001, or (y) 2.25 to 1.0 if the date of such occurrence is on or after April 1, 2001 and prior to April 1, 2004, or (z) 2.5 to 1.0 if the date of such occurrence is on or after April 1, 2004.

     Limitation on Restricted Payments. We will not, and will not cause or permit any of our Restricted Subsidiaries to, directly or indirectly:

          (1) declare or pay any dividend or make any distribution, other than dividends or distributions payable in Qualified Capital Stock of RailWorks or in options, warrants or other rights to purchase Qualified Capital Stock of RailWorks, on or in respect of shares of the RailWorks Capital Stock to holders of such Capital Stock;

          (2) purchase, redeem or otherwise acquire or retire for value any Capital Stock of RailWorks or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, other than in either case any RailWorks Capital Stock or other securities owned by RailWorks or any of its Restricted Subsidiaries;

          (3) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of RailWorks that is subordinate or junior in right of payment to the notes, (i) other than any such subordinated Indebtedness owed to RailWorks or any of its Restricted Subsidiaries and (ii) except the prepayment, purchase, repurchase or other acquisition or retirement of Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of prepayment, purchase, repurchase or other acquisition or retirement; or

          (4) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (1), (2), (3) and (4) being referred to as a "Restricted Payment");

     if at the time of such Restricted Payment or immediately after giving effect to it,

             (i) a Default or an Event of Default shall have occurred and be continuing; or

             (ii) we are not able to incur at least $1.00 of additional Indebtedness, other than Permitted Indebtedness, in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant; or

             (iii) the aggregate amount of Restricted Payments, including such proposed Restricted Payment made subsequent to April 7, 1999 exceeds the sum of:

                (w) 50% of the cumulative Consolidated Net Income, or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss, of RailWorks earned subsequent to April 7, 1999 and on or prior to the date the Restricted Payment occurs (the "Reference Date"), and treating such period as a single accounting period; plus

                (x) 100% of the aggregate net cash proceeds received by RailWorks from any Person, other than a Restricted Subsidiary, from the issuance and sale subsequent to April 7, 1999 and on or prior to the Reference Date of (i) Qualified Capital Stock of RailWorks and
           (ii) Indebtedness or Disqualified Capital Stock that has been converted into or exchanged for Qualified Capital Stock together with the aggregate net cash proceeds received by RailWorks or any Restricted Subsidiary at the time of such conversion or exchange; plus

                (y) without duplication of any amounts included in clause (iii)
           (x) above, 100% of the aggregate net cash proceeds of any equity contribution received by RailWorks from a holder of RailWorks Capital Stock, excluding, in the case of clauses (iii) (x) and (y), any net cash proceeds from an Equity Offering to the extent used to redeem the notes in compliance with the provisions set forth under "Redemption -- Optional Redemption upon Equity Offerings"; plus

                (z) without duplication, the sum of:

                    (1) the aggregate amount returned in cash on or with respect to Investments, except for Permitted Investments, made subsequent to April 7, 1999 whether through interest payments, principal payments, dividends or other distributions or payments;

                    (2) the net cash proceeds received by RailWorks or any of
               its Restricted Subsidiaries from the disposition of all or any portion of such Investments, other than to a Restricted Subsidiary of RailWorks; and

                    (3) upon redesignation of an Unrestricted Subsidiary as a
               Restricted Subsidiary, the fair market value of such Subsidiary; provided, however, that the sum of clauses (1), (2) and (3) above shall not exceed the aggregate amount of all such Investments made subsequent to April 7, 1999.

     Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:

          (1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration;

          (2) the acquisition of any shares of Capital Stock of RailWorks, either (i) solely in exchange for shares of Qualified Capital Stock of RailWorks or (ii) through the application of net proceeds of a substantially concurrent sale for cash, other than to a Restricted Subsidiary, of shares of Qualified Capital Stock;

          (3) the acquisition of any Indebtedness of RailWorks that is subordinate or junior in right of payment to the notes either (i) solely in exchange for shares of Qualified Capital Stock of RailWorks, or (ii) through the application of net proceeds of a substantially concurrent sale for cash, other than to a Restricted Subsidiary of RailWorks of (a) shares of Qualified Capital Stock of RailWorks or (b) Refinancing Indebtedness;

          (4) so long as no Default or Event of Default shall have occurred and be continuing, repurchases by RailWorks of its Capital Stock from employees, former employees, directors or former directors of RailWorks or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such employees or former employees, or termination of the term of such director or former director, in an aggregate amount not to exceed $1.0 million in any calendar year;

          (5) loans and advances made to officers or other employees to make tax payments associated with stock grants and/or the grant or exercise of stock options (i) pursuant to existing employment agreements in an amount not to exceed $6.5 million within six months after April 7, 1999 and (ii) in an amount not to exceed $1.0 million in any calendar year thereafter;

          (6) loans and advances to officers and other employees of RailWorks or any of its Restricted Subsidiaries for the exercise of stock options in an amount not to exceed $1.0 million at any one time outstanding;

          (7) the repurchase of any subordinated Indebtedness at a purchase price not greater than 101% of the principal amount of such subordinated Indebtedness in the event of a "change of control" in accordance with provisions similar to the "Change of Control" covenant; provided that, prior to or simultaneously with such repurchase, RailWorks has made the Change of Control Offer as provided in such covenant with respect to the notes and has repurchased all notes validly tendered for payment in connection with such Change of Control Offer;

          (8) payments or distributions to stockholders pursuant to appraisal rights in respect of up to 10% of the Capital Stock of RailWorks or any Restricted Subsidiary required by law in connection with a consolidation, merger or transfer of assets that complies with the covenant described under "-- Merger, Consolidation and Sale of Assets"; and

          (9) other Restricted Payments in an aggregate amount since April 7, 1999 not to exceed $1.0 million.

     In determining the aggregate amount of Restricted Payments made subsequent to April 7, 1999 in accordance with clause (iii) of the immediately preceding paragraph, amounts expended pursuant to clauses (1), (2) (ii), (4), (5), (6),
(7) and (9) shall be included in such calculation.

     Not later than the date of making any Restricted Payment, we shall deliver to the trustee an officers' certificate stating that such Restricted Payment complies with the indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon our latest available internal quarterly financial statements.

     Limitation on Asset Sales. We will not, and will not permit any of our Restricted Subsidiaries to, consummate an Asset Sale unless:

          (1) RailWorks or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of, as determined in good faith by our board of directors;

          (2) at least 75% of the consideration received by RailWorks or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition; provided that the amount of (x) any liabilities of RailWorks or any of its Restricted Subsidiaries (as shown on the most recent balance sheet of RailWorks or such Restricted Subsidiary), other than liabilities that are by their terms subordinated to the notes or any Guarantee, as the case may be, that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases RailWorks or such Restricted Subsidiary from further liability and (y) any securities, notes or other obligations received by RailWorks or any such Restricted Subsidiary from such transferee that are converted by RailWorks or such Restricted Subsidiary into cash, to the extent of the cash received, within 180 days after receipt, shall be deemed to be cash for the purposes of this clause (2); and

          (3) upon the consummation of an Asset Sale, RailWorks shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 360 days of receipt thereof either:

             (a) to prepay any Senior Debt and, in the case of any Senior Debt under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility;

             (b) to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of RailWorks and its Restricted Subsidiaries as existing on April 7, 1999 or in businesses reasonably related or ancillary thereto ("Replacement Assets"); or

             (c) a combination of prepayment and investment permitted by the foregoing clauses (3)(a) and (3)(b).

     On the 361st day after an Asset Sale or such earlier date, if any, as the Board of Directors of RailWorks or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (3)(a), (3)(b) and (3)(c) of the preceding paragraph, each such date a "Net Proceeds Offer Trigger Date", subject to the immediately succeeding paragraph, such aggregate amount of Net Cash Proceeds that have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses
(3)(a), (3)(b) and (3)(c) of the preceding paragraph (each a "Net Proceeds Offer Amount") shall be applied by RailWorks or such Restricted Subsidiary to make an offer to purchase, such offer being the "Net Proceeds Offer", on a date, the "Net Proceeds Offer Payment Date", not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, from all holders on a pro rata basis, that amount of notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase.

     We may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $10.0 million resulting from one or more Asset Sales, at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $10.0 million, shall be applied as required pursuant to this paragraph. Upon completion of a Net Proceeds Offer, the amount of Net Cash Proceeds and the aggregate unutilized Net Proceeds Offer Amount will be reset to zero. Accordingly, to the extent that any Net Proceeds remain after consummation of a Net Proceeds Offer, we may use such Net Proceeds for any purpose not prohibited by the indenture.

     Notwithstanding the first two paragraphs of this covenant, RailWorks and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent that:

          (1) at least 75% of the consideration for such Asset Sale constitutes Replacement Assets; and

          (2) such Asset Sale is for fair market value; provided that any consideration not constituting Replacement Assets received by RailWorks or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the first two paragraphs of this covenant.

     Each Net Proceeds Offer will be mailed to the record holders as shown on the register of holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the trustee, and shall comply with the procedures set forth in the indenture. Upon receiving notice of the

Net Proceeds Offer, holders may elect to tender their notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent holders properly tender notes in an amount exceeding the Net Proceeds Offer Amount, notes of tendering holders will be purchased on a pro rata basis. A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law.

     We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the indenture, we shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Asset Sale" provisions of the indenture by doing so.

     Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1) pay dividends or make any other distributions on or in respect of its Capital Stock;

          (2) make loans or advances or to pay any Indebtedness owed to RailWorks or any of its Restricted Subsidiaries; or

          (3) transfer any of its property or assets to RailWorks or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of:

             (a) applicable law;

             (b) the indenture, the Guarantees and the notes;

             (c) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any of our Restricted Subsidiaries;

             (d) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

             (e) the Credit Agreement and any other agreements in effect on April 7, 1999;

             (f) an agreement entered into for the sale or disposition of Capital Stock or assets of a Restricted Subsidiary or an agreement entered into for the sale of specified assets, in either case, so long as such encumbrance or restriction, by its terms, terminates upon consummation of such sale or termination of such agreements;

             (g) any agreement or instrument governing Indebtedness or Capital Stock of any Person in effect at the time it is acquired by RailWorks or any of its Restricted Subsidiaries;

             (h) purchase money obligations for assets acquired in the ordinary course of business that impose restrictions of the nature described in
        (3) above on the property so acquired;

             (i) customary provisions with respect to the disposition or distribution of assets in joint venture agreements and other similar agreements;

             (j) customary restrictions on transfers of property subject to a Lien permitted under the indenture imposed by the holder of such Lien; or

             (k) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement permitted above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to RailWorks in any material respect as determined by the RailWorks board of directors in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to above.

     Limitation on Preferred Stock of Restricted Subsidiaries. We will not permit any of our Restricted Subsidiaries that are not Guarantors to issue any Preferred Stock (other than to or to a Wholly Owned Restricted Subsidiary of RailWorks) or permit any Person (other than RailWorks or a Wholly Owned Restricted Subsidiary of RailWorks) to own any Preferred Stock of any Restricted Subsidiary that is not a Guarantor. Notwithstanding the foregoing, nothing in such covenant will prohibit Preferred Stock issued by a Person prior to the time
(A) such Person becomes a Restricted Subsidiary of RailWorks, (B) such Person merges with or into a Restricted Subsidiary of RailWorks or (C) a Restricted Subsidiary of RailWorks merges with or into such Person; provided that such Preferred Stock was not issued or incurred by such Person in anticipation of a transaction contemplated by subclause (A), (B) or (C) above.

     Limitation on Liens. We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of ours or of any of our Restricted Subsidiaries whether owned on, or acquired after April 7, 1999, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless:

          (1) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the notes, the notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and

          (2) in all other cases, the notes are equally and ratably secured, except for:

             (a) Liens existing as of April 7, 1999 to the extent and in the manner such Liens are in effect on April 7, 1999;

             (b) Liens securing Senior Debt and Liens securing Guarantor Senior Debt;

             (c) Liens securing the notes and the Guarantees;

             (d) Liens of RailWorks or a Wholly Owned Restricted Subsidiary of RailWorks on assets of any Restricted Subsidiary of RailWorks;

             (e) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under the indenture and which has been incurred in accordance with the provisions of the indenture; provided, however, that such Liens: (i) are no less favorable to the holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and (ii) do not extend to or cover any property or assets of RailWorks or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced; and

             (f) Permitted Liens.

     Prohibition on Incurrence of Senior Subordinated Debt. We will not, and will not permit any Restricted Subsidiary that is a Guarantor to, incur or suffer to exist Indebtedness that is senior in right of payment to the notes or such Guarantor's Guarantee, as the case may be, and subordinate in right of payment to any other Indebtedness of RailWorks or such Guarantor, as the case may be.

     Merger, Consolidation and Sale of Assets. We will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of, or permit any of our Restricted Subsidiaries to sell, assign, transfer, lease, convey or otherwise dispose of, all or substantially all of our assets (determined on a consolidated basis for RailWorks and its Restricted Subsidiaries), whether as an entirety or substantially as an entirety to any Person unless:

          (1) either:

             (a) RailWorks shall be the surviving or continuing corporation; or

             (b) the Person, if other than RailWorks, formed by such consolidation or into which RailWorks is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of RailWorks and of its Restricted Subsidiaries substantially as an entirety, such Person being referred to as the "Surviving Entity":

                (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

                (y) shall expressly assume, by supplemental indenture (in form and substance reasonably satisfactory to the trustee), executed and delivered to the trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all of the notes and the performance of every covenant of the notes, the indenture and the registration rights agreement to be performed or observed by RailWorks;

          (2) immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), RailWorks or such Surviving Entity, as the case may be, (a) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of RailWorks immediately prior to such transaction and (b) shall be able to incur at least $1.00 of additional Indebtedness, not including Permitted Indebtedness, pursuant to the "Limitation on Incurrence of Additional Indebtedness" covenant;

          (3) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above, including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction, no Default or Event of Default shall have occurred or be continuing; and

          (4) RailWorks or the Surviving Entity shall have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the indenture and that all conditions precedent in the indenture relating to such transaction have been satisfied.

     Notwithstanding the foregoing clauses (2), (3) and (4), (a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its property and assets to RailWorks or any other Restricted Subsidiary and (b) RailWorks may merge with an Affiliate incorporated solely for the purpose of reincorporating RailWorks in another jurisdiction in the United States.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more of our Restricted Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties and assets of RailWorks, shall be deemed to be the transfer of all or substantially all of the properties and assets of RailWorks.

     The indenture provides that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of RailWorks in accordance with the foregoing, in which RailWorks is not the Surviving Entity, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, RailWorks under the indenture and the notes with the same effect as if such surviving entity had been named as such.

     Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and the Indenture in connection with any transaction complying with the provisions of "-- Limitation on Asset Sales") will not, and we will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than RailWorks or any other Guarantor unless:

          (1) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;

          (2) such entity assumes by supplemental indenture all of the obligations of the Guarantor on the Guarantee;

          (3) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

          (4) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, RailWorks could satisfy the provisions of clause (2) of the first paragraph of this covenant.

     Any merger or consolidation of a Guarantor with and into RailWorks (with RailWorks being the surviving entity) or another Guarantor that is a Wholly Owned Restricted Subsidiary of RailWorks need only comply with clause (4) of the first paragraph of this covenant.

     Limitations on Transactions with Affiliates. (a) We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of our Affiliates, each such transaction is referred to as an "Affiliate Transaction", other than
(x) Affiliate Transactions permitted under paragraph (b) below and (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of RailWorks or such Restricted Subsidiary.

     All Affiliate Transactions, and each series of related Affiliate Transactions which are similar or part of a common plan, involving aggregate payments or other property with a fair market value in excess of $2.0 million shall be approved by the board of directors of RailWorks or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such board of directors has determined that the transaction complies with the foregoing provisions. If RailWorks or any of its Restricted Subsidiaries enters into an Affiliate Transaction, or a series of related Affiliate Transactions related to a common plan, that involves an aggregate fair market value of more than $5.0 million, RailWorks or such Restricted Subsidiary, as the case may be, will, prior to the consummation of the transaction, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to RailWorks or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the trustee.

     (b) The restrictions set forth in the first paragraph of this covenant shall not apply to:

          (1) reasonable fees and compensation, including severance payments and compensation in the form of securities, and customary expense reimbursement paid to and indemnity and reimbursement provided on behalf of, officers, directors, employees or consultants of RailWorks or any of its RailWorks Restricted Subsidiaries as determined in good faith by RailWorks's board of directors or senior management;

          (2) transactions exclusively between or among RailWorks and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided such transactions are not otherwise prohibited by the indenture;

          (3) transactions pursuant to or contemplated by any agreement as in effect as of April 7, 1999 or any amendment thereto or any replacement agreement so long as any such amendment or replacement agreement is not more disadvantageous to the holders in any material respect than the original agreement as in effect on April 7, 1999;

          (4) loans and advances to employees or officers of RailWorks and its Restricted Subsidiaries permitted by clause (4) of the definition of "Permitted Investments;"

          (5) Restricted Payments permitted by the indenture; and

          (6) contingent and "earn out" payments incurred in connection with any Asset Acquisition or otherwise, which are contingent on the performance of the assets or properties acquired.

     Additional Subsidiary Guarantees. If RailWorks or any of its Restricted Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any domestic Restricted Subsidiary that is not a Guarantor, or if RailWorks or any of its Restricted Subsidiaries organizes, acquires or otherwise invests in another domestic Restricted Subsidiary having total assets with a book value in excess of $500,000, then such transferee or acquired or other Restricted Subsidiary shall:

          (1) execute and deliver to the trustee a supplemental indenture in form reasonably satisfactory to the trustee pursuant to which such Restricted Subsidiary unconditionally guarantees on a senior subordinated basis all of the RailWorks obligations under the notes and the indenture on the terms set forth in the indenture; and

          (2) deliver to the trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary. Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of the indenture.

     Conduct of Business. RailWorks and its Restricted Subsidiaries will not engage in any businesses which are not the same, similar or reasonably related or ancillary to the businesses in which RailWorks and its Restricted Subsidiaries are engaged on April 7, 1999, except to such extent as would not be material to RailWorks and its Restricted Subsidiaries taken as a whole.

     Reports to Holders. The indenture will provide that, whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, RailWorks will furnish the holders of notes:

          (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if RailWorks were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of RailWorks and its consolidated Subsidiaries, showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of RailWorks and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of RailWorks, if any, and, with respect to the annual information only, a report thereon by RailWorks's certified independent accounts; and

          (2) all current reports that would be required to be filed with SEC on Form 8-K if RailWorks were required to file such reports, in each case within the time periods specified in the SEC's rules and regulations.

     In addition, following the consummation of the exchange offer contemplated by the registration rights agreement, whether or not required by the rules and regulations of the SEC, we will file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations, unless the SEC will not accept such a filing, and make such information available to securities analysts and prospective investors upon request. In addition, we have agreed that, for so long as any notes remain outstanding, we will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

EVENTS OF DEFAULT

     The following events are defined in the indenture as "Events of Default":

          (1) the failure to pay interest on any notes when they become due and payable and the default continues for a period of 30 days, whether or not such payment is prohibited by the subordination provisions of the indenture;

          (2) the failure to pay the principal on any notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise, including the failure to make a payment to purchase notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer, whether or not such payment is prohibited by the subordination provisions of the indenture;

          (3) a default in the observance or performance of any other covenant or agreement contained in the indenture, which default continues for a period of 60 days after RailWorks receives written notice specifying the default, and demanding that such default be remedied, from the trustee or the holders of at least 25% of the outstanding principal amount of the notes (except in the case of a default with respect to the "Merger, Consolidation and Sale of Assets" covenant, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

          (4) the failure to pay at final maturity, after giving effect to any applicable grace periods and any extensions thereof, the principal amount of any Indebtedness of RailWorks or any Restricted Subsidiary of RailWorks and such failure continues for a period of 20 days or more, or the acceleration of the final stated maturity of any such Indebtedness, which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by RailWorks or such Restricted Subsidiary of notice of any such acceleration, if the aggregate principal amount of such Indebtedness, whether outstanding under one or more agreements, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $10.0 million or more at any time;

          (5) one or more judgments in an aggregate amount in excess of $10.0 million shall have been rendered against RailWorks or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

          (6) certain events of bankruptcy affecting RailWorks or any of its Significant Subsidiaries; or

          (7) any Guarantee of a Significant Subsidiary ceases to be in full force and effect or any Guarantee of a Significant Subsidiary is declared to be null and void and unenforceable or any Guarantee of a Significant Subsidiary is found to be invalid or any Guarantor that is a Significant Subsidiary denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of the indenture) and such condition has continued for a period of 30 days after written notice of such failure requiring the Guarantor and RailWorks to remedy the same has been given (x) to RailWorks by the trustee or (y) to RailWorks and the trustee by the holders of 25% in aggregate principal amount of the notes then outstanding.

     If an Event of Default, other than an Event of Default specified in clause
(6) above with respect to RailWorks, shall occur and be continuing, the trustee or the holders of at least 25% in principal amount of outstanding notes may declare the principal of and accrued interest on all the notes to be due and payable by notice in writing to RailWorks and the trustee specifying the respective Event of Default and that it is a "notice of acceleration", such notice being an "Acceleration Notice", and the same:

          (1) shall become immediately due and payable; or

          (2) if there are any amounts outstanding under the Credit Agreement, shall become immediately due and payable upon the first to occur of an acceleration under the Credit Agreement or 5 business days after receipt by RailWorks and the Representative under the Credit Agreement of such Acceleration Notice but only if such Event of Default is then continuing. If an Event of Default specified in clause (6) above with respect to RailWorks occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder.

     The indenture provides that, at any time after a declaration of acceleration with respect to the notes as described in the preceding paragraph, the holders of a majority in principal amount of the notes may rescind and cancel such declaration and its consequences:

          (1) if the rescission would not conflict with any judgment or decree;

          (2) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

          (3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

          (4) if RailWorks has paid the trustee its reasonable compensation and reimbursed the trustee for its expenses, disbursements and advances; and

          (5) in the event of the cure or waiver of an Event of Default of the type described in clause (6) of the description above of Events of Default, the trustee shall have received an officers' certificate and an opinion of counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent to a Default.

     The holders of not less than a majority in principal amount of the notes may waive any existing Default or Event of Default under the indenture, and its consequences, except a default in the payment of the principal of or interest on any notes.

     Holders of the notes may not enforce the indenture or the notes except as provided in the indenture and under the Trust Indenture Act. Subject to the provisions of the indenture relating to the duties of the trustee, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders, unless such holders have offered reasonable indemnity to the trustee. Subject to all provisions of the indenture and applicable law, the holders of a majority in aggregate principal amount of the then outstanding notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

     Under the indenture, we are required to provide an officers' certificate to the trustee promptly upon any such officer's obtaining knowledge of any Default or Event of Default, provided that such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default, that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     We may, at our option and at any time, elect to have our obligations and the obligations of the Guarantors discharged with respect to the outstanding notes, such discharge is called "Legal Defeasance". Legal Defeasance means that RailWorks and, if it so elects, the Guarantors, shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding notes, except for:

          (1) the rights of holders to receive payments in respect of the principal of, premium, if any, and interest on the notes when those payments are due;

          (2) our obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payments;

          (3) the rights, powers, trust, duties and immunities of the trustee and our related obligations; and

          (4) the Legal Defeasance provisions of the indenture.

     In addition, we may, at our option and at any time, elect to have our obligations and the obligations of the Guarantors released with respect to certain covenants that are described in the indenture, such release is called "Covenant Defeasance", and thereafter any omission to comply with those obligations shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events, described under "Events of Default" but not including non-payment, bankruptcy, receivership, reorganization and insolvency events, will no longer constitute an Event of Default with respect to the notes. Concurrently with any Legal Defeasance or Covenant Defeasance, we may, at our further option, cause to be terminated, as of the date on which such Legal Defeasance or Covenant Defeasance occurs, all of the obligations under any or all of the Guarantees, if any, then existing. In order to exercise such option regarding a Guarantee, we will provide the trustee with written notice of our desire to terminate that Guarantee prior to the delivery of the opinion of counsel referred to in clause
(2) or (3), as applicable, of the next succeeding paragraph.

     In order to exercise either Legal Defeasance or Covenant Defeasance:

          (1) we must irrevocably deposit with the trustee, in trust, for the benefit of the holders, cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the notes on the stated date for their payment or on the applicable redemption date, as the case may be;

          (2) in the case of Legal Defeasance, we must deliver to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that:

             (a) we have received from, or there has been published by, the Internal Revenue Service a ruling; or

             (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3) in the case of Covenant Defeasance, we must deliver to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that the holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

          (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the indenture (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) or any other material agreement or instrument to which we or any of our subsidiaries is a party or by which we or any of our subsidiaries is bound;

          (6) we must deliver to the trustee an officers' certificate stating that we did not make the deposit with the intent of preferring the holders over any of our other creditors or with the intent of defeating, hindering, delaying or defrauding any of our other creditors or others;

          (7) we must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with;

          (8) we must deliver to the trustee an opinion of counsel to the effect that, subject to customary assumptions and exclusions:

             (a) the trust funds will not be subject to any rights of holders of Senior Debt, including, without limitation, those arising under the indenture; and

             (b) assuming no intervening bankruptcy of RailWorks between the date of deposit and the 91st day following the date of deposit and that no holder is an insider of RailWorks, after the 91st day following the date of deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

          (9) certain other customary conditions precedent are satisfied.

     Despite the above, the opinion of counsel required by clause (2) above with respect to a Legal Defeasance need not be delivered if all notes not theretofore delivered to the trustee for cancellation (1) have become due and payable, (2) will become due and payable on the maturity date within one year or (3) are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name, and at our expense.

SATISFACTION AND DISCHARGE

     The indenture, the notes and the Guarantees will be discharged and will cease to be of further effect, except as to surviving rights or registration of transfer or exchange of the notes, as expressly provided for in the indenture, as to all outstanding notes when:

          (1) either:

             (a) all the notes previously authenticated and delivered, except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has previously been deposited in trust or segregated and held in trust by us and afterwards repaid to us or discharged from such trust, have been delivered to the trustee for cancellation; or

             (b) all notes not previously delivered to the trustee for cancellation have become due and payable and we have irrevocably deposited or caused to be deposited with the trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the notes not previously delivered to the trustee for cancellation, for principal of, premium, if any, and interest on the notes to the date of deposit together with irrevocable instructions from us directing the trustee to apply the funds to the payment at maturity or redemption;

          (2) we have paid all other sums payable under the indenture by us; and

          (3) we have delivered to the trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

MODIFICATION OF THE INDENTURE

     From time to time, we, the Guarantors and the trustee, without the consent of the holders, may amend the indenture for certain specified purposes, including:

          (1) to evidence the succession of another person to RailWorks or any Guarantor and the assumption by any such succession of the covenants of RailWorks or any Guarantor in the indenture and in the notes;

          (2) to add to the covenants of RailWorks or any Guarantor for the benefit of the holders, or to surrender any right or power herein conferred upon RailWorks or any Guarantor; or

          (3) to add additional Events of Default; or

          (4) to provide for uncertificated notes in addition to or in place of the certificated notes; or

          (5) to evidence and provide for the acceptance of appointment under the indenture by a successor trustee; or

          (6) to secure the notes or any Guarantee; or

          (7) to cure any ambiguity or inconsistencies or to correct or supplement any provision in the indenture that may be defective or inconsistent with any other provisions in the indenture or to make any other provisions with respect to matters or questions arising under the indenture so long as such change does not adversely affect the rights of the holders in any material respect; or

          (8) to comply with any requirements of the SEC in order to effect and maintain the qualification of the indenture under the Trust Indenture Act, if applicable; or

          (9) to release any Guarantor from its Guarantee in accordance with the provisions of the indenture, including in connection with a sale of all of the Capital Stock or all or substantially all of the assets of the Guarantor.

     Other modifications and amendments of the indenture may be made with the consent of the holders of a majority in principal amount of the then outstanding notes issued under the indenture, including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes, except that, without the consent of each holder affected thereby, no amendment may:

          (1) reduce the amount of notes whose holders must consent to an amendment;

          (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any notes;

          (3) reduce the principal of or change or have the effect of changing the fixed maturity of any notes, or change the date on which any notes may be subject to redemption or reduce the redemption price therefor;

          (4) make any notes payable in money other than that stated in the notes;

          (5) make any change in provisions of the indenture protecting the right of each holder to receive payment of principal of and interest on such note on or after the due date thereof or to bring suit to enforce such payment, or permitting holders of a majority in principal amount of notes to waive Defaults or Events of Default;

          (6) after our obligation to purchase notes arises under the indenture, amend, change or modify in any material respect our obligation to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or, after such Change of Control has occurred or such Asset Sale has been consummated, modify any of the related provisions or definitions;

          (7) modify or change any provision of the indenture or the related definitions affecting the subordination or ranking of the notes or any Guarantee in a manner materially adverse to the holders; or

          (8) release any Guarantor that is a Significant Subsidiary from any of its obligations under its Guarantee or the indenture otherwise than in accordance with the terms of the indenture.

GOVERNING LAW

     The indenture provides that it, the notes and the Guarantees are governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required by New York State law.

THE TRUSTEE

     The indenture provides that, except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an Event of Default, the trustee will exercise such rights and powers vested in it by the indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     The indenture and the provisions of the Trust Indenture Act contain certain limitations on the rights of the trustee, should it become a creditor of RailWorks, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the Trust Indenture Act, the trustee will be permitted to engage in other transactions; provided that if the trustee acquires any conflicting interest as described in the Trust Indenture Act, it must eliminate such conflict or resign.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the indenture. We refer you to the indenture for the full definition of all these terms, as well as any other terms used in this prospectus for which no definition is provided.

     "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of RailWorks or at the time it merges or consolidates with RailWorks or any of its Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case whether or not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of RailWorks or such acquisition, merger or consolidation, provided that any Indebtedness of such Person that is redeemed, defeased, retried or otherwise repaid at the time of or immediately upon consummation of the transaction by which such Person is merged with or into RailWorks, becomes a Restricted Subsidiary or such assets are acquired from such Person will not be Acquired Indebtedness.

     "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

     "Asset Acquisition" means (1) an Investment by RailWorks or any Restricted Subsidiary of RailWorks in any other Person pursuant to which such Person shall become a Restricted Subsidiary of RailWorks or any Restricted Subsidiary of RailWorks, or shall be merged with or into RailWorks or any Restricted Subsidiary of RailWorks, or (2) the acquisition by RailWorks or any Restricted Subsidiary of RailWorks of the assets of any Person, other than a Restricted Subsidiary of RailWorks, which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

     "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by RailWorks or any of its Restricted Subsidiaries, including any Sale and Leaseback Transaction, to any Person other than the Company or a Restricted Subsidiary of RailWorks of: (1) any Capital Stock of any Restricted Subsidiary of RailWorks; or (2) any other property or assets of RailWorks or any Restricted Subsidiary of RailWorks other than in the ordinary course of business; provided, however, that asset sales or other dispositions shall not include: (a) a transaction or series of related transactions for which RailWorks or its Restricted Subsidiaries receive aggregate consideration of less than $1.0 million; (b) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of RailWorks as permitted under "Merger, Consolidation and Sale of Assets"; (c) a transaction constituting a Restricted Payment permitted under "-- Restricted Payments" above; (d) sales of obsolete, worn out, damaged or used equipment in the ordinary course of business; (e) sales of equipment or inventory in the ordinary course of business; (f) any Permitted Investment; and
(g) granting of Liens as permitted under "Limitation on Liens" above.

     "Borrowing Base" means the sum of (i) 85% of the net book value (after allowance for doubtful accounts) of accounts receivable (other than intercompany receivables) of RailWorks and the Restricted Subsidiaries arising in the ordinary course of business from the sale of products sold by RailWorks and the Restricted Subsidiaries or the provision of services by RailWorks and the Restricted Subsidiaries and (ii) 60% of the net book value (after appropriate write-downs of obsolescence, quality problems and the like) of inventories of RailWorks and the Restricted Subsidiaries held in the ordinary course of business, calculated in each case on a consolidated basis with the Restricted Subsidiaries in accordance with GAAP.

     "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the trustee.

     "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

     "Capital Stock" means:

          (1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person; and

          (2) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

     "Cash Equivalents" means:

          (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

          (2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's");

          (3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

          (4) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000;

          (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

          (6) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through
     (5) above.

     "Change of Control" means the occurrence of one or more of the following events:

          (1) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of RailWorks to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act, called a "Group", together with any Affiliates thereof, whether or not otherwise in compliance with the provisions of the indenture;

          (2) the approval by the holders of Capital Stock of RailWorks of any plan or proposal for the liquidation or dissolution of RailWorks, whether or not otherwise in compliance with the provisions of the indenture;

          (3) any Person or Group shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of RailWorks; or

          (4) the replacement of a majority of the RailWorks board of directors over any consecutive two-year period from the directors who constituted the RailWorks board of directors at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the RailWorks board of directors then still in office who either were members of such board of directors at the beginning of such period or whose election as a member of such board of directors was previously so approved.

     "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on April 7, 1999 or issued after April 7, 1999, and includes, without limitation, all series and classes of such common stock.

     "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of:

          (1) Consolidated Net Income; and

          (2) to the extent Consolidated Net Income has been reduced thereby,

             (a) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business);

             (b) Consolidated Interest Expense; and

             (c) Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

     "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of (a) Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which financial statements are available, that date being the "Transaction Date", to (b) Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

          (1) the incurrence, repayment or retirement of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving Credit Agreement, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction

     Date, as if such incurrence, repayment or retirement, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

          (2) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X of the Exchange Act) attributable to the assets which are the subject of the Asset Acquisition or asset sale or other disposition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition, including the incurrence, assumption or liability for any such Acquired Indebtedness, occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. For purposes of calculating the Consolidated Fixed Charge Coverage Ratio only, clause (c) of the definition of Asset Sale shall not be given effect to the extent it relates to a dividend or distribution in respect of shares of the RailWorks Capital Stock consisting of shares of Capital Stock of a Restricted Subsidiary of RailWorks.

     Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio":

          (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

          (2) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements; and

          (3) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate; or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period.

     "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

          (1) Consolidated Interest Expense; plus

          (2) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person and, to the extent permitted under the Indenture, its Restricted Subsidiaries (other than dividends paid in Qualified Capital Stock) paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal, provided that Consolidated Fixed Charges shall not include (x) gain or loss from the extinguishment of debt, including, without limitation, write-off of debt issuance costs, commissions, fees and expenses, (y) amortization of customary debt issuance costs, commissions, fees and expenses or (z) customary commitment, administrative and transaction fees or charges.

     "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication:

          (1) the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation: (a) any amortization of debt discount and amortization or write-off deferred financing costs;
     (b) the net costs under Interest Swap Obligations; (c) all capitalized interest; and (d) the interest portion of any deferred payment obligation; and

          (2) the interest component of Capitalized Lease Obligations paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom:

          (1) after-tax gains or losses (to the extent such losses are non-cash losses) from Asset Sales (without regard to the $1,000,000 limitation set forth in the definition thereof) or abandonments or reserves relating thereto;

          (2) after-tax items classified as extraordinary or nonrecurring gains or losses (to the extent such losses are non-cash losses);

          (3) solely for purposes of calculating Consolidated Net Income for the covenant described under "Limitation on Restricted Payments," the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person;

          (4) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise, except to the extent that such net income is actually paid to the Company or one of its Restricted Subsidiaries through dividends, loans or otherwise;

          (5) the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Wholly Owned Restricted Subsidiary of the referent Person by such Person;

          (6) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following April 7, 1999;

          (7) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued); and

          (8) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

     "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

     "Consolidated Non-Cash Charges" means, with respect to any Person, for any period, (a) the sum of (i) the aggregate depreciation, amortization (including amortization of goodwill and other intangibles) and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, (ii) expenses and charges relating to any equity offering or incurrence of Indebtedness permitted to be incurred by the Indenture, (iii) the amount of any restructuring charge or reserve, (iv) unrealized gains and losses from hedging, foreign currency or commodities translations and transactions, and (v) the amount of any reduction representing a minority interest in Guarantors, minus (b) any cash payment with respect to which a charge or reserve referred to in clause (a) was taken in a prior period, in each case, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash payments for any future period).

     "Credit Agreement" means the Credit Agreement, dated as of August 4, 1998, as amended, among RailWorks, the lenders party thereto in their capacities as lenders thereunder and Nationsbank N.A., as agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including, any amendment and restatement thereof), supplemented or otherwise modified in any manner from time to time, including any agreement extending the maturity of, refinancing, replacing, extending the maturity of or restructuring (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of RailWorks as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

     "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of RailWorks against fluctuations in currency values.

     "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

     "Designated Senior Debt" means (1) Indebtedness under or in respect of the Credit Agreement and (2) any other Indebtedness constituting Senior Debt which, at the time of determination, has an aggregate principal amount of at least $25.0 million and is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt" by RailWorks.

     "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control) on or prior to the final maturity date of the notes.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

     "Fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the RailWorks board of directors acting reasonably and in good faith and shall be evidenced by a Board Resolution of the RailWorks board of directors delivered to the trustee.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the April 7, 1999.

     "Guarantee" means the guarantee of the Obligations of RailWorks with respect to the notes by each Guarantor pursuant to the terms of the indenture.

     "Guarantor" means: (1) each of the domestic Restricted Subsidiaries of RailWorks as of the Issue Date and (2) each of the domestic Restricted Subsidiaries of RailWorks that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of the indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of the indenture.

     "Guarantor Senior Debt" means, with respect to any Guarantor: the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of a Guarantor, whether outstanding on April 7, 1999 or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantee of such Guarantor. Without limiting the generality of the foregoing, "Guarantor Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

          (x) all monetary obligations of every nature of such Guarantor under the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities;

          (y) all Interest Swap Obligations; and

          (z) all obligations under Currency Agreements;

in each case whether outstanding on April 7, 1999 or thereafter incurred.

     Notwithstanding the foregoing, "Guarantor Senior Debt" shall not include:

          (1) any Indebtedness of such Guarantor to a Restricted Subsidiary of such Guarantor or an Affiliate of such Guarantor or any of such Affiliate's subsidiaries;

          (2) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of such Guarantor or any Subsidiary of such Guarantor (including, without limitation, amounts owed for compensation);

          (3) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services;

          (4) Indebtedness represented by Disqualified Capital Stock;

          (5) any liability for federal, state, local or other taxes owed or owing by such Guarantor;

          (6) that portion of any Indebtedness incurred in violation of the Indenture provisions set forth under "Limitation on Incurrence of Additional Indebtedness", but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative and the trustee shall have received an officers' certificate of RailWorks to the effect that the incurrence of such Indebtedness does not, or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not, violate such provisions of the indenture;

          (7) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to RailWorks; and

          (8) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of such Guarantor.

     "Indebtedness" means with respect to any Person, without duplication:

          (1) all Obligations of such Person for borrowed money;

          (2) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (3) all Capitalized Lease Obligations of such Person;

          (4) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business);

          (5) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

          (6) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

          (7) all Obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured;

          (8) all Obligations under Currency Agreements and Interest Swap Agreements of such Person; and

          (9) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

     For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the board of directors of the issuer of such Disqualified Capital Stock.

     Notwithstanding the foregoing, "Indebtedness" shall not include (i) any holdback or escrow of the purchase price for any assets or properties of any Person, (ii) any contingent payment obligations incurred in connection with any Asset Acquisition or otherwise, which are contingent on the performance of the assets or properties acquired or (iii) obligations in the ordinary course of business with respect to performance bonds, surety bonds, appeal bonds, security deposits or similar obligations.

     "Independent Financial Advisor" means a firm: (1) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in RailWorks; and (2) which, in the judgment of the RailWorks board of directors, is otherwise independent and qualified to perform the task for which it is to be engaged.

     "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

     "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by RailWorks and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of RailWorks or such Restricted Subsidiary, as the case may be. If RailWorks or any Restricted Subsidiary of RailWorks sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of RailWorks such that, after giving effect to any such sale or disposition, RailWorks no longer owns, directly or indirectly, 100% of the outstanding Common Stock of such Restricted Subsidiary, RailWorks shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

     "Joint Venture" means any partnership, corporation or other entity, in which up to and including 50% of the partnership interests, outstanding voting stock or other equity interests is owned, directly or indirectly, by RailWorks and/or one or more of its Restricted Subsidiaries.

     "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by RailWorks or any of its Restricted Subsidiaries from such Asset Sale net of:

          (1) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

          (2) taxes paid or required to be accrued in accordance with GAAP after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

          (3) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale; and

          (4) appropriate amounts to be provided by RailWorks or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by RailWorks or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

     "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnification, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Permitted Indebtedness" means, without duplication, each of the following:

          (1) Indebtedness under the existing notes issued on April 7, 1999 in an aggregate principal amount not to exceed $125.0 million and the related Guarantees;

          (2) Indebtedness incurred pursuant to the Credit Agreement or one or more other credit agreements in an aggregate principal amount at any time outstanding not to exceed the greater of (A) $100.0 million or (B) the Borrowing Base reduced, in either case, by any required permanent repayments under the Credit Agreement or any such other credit agreement actually made with the proceeds from Asset Sales (which in the case of a revolving Credit Agreement are accompanied by a corresponding permanent commitment reduction) thereunder;

          (3) other Indebtedness of RailWorks and its Restricted Subsidiaries outstanding on April 7, 1999 reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;

          (4) Interest Swap Obligations of RailWorks covering Indebtedness of RailWorks or any of its Restricted Subsidiaries and Interest Swap Obligations of any Restricted Subsidiary of RailWorks covering Indebtedness of such Restricted Subsidiary; provided, however, that such Interest Swap Obligations are entered into to protect RailWorks and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with the Indenture to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

          (5) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of RailWorks and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

          (6) Indebtedness of a Wholly Owned Restricted Subsidiary of RailWorks to RailWorks or to a Wholly Owned Restricted Subsidiary of RailWorks for so long as such Indebtedness is held by RailWorks or a Wholly Owned Restricted Subsidiary of RailWorks, in each case subject to no Lien held by a Person other than RailWorks or a Wholly Owned Restricted Subsidiary of RailWorks; provided that if as of any date any Person other than RailWorks or a Wholly Owned Restricted Subsidiary of RailWorks owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

          (7) Indebtedness of RailWorks to a Wholly Owned Restricted Subsidiary of RailWorks for so long as such Indebtedness is held by a Wholly Owned Restricted Subsidiary of RailWorks, in each case subject to no Lien held by a Person other than a Wholly Owned Restricted Subsidiary; provided that (a) any Indebtedness of RailWorks to any Wholly Owned Restricted Subsidiary of RailWorks that is not a Guarantor is unsecured and subordinated, pursuant to a written agreement, to the RailWorks obligations under the indenture and the notes and (b) if as of any date any Person other than a Wholly Owned Restricted Subsidiary of RailWorks owns or holds any such Indebtedness or Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by RailWorks;

          (8) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days of incurrence;

          (9) Indebtedness of RailWorks or any of its Restricted Subsidiaries represented by letters of credit for the account of RailWorks or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

          (10) Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness of RailWorks and its Restricted Subsidiaries incurred in the ordinary course of business not to exceed at any one time outstanding the greater of (a) $5.0 million or (b) 5% of the Consolidated Net Worth of RailWorks and its Restricted Subsidiaries;

          (11) Indebtedness in respect of financed insurance premium obligations incurred in the ordinary course of business;

          (12) Refinancing Indebtedness;

          (13) Guarantees by RailWorks or a Guarantor of Indebtedness that was permitted to be incurred under the indenture; and

          (14) additional Indebtedness of RailWorks and its Restricted Subsidiaries in an aggregate principal amount not to exceed at any one time outstanding the greater of (a) $10.0 million or (b) 5% of the Consolidated Net Worth of RailWorks and its Restricted Subsidiaries.

     For purposes of determining compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (14) above or is entitled to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio provisions of such covenant, RailWorks shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with this covenant. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of the "Limitations on Incurrence of Additional Indebtedness" covenant.

     "Permitted Investments" means:

          (1) Investments by RailWorks or any Restricted Subsidiary of RailWorks in any Person that is or will become immediately after such Investment a Wholly Owned Restricted Subsidiary of RailWorks or that will merge or consolidate into RailWorks or a Wholly Owned Restricted Subsidiary of RailWorks;

          (2) Investments in RailWorks by any Restricted Subsidiary of RailWorks; provided that any Indebtedness evidencing such Investment to the extent held by a Restricted Subsidiary that is not a Guarantor is unsecured and subordinated, pursuant to a written agreement, to the obligations of RailWorks under the notes and the indenture;

          (3) Investments in cash and Cash Equivalents;

          (4) loans and advances to employees and officers of RailWorks and its Restricted Subsidiaries (A) in the ordinary course of business for bona fide business purposes not in excess of $1.0 million at any one time outstanding, (B) for reasonable travel and business expenses in the ordinary course of business for bona fide business purposes and (C) for reasonable relocation expenses in the ordinary course of business not in excess of $1.0 million at any one time outstanding;

          (5) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the business of RailWorks or of its Restricted Subsidiaries' businesses and otherwise in compliance with the indenture;

          (6) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

          (7) Investments made by RailWorks or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the "Limitation on Asset Sales" covenant;

          (8) Guarantees of Indebtedness otherwise permitted under the indenture;

          (9) Investments in Joint Ventures in an aggregate amount not to exceed $5.0 million at any one time outstanding; and

          (10) additional Investments not to exceed $5.0 million at any one time outstanding.

     "Permitted Liens" means the following types of Liens:

          (1) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which RailWorks or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

          (2) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

          (3) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (4) judgment Liens not giving rise to an Event of Default;

          (5) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of RailWorks or any of its Restricted Subsidiaries;

          (6) any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

          (7) purchase money Liens to finance property or assets of the Company or any Restricted Subsidiary of RailWorks acquired in the ordinary course of business; provided, however, that (a) the related purchase money Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of RailWorks or any Restricted Subsidiary of RailWorks other than the property and assets so acquired and
     (b) the Lien securing such Indebtedness shall be created within 90 days of such acquisition;

          (8) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (9) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

          (10) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of RailWorks or any of its Restricted Subsidiaries, including rights of offset and set-off;

          (11) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under the indenture;

          (12) Liens securing Capitalized Lease Obligations and Purchase Money Indebtedness permitted pursuant to clause (10) of the definition of "Permitted Indebtedness"; provided, however, that in the case of Purchase Money Indebtedness (a) the Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of RailWorks or any Restricted Subsidiary of RailWorks other than the property and assets so acquired or constructed and (b) the Lien securing such Indebtedness shall be created within 180 days of such acquisition or construction or, in the case of a refinancing of any Purchase Money Indebtedness, within 180 days of such refinancing;

          (13) Liens securing Indebtedness under Currency Agreements;

          (14) Liens securing Acquired Indebtedness incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant; provided that:

             (a) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by RailWorks or a Restricted Subsidiary of RailWorks and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by RailWorks or a Restricted Subsidiary of RailWorks; and

             (b) such Liens do not extend to or cover any property or assets of RailWorks or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of RailWorks or a Restricted Subsidiary of RailWorks and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by RailWorks or a Restricted Subsidiary of RailWorks; and

          (15) Liens not permitted by clauses (1) through (14) that are incurred in the ordinary course of business of RailWorks or any Restricted Subsidiary of RailWorks with respect to obligations that do not exceed $5.0 million at any one time outstanding.

     "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

     "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

     "Purchase Money Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment.

     "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

     "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Refinancing Indebtedness" means any Refinancing by RailWorks or any Restricted Subsidiary of RailWorks of Indebtedness incurred in accordance with the ratio under the "Limitation on Incurrence of Additional Indebtedness" covenant or pursuant to clause (1), (3), or (11) of the definition of Permitted Indebtedness), in each case that does not:

          (1) result in an increase in the aggregate principal amount of the Indebtedness of such Person being Refinanced (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by RailWorks in connection with such Refinancing); or

          (2) create Indebtedness with: (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness of RailWorks, then such Refinancing Indebtedness shall be Indebtedness of RailWorks or any Restricted Subsidiary that is a Guarantor and (y) if such Indebtedness being Refinanced is subordinate or junior to the notes, then such Refinancing Indebtedness shall be subordinate to the notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

     "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; provided that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt in respect of any Designated Senior Debt.

     "Restricted Subsidiary" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

     "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to RailWorks or a Restricted Subsidiary of any property, whether owned by RailWorks or any Restricted Subsidiary at April 7, 1999 or later acquired, which has been or is to be sold or transferred by RailWorks or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

     "Senior Debt" means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of RailWorks, whether outstanding on April 7, 1999 or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the notes. Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

          (1) all monetary obligations of every nature of RailWorks under the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities;

          (2) all Interest Swap Obligations; and

          (3) all obligations under Currency Agreements, in each case whether outstanding on the Issue Date or thereafter incurred.

     Notwithstanding the foregoing, "Senior Debt" shall not include:

          (1) any Indebtedness of RailWorks to a Restricted Subsidiary of RailWorks or any Affiliate of RailWorks or any of such Affiliate's Subsidiaries;

          (2) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of RailWorks or any Subsidiary of RailWorks (including, without limitation, amounts owed for compensation);

          (3) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services;

          (4) Indebtedness represented by Disqualified Capital Stock;

          (5) any liability for federal, state, local or other taxes owed or owing by RailWorks;

          (6) that portion of any Indebtedness incurred in violation of the Indenture provisions set forth under "Limitation on Incurrence of Additional Indebtedness" (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative and the trustee shall have received an officers' certificate of RailWorks to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of the indenture);

          (7) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to RailWorks; and

          (8) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of RailWorks.

     "Significant Subsidiary", with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Securities Act.

     "Subsidiary", with respect to any Person, means:

          (1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

          (2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

     "Unrestricted Subsidiary" of any Person means:

          (1) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the board of directors of such Person in the manner provided below; and

          (2) any Subsidiary of an Unrestricted Subsidiary.

     The RailWorks board of directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, RailWorks or any other Subsidiary of RailWorks that is not a Subsidiary of the Subsidiary to be so designated; provided that:

          (1) RailWorks certifies to the trustee that such designation complies with the "Limitation on Restricted Payments" covenant; and

          (2) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of RailWorks or any of its Restricted Subsidiaries.

     The RailWorks board of directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

          (1) immediately after giving effect to such designation, RailWorks is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant; and

          (2) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the RailWorks board of directors shall be evidenced to the trustee by promptly filing with the trustee a copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

     "Wholly Owned Restricted Subsidiary" of any Person means any Wholly Owned Subsidiary of such Person which at the time of determination is a Restricted Subsidiary of such Person.

     "Wholly Owned Subsidiary" of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Subsidiary of such Person.

                      EXCHANGE OFFER; REGISTRATION RIGHTS

     As part of the sale of the old notes to First Union Capital Markets pursuant to the purchase agreement, dated September 23, 1999, among RailWorks and the initial purchaser, the holder of the old notes became entitled to the benefits of the registration rights agreement, dated as of September 30, 1999 by and among RailWorks and the initial purchaser.

     Under the registration rights agreement, we have agreed:

     - to file a registration statement with the SEC with respect to a registered offer to exchange the old notes for new 11 1/2% Senior Subordinated Notes due 2009, having terms substantially identical in all material respects to the old notes, except that the new notes will not contain transfer restrictions, by November 13, 1999;

     - to use our reasonable best efforts to cause the registration statement to become effective under the Securities Act by [DATE], 1999;

     - to offer the new notes and the related guarantees in exchange for surrender of the old notes following the effective date of the registration statement; and

     - to use our reasonable best efforts to keep the exchange offer open for at least 30 days, or longer if required by applicable law, after the date that the notice of the exchange offer is mailed to the holders of the old notes.

     The exchange offer being made hereby, if consummated within the required time periods, will satisfy our obligations under the registration rights agreement. We understand that there are approximately twenty-seven record holders of old notes. For each old note validly surrendered to us pursuant to the exchange offer and not validly withdrawn, the holder will receive a new note having a principal amount equal to that of the surrendered old note. Interest on each old note will accrue (i) from the later of (A) the last interest payment date on which interest was paid on the old note surrendered in exchange for the new note or, (B) if the old note is surrendered for exchange on a date in a period that includes the record date for an interest payment date to occur on or after the date of the exchange and as to which interest will be paid, the date of such interest payment date, or (ii) if no interest has been paid on the old notes, from September 30, 1999.

     Under existing interpretations of the SEC contained in several no-action letters to third parties, we believe that the new notes and the related guarantees will be freely transferable by the holders, other than affiliates of RailWorks, after the exchange offer without further registration under the Securities Act; provided, however, that if you want to exchange your old notes for new notes, you will be required to represent:

          (1) you have full power and authority to tender, sell, assign and transfer the old notes surrendered;

          (2) we will acquire good title to the old notes being surrendered, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sale agreements or other obligations relating to their sale or transfer, and not subject to any adverse claim when we accept the old notes;

          (3) you are acquiring the new notes in the ordinary course of your business;

          (4) you are not engaging and do not intend to engage in a distribution of the new notes;

          (5) you have no arrangement or understanding with any person to participate in the distribution of the new notes;

          (6) you acknowledge and agree that if you are a broker-dealer registered under the Exchange Act or you are participating in the exchange offer for the purpose of distributing the new notes, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale of the new notes, and that you cannot rely on the position of the SEC's staff set forth in their no-action letters;

          (7) you understand that a secondary resale transaction described above and any resales of new notes obtained by you in exchange for old notes acquired by you directly from us should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K of the SEC; and

          (8) you are not an "affiliate", as defined in Rule 405 under the Securities Act, of RailWorks or any subsidiary guarantor, or, if you are an "affiliate," that you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

     We agree to make available, during the period required by the Securities Act, a prospectus meeting the requirements of the Securities Act for use by Participating Broker-Dealers and other persons, if any, with similar prospectus delivery requirements for use in connection with any resale of new notes.

     If (1) because of any change in law or in currently prevailing interpretations of the staff of the SEC, we are not permitted to effect an exchange offer, (2) we do not complete the exchange offer by [DATE], 1999, (3) under certain circumstances, some holders of unregistered new notes so request, or (4) in the case of any holder that participates in the exchange offer, that holder does not receive new notes on the date of the exchange that may be sold without restriction under state and federal securities laws, other than due solely to the status of that holder as an affiliate of RailWorks or within the meaning of the Securities Act, then in each case, we will

     - promptly deliver to the holders and the trustee written notice of one of these changes and

     - at our sole expense, file a shelf registration statement covering resales of the old notes;

     - use our reasonable best efforts to keep the shelf registration statement effective until the earlier of April 7, 2001 or such time as all of the applicable old notes have been sold under the shelf registration statement.

     In the event that we file a shelf registration statement, we will provide each holder with copies of the prospectus that is a part of the shelf registration statement, notify each holder when the shelf registration statement for the notes has become effective, and take some other actions that are required to permit unrestricted resales of the notes. A holder that sells notes pursuant to the shelf registration statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement that are applicable to that kind of holder, including certain indemnification rights and obligations.

     If we fail to comply with the above provisions or if the exchange offer registration statement or the shelf registration statement fails to become effective, then, as liquidated damages, we will pay "additional interest" on the notes as follows:

          (1) if (A) neither the exchange offer registration statement nor the shelf registration statement is filed with the SEC on or prior to the applicable filing date or (B) despite the fact that we have consummated or will consummate an exchange offer, we are required to file a shelf registration statement and we do not file the shelf registration statement on or prior to the date required by the registration rights agreement, then commencing on the day after either such required filing date, additional interest will accrue on the principal amount of the notes at a yearly rate of 0.25% for the first 90 days immediately following each such filing date; the additional interest rate will increase by an additional 0.25% per annum at the beginning of each subsequent 90-day period; or

          (2) if (A) neither the exchange offer registration statement nor a shelf registration statement is declared effective by the SEC on or prior to 150 days after the applicable filing date set forth in the registration rights agreement or (B) despite the fact that we have consummated or will consummate an exchange offer, we are required to file a shelf registration statement and the SEC does not declare the shelf registration statement effective on or prior to the 150th day following the date the shelf registration statement was filed, then, commencing on the day after either required effective date, additional interest will accrue on the principal amount of the note at a yearly rate of 0.25% for the first 90 days immediately following that required effective date; the additional interest rate will increase by an additional 0.25% per annum at the beginning of each subsequent 90-day period; or

          (3) if (A) we have not exchanged new notes for all old notes validly surrendered in accordance with the terms of the exchange offer on or prior to [DATE], 1999, or (B) if applicable, the shelf registration statement has been declared effective and the shelf registration statement ceases to be effective at any time prior to September 30, 2001, other than after such time as all notes have been disposed of under the shelf registration statement, then additional interest will accrue on the principal amount of the notes at a yearly rate of 0.25% for the first 90 days commencing on (x) the 36th day after the effective date, in the case of (A) above, or (y) the day the shelf registration statement ceases to be effective, in the case of
     (B) above; the additional interest rate will increase by an additional 0.25% per annum at the beginning of each subsequent 90-day period;

provided, however, that the additional interest rate on the notes may not accrue under more than one of the foregoing clauses (1) -- (3) at any one time and at no time shall the aggregate amount of additional interest accruing exceed in the aggregate 1.5% per year; provided, further, however, that (c) upon the filing of the exchange offer registration statement or a shelf registration statement, in the case of clause (1) above, (d) upon the effectiveness of the exchange offer registration statement or a shelf registration statement, in the case of clause
(2) above, or (e) upon the exchange of new notes for all old notes surrendered, in the case of clause (3)(A) above, or upon the effectiveness of the shelf registration statement that had ceased to remain effective, in the case of clause (3)(B) above, additional interest on the notes as a result of such clause, or the relevant subclause of that clause, as the case may be, shall cease to accrue.

     Any amounts of additional interest due pursuant to clause (1), (2) or (3) above will be payable in cash on the same original interest payment dates as the notes.

                         BOOK-ENTRY; DELIVERY AND FORM

     The new notes initially will be represented by one or more permanent global certificates in definitive, fully registered form (the "Global notes"). The Global notes will be deposited upon issuance with DTC and registered in the name of a nominee of DTC.

THE GLOBAL NOTE

     We expect that pursuant to procedures established by DTC (1) upon the issuance of the Global notes, DTC or its custodian will credit, on its internal system, the principal amount at maturity of the individual beneficial interests represented by such Global notes to the respective accounts of persons who have accounts with such depositary and (2) ownership of beneficial interests in the Global notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Ownership of beneficial interests in the Global notes will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Holders may hold their interests in the Global notes directly through DTC if they are participants in DTC's system, or indirectly through organizations that are participants in such system.

     So long as DTC, or its nominee, is the registered owner or holder of the new notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the new notes represented by such Global notes for all purposes under the indenture. No beneficial owner of an interest in the Global notes will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the indenture with respect to the new notes.

     Payments of the principal of, premium, if any, interest, including additional interest, on, the Global notes will be made to DTC or its nominee as the registered owner of the Global notes. None of RailWorks, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

     We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, interest, including additional interest, on the Global notes, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global notes as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the Global notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

     Transfers between participants in DTC will be effected in the ordinary way through DTC's same-day funds system in accordance with DTC rules and will be settled in same day funds. If a holder requires physical delivery of a certificated security for any reason, including to sell new notes to persons in states that require physical delivery of the new notes, or to pledge such securities, such holder must transfer its interest in a Global note, in accordance with the normal procedures of DTC and with the procedures set forth in the indenture.

     DTC has advised us that it will take any action permitted to be taken by a holder of new notes, including the presentation of new notes for exchange as described below, only at the direction of one or more participants to whose account the DTC interests in the Global notes are credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. However, if there is an

Event of Default under the Indenture, DTC will exchange the Global notes for certificated securities, which it will distribute to its participants.

     DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of
Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global note among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither RailWorks nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED SECURITIES

     Certificated securities will be issued in exchange for beneficial interests in the Global notes (1) if requested by a holder of such interests or (2) if DTC is at any time unwilling or unable to continue as a depositary for the Global notes and a successor depositary is not appointed by RailWorks within 90 days.

                              PLAN OF DISTRIBUTION

     We are not using any underwriters for this exchange offer. We are also bearing the expenses of the exchange.

     This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of any new notes received in exchange for old notes acquired by such broker-dealer as a result of market-making or other trading activities. Each such broker-dealer that receives new notes for its own account in exchange for such old notes pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. We have agreed that for a period of up to 180 days after the registration statement is declared effective, we will make this prospectus, as amended or supplemented, available to any such broker-dealer that requests copies of this prospectus in the letter of transmittal for use in connection with any such resale.

     We will not receive any proceeds from any sale of new notes by broker-dealers or any other persons. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions or through the writing of options on the exchange notes, or a combination of such methods of resale, at market prices prevailing at the time of resale or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer in exchange for old notes acquired by such broker-dealer as a result of market-making or other trading activities and any broker-dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act. Any profit on these resales of new notes and any commissions or concessions received by any persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     We have agreed to pay all expenses incident to our performance of, or compliance with, the registration rights agreement and will indemnify the holders of old notes, including any broker-dealers, and certain parties related to these holders, against various liabilities, including liabilities under the Securities Act.

                CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS

     THIS SUMMARY IS OF A GENERAL NATURE AND IS INCLUDED HEREIN SOLELY FOR INFORMATIONAL PURPOSES. IT IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED AS BEING, LEGAL OR TAX ADVICE. WE MAKE NO REPRESENTATION WITH RESPECT TO THE CONSEQUENCES TO ANY HOLDER OF THE NOTES. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS WITH RESPECT TO YOUR PARTICULAR CIRCUMSTANCES.

     The following discussion is a summary of certain United States federal income tax considerations relevant to the exchange of old notes for new notes pursuant to the exchange offer. The summary is based upon current provisions of the Internal Revenue Code of 1986, as amended, judicial decisions, and administrative interpretations, all of which are subject to change at any time by legislative, judicial or administrative action. Any such changes may be applied retroactively in a manner that could adversely affect a holder of the notes. There can be no complete assurance that the Internal Revenue Service will not challenge the conclusions stated below, and no ruling from the Internal Revenue Service has been or will be sought on any of the matters discussed below.

     The following discussion does not purport to be a complete analysis of all the potential federal income tax consequences of exchanging old notes for new notes, and, without limiting the generality of the foregoing, this summary does not address the effect of any special rules applicable to certain types of holders, including dealers in securities, insurance companies, financial institutions, tax-exempt entities, persons owning notes through partnerships or other pass-through entities, former citizens or residents of the United States and persons who hold notes as part of a straddle, hedge, or conversion transaction. In addition, this discussion is limited to holders who hold the notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code. This discussion does not address the effect of any state, local, or foreign tax laws.

     The exchange of old notes for new notes pursuant to the exchange offer will not be treated as an "exchange" for federal income tax purposes because the new notes do not differ materially in kind or extent from the old notes. Accordingly, (i) holders will not recognize taxable gain or loss upon the receipt of new notes in exchange for old notes in the exchange offer, (ii) the holding period for a new note received in the exchange offer will include the holding period of the old note surrendered in exchange for the new note, and
(iii) the adjusted tax basis of a new note immediately after the exchange will be the same as the adjusted tax basis of the old note surrendered in exchange for the new note.

     We recommend that you consult your own tax advisor as to the particular consequences of exchanging your old notes for new notes, including the applicability and effect of any state, local or foreign tax laws.

                                 LEGAL MATTERS

     The validity of the new notes will be passed upon for us by King & Spalding, New York, New York.

                                    EXPERTS

     The financial statements of RailWorks Corporation and Subsidiaries, [THE NEOSHO COMPANIES,] Mid West Railroad Construction and Maintenance Corporation of Wyoming and F&V Metro Contracting Corp. and Affiliates included in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

     The financial statements of Gantrex Group included in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent chartered accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

                      WHERE YOU CAN FIND MORE INFORMATION

     RailWorks Corporation files annual, quarterly and other reports, proxy statements and other information with the SEC. Our current SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

     Because our common stock is listed on The Nasdaq National Market, our reports, proxy statements and other information can be reviewed and copied at the offices of The Nasdaq Stock Market, Inc. at 1735 K Street, N.W. Washington, D.C. 20006-1506.

     We recommend that you review the following reports, which we have filed with the SEC:

         Form 10-K for the year ended December 31, 1998
         Current Report on Form 8-K dated March 17, 1999
         Form 10-Q for the quarter ended March 31, 1999
         Form 10-Q for the quarter ended June 30, 1999

     You may request a copy of our SEC filings (without exhibits) at no cost, by writing or telephoning us at the following address:

         RailWorks Corporation
         1104 Kenilworth Drive, Suite 301
         Baltimore, Maryland 21204
         (410) 512-0500

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933. You can find discussions containing forward-looking statements in the "Prospectus Summary," the "Management's Discussion and Analysis of Financial Condition and Results of Operation," "Business -- Competitive Strengths," "Business -- Strategy" and "Business
 -- Competition" sections, as well as within this prospectus generally. We use the words "believes," "anticipates," "expects," "estimates," "plans," "intends" and similar expressions so as to identify forward-looking statements. All forward-looking statements involve substantial risks and uncertainties. There may be events in the future that we are not accurately able to predict, or over which we have no control. Some factors that may cause actual results to differ from projected results are:

     - absence of a combined operating history of the operating companies and difficulties in integrating their operations;

     - unanticipated difficulties or delays in implementing our acquisition program;

     - cyclicality in the demand for rail system services and products;

     - availability of capital, including our ability to service or refinance indebtedness;

     - an unanticipated decrease in public sector contracts and funding;

     - changes in our relationships with major customers;

     - effects of changes in general economic conditions;

     - actions by competitors;

     - ability to retain qualified personnel; and

     - unanticipated costs, difficulties or delays in implementing our Year 2000 compliance program.

     Forward-looking statements include, without limitation, our expectations and estimates as to development of our services and products and expansion of our customer base, future financial performance, including growth in revenues and earnings and the effect on our finances of new acquisitions, cash flows from operations, acquisitions, capital expenditures, the availability of funds from credit facilities, the sale of securities and the cost and timely implementation of our Year 2000 compliance modifications.

     Consequently, you should regard forward-looking statements only as our current plans, estimates and beliefs. We do not promise to notify you if we learn that our assumptions or projections are wrong for any reason. Before you decide to exchange your notes, you should be aware that the factors we discuss in the "Risk Factors" section and elsewhere in this prospectus could cause our actual results to differ from what we have stated in any forward-looking statements.
                             ---------------------

     Our principal executive offices are located at 1104 Kenilworth Drive, Suite 301, Baltimore, Maryland 21204. The telephone number at that address is (410) 512-0500.

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
                         [TO COME]

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     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY RAILWORKS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTIONS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCE, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF RAILWORKS SINCE SUCH DATE.

                               ------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Risk Factors..........................   10
Use of Proceeds.......................   18
Capitalization........................   19
Pro Forma Financial Information.......   20
Selected Historical Consolidated
  Financial Data......................   28
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................   30
Business..............................   38
The Exchange Offer....................   52
Management............................   62
Certain Relationships and Related
  Party Transactions..................   67
Principal Stockholders................   69
Description of Capital Stock..........   70
Description of Credit Facility........   71
Description of the New Notes..........   73
Exchange Offer; Registration Rights...  109
Book-Entry; Delivery and Form.........  112
Plan of Distribution..................  113
Certain United States Federal Tax
  Considerations......................  115
Legal Matters.........................  116
Experts...............................  116
Where You Can Find More Information...  116
Special Note Regarding Forward-
  Looking Statements..................  117
Index to Financial Statements.........  F-1

------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
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                               OFFER TO EXCHANGE

                                (RAILWORKS LOGO)
                          11 1/2% SENIOR SUBORDINATED
                                 NOTES DUE 2009
                           THAT HAVE BEEN REGISTERED
                                   UNDER THE
                             SECURITIES ACT OF 1933
                        FOR ALL OUTSTANDING UNREGISTERED
                          11 1/2% SENIOR SUBORDINATED
                                 NOTES DUE 2009
                              -------------------

                                   PROSPECTUS
                              -------------------
                               NOVEMBER   , 1999

------------------------------------------------------
------------------------------------------------------

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to some statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit. Article 10 of the registrant's restated Certificate of Incorporation provides that the personal liability of directors of the registrant is eliminated to the fullest extent permitted by Section 102(b)(7) of the DGCL.

     Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of being a director or officer of the corporation if it is determined that the director or officer acted in accordance with the applicable standard of conduct set forth in such statutory provision.
Article 7 of the registrant's Bylaws provides that the registrant will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another entity, against certain liabilities, costs and expenses. Article 7 further permits the registrant to maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another entity, against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not the registrant would have the power to indemnify such person against such liability under the DGCL. The registrant expects to maintain directors' and officers' liability insurance.

     The foregoing statements are subject to the detailed provisions of Article 10 of the registrant's restated Certificate of Incorporation.

     Pursuant to the Registration Rights Agreement, RailWorks has agreed to indemnify holders of registrable notes against certain liabilities. Also pursuant to the Registration Rights Agreement, RailWorks and certain broker-dealers, including certain persons associated with such broker-dealers, have agreed to indemnify each other against certain liabilities.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

EXHIBIT
NUMBER                            DESCRIPTION OF EXHIBIT
-------                           ----------------------
 3.1       --  Restated Certificate of Incorporation of RailWorks
               Corporation (incorporated by reference to Exhibit 3.1 to
               Registration Statement on Form S-1 (File No. 333-53483)).
 3.2       --  Bylaws of RailWorks Corporation (incorporated by reference to Exhibit 3.2 to Registration Statement on Form S-1 (File
               No. 333-53483)).

EXHIBIT
NUMBER                            DESCRIPTION OF EXHIBIT
-------                           ----------------------
 3.3       --  Certificate of Designation of the Series A Convertible
               Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed on October
               14, 1998).
 4.1       --  Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to Registration Statement on Form
               S-1, File No. 333-53483).
 4.3       --  Form of 11 1/2% Senior Subordinated Notes due 2009 (included in Exhibit 4.5).
 4.4       --  Certificate of Designation of the Series A Convertible
               Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed on October
               14, 1998).
 4.5       --  Indenture, dated as of April 7, 1999 (the "Indenture") among
               RailWorks, the Guarantors named therein and First Union
               National Bank, as Trustee (incorporated by reference to
               Exhibit 4.5 to Registration Statement on Form S-4 (File No.
               333-79649)).
 4.6**     --  Registration Rights Agreement, dated as of September 30,
               1999, among RailWorks, the Guarantors named therein and
               First Union Capital Markets Corp., as Initial Purchaser.
 5.1**     --  Opinion of King & Spalding.
10.1       --  Uniform Provisions for the Acquisition of Founding Companies
               (incorporated by reference to Exhibit 10.1 to Registration
               Statement on Form S-1 (File No. 333-53483)).
10.2       --  Agreement and Plan of Reorganization dated as of May 21,
               1998 by and between RailWorks Corporation, Wildcats
               Alpha-Keystone Company, Alpha-Keystone Engineering, Inc. and
               the stockholders named therein (incorporated by reference to
               Exhibit 10.2 to Registration Statement on Form S-1 (File No.
               333-53483)).
10.3       --  Agreement and Plan of Reorganization dated as of May 21,
               1998 by and between RailWorks Corporation, Bulldog Comtrak
               Company, Comtrak Construction, Inc. and the stockholders
               named therein (incorporated by reference to Exhibit 10.3 to
               Registration Statement on Form S-1 (File No. 333-53483)).
10.4       --  Agreement and Plan of Reorganization dated as of May 21,
               1998 by and between RailWorks Corporation, Cardinal Annex
               Railroad Builders Company, Annex Railroad Builders, Inc. and
               the stockholders named therein (incorporated by reference to
               Exhibit 10.4 to Registration Statement on Form S-1 (File No.
               333-53483)).
10.5       --  Agreement and Plan of Reorganization dated as of May 21,
               1998 by and between RailWorks Corporation, Huskies Condon
               Brothers Company, Condon Brothers Inc. and the stockholders named therein (incorporated by reference to Exhibit 10.5 to
               Registration Statement on Form S-1 (File No. 333-53483)).
10.6       --  Agreement and Plan of Reorganization dated as of May 21,
               1998 by and between RailWorks Corporation, Commodores
               Concrete Company, CPI Concrete Products, Inc. and the
               stockholders named therein (incorporated by reference to
               Exhibit 10.6 to Registration Statement on Form S-1 (File No.
               333-53483)).
10.7       --  Agreement and Plan of Reorganization dated as of May 21,
               1998 by and between RailWorks Corporation, Nittany Lions
               McGinley Company, HP McGinley Inc. and the stockholders
               named therein (incorporated by reference to Exhibit 10.7 to
               Registration Statement on Form S-1 (File No. 333-53483)).
10.8       --  Agreement and Plan of Reorganization dated as of May 21,
               1998 by and between RailWorks Corporation, Owls Kennedy
               Railroad Builders Company, Kennedy Railroad Builders, Inc.
               and the stockholders named therein (incorporated by
               reference to Exhibit 10.8 to Registration Statement on Form
               S-1 (File No. 333-53483)).

EXHIBIT
NUMBER                            DESCRIPTION OF EXHIBIT
-------                           ----------------------
10.9       --  Agreement and Plan of Reorganization dated as of May 21,
               1998 by and between RailWorks Corporation, Red Storm
               Comstock Company, Inc., L.K. Comstock & Company, Inc. and
               the stockholders named therein (incorporated by reference to
               Exhibit 10.9 to Registration Statement on Form S-1 (File No.
               333-53483)).
10.10      --  Agreement and Plan of Reorganization dated as of May 21,
               1998 by and between RailWorks Corporation, Sycamores Midwest
               Construction Company, Midwest Construction Services, Inc.
               and the stockholders named therein (incorporated by
               reference to Exhibit 10.10 to Registration Statement on Form
               S-1 (File No. 333-53483)).
10.11      --  Agreement and Plan of Reorganization dated as of May 21,
               1998 by and between RailWorks Corporation, Bears Merit
               Company, Merit Railroad Contractors, Inc. and the
               stockholders named therein (incorporated by reference to
               Exhibit 10.11 to Registration Statement on Form S-1 (File
               No. 333-53483)).
10.12      --  Agreement and Plan of Reorganization dated as of May 21,
               1998 by and between RailWorks Corporation, Hoosier Mize
               Company, Mize Construction Company and the stockholders
               named therein (incorporated by reference to Exhibit 10.12 to
               Registration Statement on Form S-1 (File No. 333-53483)).
10.13      --  Agreement and Plan of Reorganization dated as of May 21,
               1998 by and between RailWorks Corporation, Husky New England
               Railroad Construction Company, New England Railroad
               Construction Company Inc. and the stockholders named therein
               (incorporated by reference to Exhibit 10.13 to Registration
               Statement on Form S-1 (File No. 333-53483)).
10.14      --  Agreement and Plan of Reorganization dated as of May 21,
               1998 by and between RailWorks Corporation, Wolverines
               Northern Rail Services Company, Northern Rail Service and
               Supply Company, Inc. and the stockholders named therein
               (incorporated by reference to Exhibit 10.14 to Registration
               Statement on Form S-1 (File No. 333-53483)).
10.15      --  Agreement and Plan of Reorganization dated as of May 21,
               1998 by and between RailWorks Corporation, Big Orange
               Minnesota Company, Minnesota Railroad Service Company and
               the stockholders named therein (incorporated by reference to
               Exhibit 10.15 to Registration Statement on Form S-1 (File
               No. 333-53483)).
10.16      --  Agreement and Plan of Reorganization dated as of May 21,
               1998 by and between RailWorks Corporation, Buckeye Railcorp,
               Inc., Railcorp Inc. and the stockholders named therein
               (incorporated by reference to Exhibit 10.16 to Registration
               Statement on Form S-1 (File No. 333-53483)).
10.17      --  Agreement and Plan of Reorganization dated as of May 21,
               1998 by and between RailWorks Corporation, Runnin' Rebels
               Railroad Service Company, Railroad Service, Inc. and the
               stockholders named therein (incorporated by reference to
               Exhibit 10.17 to Registration Statement on Form S-1 (File
               No. 333-53483)).
10.18      --  Agreement and Plan of Reorganization dated as of May 21,
               1998 by and between RailWorks Corporation, Crusader Railroad
               Specialties Company, Railroad Specialties, Inc. and the
               stockholders named therein (incorporated by reference to
               Exhibit 10.18 to Registration Statement on Form S-1 (File
               No. 333-53483)).
10.19      --  Agreement and Plan of Reorganization dated as of May 21,
               1998 by and between RailWorks Corporation, Screaming Eagle
               Wood Preserving Company, Southern Indiana Wood Preserving
               Company, Inc. and the stockholders named therein
               (incorporated by reference to Exhibit 10.19 to Registration
               Statement on Form S-1 (File No. 333-53483)).

EXHIBIT
NUMBER                            DESCRIPTION OF EXHIBIT
-------                           ----------------------
10.20      --  Agreement and Plan of Reorganization dated as of May 21,
               1998 by and between RailWorks Corporation, Fighting
               Irish-U.S. Railway Supply Company, U.S. Railway Supply, Inc.
               and the stockholders named therein (incorporated by
               reference to Exhibit 10.20 to Registration Statement on Form
               S-1 (File No. 333-53483)).
10.21      --  Agreement and Plan of Reorganization dated as of May 21,
               1998 by and between RailWorks Corporation, Spartans
               Trackworks Company, U.S. Trackworks, Inc. and the
               stockholders named therein (incorporated by reference to
               Exhibit 10.21 to Registration Statement on Form S-1 (File
               No. 333-53483)).
10.22      --  Agreement and Plan of Reorganization dated as of May 21,
               1998 by and between RailWorks Corporation, Mustang Smith
               Construction Company, Wm. A. Smith Construction Co., Inc.
               and the stockholders named therein (incorporated by
               reference to Exhibit 10.22 to Registration Statement on Form
               S-1 (File No. 333-53483)).
10.23      --  Agreement and Plan of Reorganization dated as of May 21,
               1998 by and between RailWorks Corporation, Longhorn Smith
               Rerailing Company, Wm. A. Smith Rerailing Services, Inc. and
               the stockholders named therein (incorporated by reference to
               Exhibit 10.23 to Registration Statement on Form S-1 (File
               No. 333-53483)).
10.24      --  Amended and Restated Employment Agreement between RailWorks
               Corporation and John G. Larkin dated as of August 4, 1998
               (incorporated by reference to Exhibit 10.1 to the
               Registrant's Quarterly Report on Form 10-Q filed on
               September 11, 1998).
10.25      --  Amended and Restated Employment Agreement between RailWorks
               Corporation and Michael R. Azarela dated as of August 4,
               1998 (incorporated by reference to Exhibit 10.2 to the
               Registrant's Quarterly Report on Form 10-Q filed on
               September 11, 1998).
10.26      --  Amended and Restated Employment Agreement between RailWorks
               Corporation and John Kennedy dated as of August 4, 1998
               (incorporated by reference to Exhibit 10.3 to the
               Registrant's Quarterly Report on Form 10-Q filed on
               September 11, 1998).
10.27      --  Amended and Restated Employment Agreement between RailWorks
               Corporation and Harold C. Kropp, Jr. dated as of August 4,
               1998 (incorporated by reference to Exhibit 10.4 to the
               Registrant's Quarterly Report on Form 10-Q filed on
               September 11, 1998).
10.28      --  Form of Employment Agreement between each Founding Company and Founding Company Officer (incorporated by reference to
               Exhibit 10.28 to the Registrant's Registration Statement on
               Form S-1 (File No. 333-53483)).
10.29      --  1998 Incentive Stock Plan (incorporated by reference to
               Exhibit 10.29 to the Registrant's Registration Statement on
               Form S-1 (File No. 333-53483)).
10.30      --  Indemnity and Cooperation Agreement dated as of April 3,
               1997 between Spie Enertrans S.A., Comstock Group, Inc., L.K.
               Comstock & Company and LKC Acquisition Corp., together with
               Memorandum of Understanding dated August 20, 1997 between
               Spie Enertrans S.A., Comstock Group, Inc., L.K. Comstock &
               Company and LKC Acquisition Corp. (incorporated by reference to Exhibit 10.30 to the Registrant's Registration Statement
               on Form S-1 (File No. 333-53483)).
10.31      --  Stock Purchase Agreement dated April 3, 1997 between
               Comstock Group, Inc. and LKC Acquisition Corp., as amended
               (incorporated by reference to Exhibit 10.31 to the
               Registrant's Registration Statement on Form S-1 (File No.
               333-53483)).
10.32      --  Contingent Promissory Note dated April 3, 1997 made by L.K.
               Comstock & Company, Inc. to the order of Spie Enertrans S.A.
               (incorporated by reference to Exhibit 10.32 to the
               Registrant's Registration Statement on Form S-1 (File No.
               333-53483)).
10.33      --  Employment Agreement dated as of January 7, 1999 between
               Robert D. Wolff and MidWest Railroad Construction and
               Maintenance Corporation of Wyoming (incorporated by
               reference to Exhibit 10.33 to the Registrant's Annual Report on Form 10-K filed on March 29, 1999).


EXHIBIT
NUMBER                            DESCRIPTION OF EXHIBIT
-------                           ----------------------
10.34      --  Credit Agreement dated as of August 4, 1998 among RailWorks
               Corporation, as Borrower, Certain Subsidiaries, as
               Guarantors, the Lenders named therein, First Union National
               Bank, as Documentation Agent and NationsBank, N.A., as
               Administrative Agent (incorporated by reference to Exhibit
               10.34 to the Registrant's Annual Report on Form 10-K filed on March 29, 1999).
10.35      --  Amendment No. 1 to Credit Agreement dated December   , 1998
               among RailWorks Corporation, as Borrower, the Guarantors and
               Lenders named therein and NationsBank, N.A., as
               Administrative Agent (incorporated by reference to Exhibit
               10.35 to the Registrant's Annual Report on Form 10-K filed on March 29, 1999).
10.36      --  Amendment No. 2 to Credit Agreement dated February 2, 1999 among RailWorks Corporation, and as Borrower, the Guarantors and Lenders named therein and NationsBank, N.A., as
               Administrative Agent (incorporated by reference to Exhibit
               10.36 to the Registrant's Annual Report on Form 10-K filed on March 29, 1999).
10.37      --  Credit Agreement dated as of February 2, 1999 among
               RailWorks Corporation, as Borrower, Certain Subsidiaries, as
               Guarantors, the Lenders named therein and NationsBank, N.A., as Administrative Agent (incorporated by reference to
               Exhibit 10.37 to the Registrant's Annual Report on Form 10-K
               filed on March 29, 1999).
10.38      --  Employment Agreement between RailWorks Corporation and
               Kenneth R. Burk dated as of May 10, 1999 (incorporated by
               reference to Exhibit 10.1 to the Registrant's Quarterly
               Report on Form 10-Q filed on May 14, 1999).
10.39**    --  Amendment to Employment Agreement dated as of
                              , 1999 between RailWorks Corporation and
               Michael R. Azarela.
10.40**    --  Amendment to Employment Agreement dated as of
                              , 1999 between RailWorks Corporation and John
               G. Larkin.
12.1**     --  Computation of Ratio of Earnings to Fixed Charges.
21.1**     --  List of Subsidiaries.
23.1**     --  Consent of King & Spalding (included as part of its opinion filed as Exhibit 5.1).
23.2*      --  Consent of Arthur Andersen LLP.
23.3*      --  Consent of Arthur Andersen LLP (Canada).
24.1*      --  Powers of Attorney.
25.1**     --  Statement of Eligibility of Trustee on Form T-1
               (incorporated by reference to Exhibit 25.1 to Registration
               Statement on Form S-4 (File No. 333-79649)).
99.1*      --  Form of Letter of Transmittal for 11 1/2% Senior
               Subordinated Notes Due 2009.
99.2*      --  Form of Notice of Guaranteed Delivery for 11 1/2% Senior
               Subordinated Notes Due 2009.
99.3*      --  Guidelines for Certification of Taxpayer Identification
               Number on Substitute Form W-9.
99.4       --  Stock Exchange Agreement dated October 8, 1998 between the
               Registrant and BT Alex. Brown Incorporated (incorporated by reference to Exhibit 99.1 to the Registrant's Current Report on Form 8-K filed on October 14, 1998).

---------------

 * Filed herewith.
** To be filed by amendment.

ITEM 22.  UNDERTAKINGS

     That, for purposes of determining any liability under the Securities Act of 1933, each filing of any Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities

Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1993 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on November 1, 1999.

                                          RAILWORKS CORPORATION

                                          By:      /s/ JOHN G. LARKIN
                                            ------------------------------------
                                                       John G. Larkin
                                                   Chairman of the Board
                                                and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, Chairman of the Board and Chief Executive Officer of RailWorks, and Michael R. Azarela, Executive Vice President, Chief Financial Officer and a Director of RailWorks, or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with RailWorks Corporation, and on the date indicated.

                      SIGNATURE                                  TITLE                   DATE
                      ---------                                  -----                   ----
                 /s/ JOHN G. LARKIN                    Chairman of the Board       November 1, 1999
-----------------------------------------------------
                   John G. Larkin

               /s/ MICHAEL R. AZARELA                  Executive Vice President,   November 1, 1999
-----------------------------------------------------    Chief Financial Officer
                 Michael R. Azarela                      and Director (Principal
                                                         Financial Officer)

                 /s/ HAROLD C. KROPP                   Vice President and Chief    November 1, 1999
-----------------------------------------------------    Accounting Officer
                   Harold C. Kropp                       (Principal Accounting
                                                         Officer)

                  /s/ JOHN KENNEDY                     Vice President, Chief       November 1, 1999
-----------------------------------------------------    Operating Officer --
                    John Kennedy                         Track Contractors and
                                                         Director

                      SIGNATURE                                  TITLE                   DATE
                      ---------                                  -----                   ----
                 /s/ SCOTT D. BRACE                    Director                    November 1, 1999
-----------------------------------------------------
                   Scott D. Brace

                 /s/ KENNETH R. BURK                   Director                    November 1, 1999
-----------------------------------------------------
                   Kenneth R. Burk

                /s/ RONALD W. DRUCKER                  Director                    November 1, 1999
-----------------------------------------------------
                  Ronald W. Drucker

                  /s/ R. C. MATNEY                     Director                    November 1, 1999
-----------------------------------------------------
                    R. C. Matney

                   /s/ DON TRAVISS                     Director                    November 1, 1999
-----------------------------------------------------
                     Don Traviss

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on November 1, 1999.

                                          ALPHA KEYSTONE ENGINEERING, INC.

                                          By:     /s/ FULTON J. KENNEDY
                                            ------------------------------------
                                                     Fulton J. Kennedy
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of Alpha Keystone Engineering, Inc., and Michael R. Azarela, Executive Vice President, Assistant Secretary and a Director of Alpha Keystone Engineering, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with Alpha Keystone Engineering, Inc. and on the date indicated.

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
                /s/ FULTON J. KENNEDY                  President                     November 1, 1999
-----------------------------------------------------
                  Fulton J. Kennedy

                 /s/ HAROLD C. KROPP                   Treasurer                     November 1, 1999
-----------------------------------------------------
                   Harold C. Kropp

               /s/ MICHAEL R. AZARELA                  Executive Vice President,     November 1, 1999
-----------------------------------------------------    Assistant Secretary and
                 Michael R. Azarela                      Director

                  /s/ JOHN KENNEDY                     Assistant Secretary and       November 1, 1999
-----------------------------------------------------    Director
                    John Kennedy

                 /s/ JOHN G. LARKIN                    Director                      November 1, 1999
-----------------------------------------------------
                   John G. Larkin

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on November 1, 1999.

                                          ARMCORE ACQUISITION CORP.

                                          By:       /s/ RALPH JACKSON
                                            ------------------------------------
                                                       Ralph Jackson
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of Armcore Acquisition Corp., and Michael R. Azarela, Executive Vice President and a Director of Armcore Acquisition Corp., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with Armcore Acquisition Corp. and on the date indicated.

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----

                  /s/ RALPH JACKSON                    President and Director        November 1, 1999
-----------------------------------------------------
                    Ralph Jackson

                 /s/ HAROLD C. KROPP                   Treasurer                     November 1, 1999
-----------------------------------------------------
                   Harold C. Kropp

               /s/ MICHAEL R. AZARELA                  Executive Vice President and  November 1, 1999
-----------------------------------------------------    Director
                 Michael R. Azarela

                 /s/ JOHN G. LARKIN                    Director                      November 1, 1999
-----------------------------------------------------
                   John G. Larkin

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on November 1, 1999.

                                          ARMCORE RAILROAD CONTRACTORS, INC.

                                          By:       /s/ RALPH JACKSON
                                            ------------------------------------
                                                       Ralph Jackson
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of Armcore Railroad Contractors, Inc., and Michael R. Azarela, Executive Vice President and Director of Armcore Railroad Contractors, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with Armcore Railroad Contractors, Inc. and on the date indicated.

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----

                  /s/ RALPH JACKSON                    President and Director        November 1, 1999
-----------------------------------------------------
                    Ralph Jackson

                 /s/ HAROLD C. KROPP                   Treasurer                     November 1, 1999
-----------------------------------------------------
                   Harold C. Kropp

               /s/ MICHAEL R. AZARELA                  Executive Vice President and  November 1, 1999
-----------------------------------------------------    Director
                 Michael R. Azarela

                 /s/ JOHN G. LARKIN                    Director                      November 1, 1999
-----------------------------------------------------
                   John G. Larkin

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on November 1, 1999.

                                          ANNEX RAILROAD BUILDERS, INC.

                                          By:      /s/ RONALD E. BROWN
                                            ------------------------------------
                                                      Ronald E. Brown
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of Annex Railroad Builders, Inc., and Michael R. Azarela, Executive Vice President, Assistant Secretary and a Director of Annex Railroad Builders, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with Annex Railroad Builders, Inc. and on the date indicated.

                      SIGNATURE                                     TITLE                     DATE
                      ---------                                     -----                     ----

                 /s/ RONALD E. BROWN                     President and Director         November 1, 1999
-----------------------------------------------------
                   Ronald E. Brown

               /s/ PAMELA J. WHITAKER                    Treasurer                      November 1, 1999
-----------------------------------------------------
                 Pamela J. Whitaker

               /s/ MICHAEL R. AZARELA                    Executive Vice President,      November 1, 1999
-----------------------------------------------------      Assistant Secretary and
                 Michael R. Azarela                        Director

                 /s/ JOHN G. LARKIN                      Director                       November 1, 1999
-----------------------------------------------------
                   John G. Larkin

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on November 1, 1999.

                                          COMSTOCK HOLDINGS, INC.

                                          By:     /s/ C. WILLIAM MOORE
                                            ------------------------------------
                                                      C. William Moore
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of Comstock Holdings, Inc., and Michael R. Azarela, Executive Vice President, Assistant Secretary and a Director of Comstock Holdings, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with Comstock Holdings, Inc. and on the date indicated.

                      SIGNATURE                                     TITLE                     DATE
                      ---------                                     -----                     ----

                /s/ C. WILLIAM MOORE                     President and Director         November 1, 1999
-----------------------------------------------------
                  C. William Moore

               /s/ ROBERT HERSCHENFELD                   Treasurer                      November 1, 1999
-----------------------------------------------------
                 Robert Herschenfeld

               /s/ MICHAEL R. AZARELA                    Director                       November 1, 1999
-----------------------------------------------------
                 Michael R. Azarela

                 /s/ JOHN G. LARKIN                      Director                       November 1, 1999
-----------------------------------------------------
                   John G. Larkin

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on November 1, 1999.

                                          L.K. COMSTOCK & COMPANY, INC.

                                          By:     /s/ C. WILLIAM MOORE
                                            ------------------------------------
                                                      C. William Moore
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints , John G. Larkin, a Director of L.K. Comstock & Company, Inc., and Michael R. Azarela, a Director of L.K. Comstock & Company, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with L.K. Comstock & Company, Inc. and on the date indicated.

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----

                /s/ C. WILLIAM MOORE                   President and Director        November 1, 1999
-----------------------------------------------------
                  C. William Moore

               /s/ ROBERT HERSCHENFELD                 Treasurer                     November 1, 1999
-----------------------------------------------------
                 Robert Herschenfeld

                 /s/ JOHN G. LARKIN                    Director                      November 1, 1999
-----------------------------------------------------
                   John G. Larkin

               /s/ MICHAEL R. AZARELA                  Director                      November 1, 1999
-----------------------------------------------------
                 Michael R. Azarela

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on November 1, 1999.

                                          COMTRAK CONSTRUCTION, INC.

                                          By:       /s/ JOHN H. LAPP
                                            ------------------------------------
                                                        John H. Lapp
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of Comtrak Construction, Inc., and Michael R. Azarela, Executive Vice President, Assistant Secretary and a Director of Comtrak Construction, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with Comtrak Construction, Inc. and on the date indicated.

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----

                  /s/ JOHN H. LAPP                     President and Director        November 1, 1999
-----------------------------------------------------
                    John H. Lapp

                 /s/ HAROLD C. KROPP                   Treasurer                     November 1, 1999
-----------------------------------------------------
                   Harold C. Kropp

               /s/ MICHAEL R. AZARELA                  Executive Vice President,     November 1, 1999
-----------------------------------------------------    Assistant Secretary and
                 Michael R. Azarela                      Director

                 /s/ JOHN G. LARKIN                    Director                      November 1, 1999
-----------------------------------------------------
                   John G. Larkin

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on November 1, 1999.

                                          CONDON BROTHERS, INC.

                                          By:      /s/ MARK E. CONDON
                                            ------------------------------------
                                                       Mark E. Condon
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of Condon Brothers, Inc., and Michael R. Azarela, Executive Vice President, Assistant Secretary and a Director of Condon Brothers, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with Condon Brothers, Inc. and on the date indicated.

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----

                 /s/ MARK E. CONDON                    President and Director        November 1, 1999
-----------------------------------------------------
                   Mark E. Condon

                  /s/ KENNETH REGER                    Treasurer                     November 1, 1999
-----------------------------------------------------
                    Kenneth Reger

               /s/ MICHAEL R. AZARELA                  Executive Vice President,     November 1, 1999
-----------------------------------------------------    Assistant Secretary and
                 Michael R. Azarela                      Director

                 /s/ JOHN G. LARKIN                    Director                      November 1, 1999
-----------------------------------------------------
                   John G. Larkin

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on November 1, 1999.

                                          CPI CONCRETE PRODUCTS INCORPORATED

                                          By:       /s/ JOHN D. BAKER
                                            ------------------------------------
                                                       John D. Baker
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of CPI Concrete Products Incorporated, and Michael R. Azarela, Executive Vice President, Assistant Secretary and a Director of CPI Concrete Products Incorporated, or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with CPI Concrete Products Incorporated and on the date indicated.

                      SIGNATURE                                  TITLE                     DATE
                      ---------                                  -----                     ----

                  /s/ JOHN D. BAKER                    President and Director        November 1, 1999
-----------------------------------------------------
                    John D. Baker

                  /s/ JULIE COLETTA                    Treasurer                     November 1, 1999
-----------------------------------------------------
                    Julie Coletta

               /s/ MICHAEL R. AZARELA                  Executive Vice President,     November 1, 1999
-----------------------------------------------------    Assistant Secretary and
                 Michael R. Azarela                      Director

                 /s/ JOHN G. LARKIN                    Director                      November 1, 1999
-----------------------------------------------------
                   John G. Larkin

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on November 1, 1999.

                                          FCM RAIL, LTD.

                                          By:     /s/ DENNIS J. GILSTAD
                                            ------------------------------------
                                                     Dennis J. Gilstad
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of FCM Rail, Ltd., and Michael R. Azarela, Executive Vice President and a Director of FCM Rail, Ltd., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with FCM Rail, Ltd. and on the date indicated.

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----

                /s/ DENNIS J. GILSTAD                  President and Director        November 1, 1999
-----------------------------------------------------
                  Dennis J. Gilstad

                  /s/ HAROLD S. YIP                    Treasurer and Vice President  November 1, 1999
-----------------------------------------------------
                    Harold S. Yip

               /s/ MICHAEL R. AZARELA                  Executive Vice President and  November 1, 1999
-----------------------------------------------------    Director
                 Michael R. Azarela

                 /s/ JOHN G. LARKIN                    Director                      November 1, 1999
-----------------------------------------------------
                   John G. Larkin

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on November 1, 1999.

                                          F&V METRO RW, INC.

                                          By:     /s/ BEN D'ALESSANDRO
                                            ------------------------------------
                                                      Ben D'Alessandro
                                               President and Chief Executive
                                                           Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of F&V Metro RW, Inc., and Michael R. Azarela, Executive Vice President and a Director of F&V Metro RW, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with F&V Metro RW, Inc. and on the date indicated.

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----

                /s/ BEN D'ALESSANDRO                   President, Chief Executive    November 1, 1999
-----------------------------------------------------    Officer and Director
                  Ben D'Alessandro

                  /s/ GENE CELLINI                     Treasurer                     November 1, 1999
-----------------------------------------------------
                    Gene Cellini

               /s/ MICHAEL R. AZARELA                  Executive Vice President and  November 1, 1999
-----------------------------------------------------    Director
                 Michael R. Azarela

                 /s/ JOHN G. LARKIN                    Director                      November 1, 1999
-----------------------------------------------------
                   John G. Larkin

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on November 1, 1999.

                                          RWKS TRANSIT, INC.

                                          By:     /s/ BEN D'ALESSANDRO
                                            ------------------------------------
                                                      Ben D'Alessandro
                                               President and Chief Executive
                                                           Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of RWKS Transit, Inc., and Michael R. Azarela, Executive Vice President and a Director of RWKS Transit, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with RWKS Transit, Inc. and on the date indicated.

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----

                /s/ BEN D'ALESSANDRO                   President, Chief Executive    November 1, 1999
-----------------------------------------------------    Officer and Director
                  Ben D'Alessandro

                  /s/ GENE CELLINI                     Treasurer                     November 1, 1999
-----------------------------------------------------
                    Gene Cellini

               /s/ MICHAEL R. AZARELA                  Executive Vice President and  November 1, 1999
-----------------------------------------------------    Director
                 Michael R. Azarela

                 /s/ JOHN G. LARKIN                    Director                      November 1, 1999
-----------------------------------------------------
                   John G. Larkin

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on November 1, 1999.

                                          IMPULSE ENTERPRISES OF NEW YORK, INC.

                                          By:     /s/ DAWN D'ALESSANDRO
                                            ------------------------------------
                                                     Dawn D'Alessandro
                                               President and Chief Executive
                                                           Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of Impulse Enterprises of New York, Inc., and Michael R. Azarela, Executive Vice President and a Director of Impulse Enterprises of New York, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with Impulse Enterprises of New York, Inc. and on the date indicated.

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----

                /s/ DAWN D'ALESSANDRO                  President and Chief           November 1, 1999
-----------------------------------------------------    Executive Officer
                  Dawn D'Alessandro

                  /s/ GENE CELLINI                     Treasurer                     November 1, 1999
-----------------------------------------------------
                    Gene Cellini

               /s/ MICHAEL R. AZARELA                  Executive Vice President and  November 1, 1999
-----------------------------------------------------    Director
                 Michael R. Azarela

                 /s/ JOHN G. LARKIN                    Director                      November 1, 1999
-----------------------------------------------------
                   John G. Larkin

                /s/ BEN D'ALESSANDRO                   Director                      November 1, 1999
-----------------------------------------------------
                  Ben D'Alessandro

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on November 1, 1999.

                                          V&R ELECTRICAL CONTRACTORS, INC.

                                          By:     /s/ BEN D'ALESSANDRO
                                            ------------------------------------
                                                      Ben D'Alessandro
                                               President and Chief Executive
                                                           Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of V&R Electrical Contractors, Inc., and Michael R. Azarela, Executive Vice President and a Director of V&R Electrical Contractors, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with V&R Electrical Contractors, Inc. and on the date indicated.

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----

                /s/ BEN D'ALESSANDRO                   President, Chief Executive    November 1, 1999
-----------------------------------------------------    Officer and Director
                  Ben D'Alessandro

                  /s/ GENE CELLINI                     Treasurer                     November 1, 1999
-----------------------------------------------------
                    Gene Cellini

               /s/ MICHAEL R. AZARELA                  Executive Vice President and  November 1, 1999
-----------------------------------------------------    Director
                 Michael R. Azarela

                 /s/ JOHN G. LARKIN                    Director                      November 1, 1999
-----------------------------------------------------
                   John G. Larkin

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on November 1, 1999.

                                          GANTREX RW, INC.

                                          By:        /s/ PETER LEVEY
                                            ------------------------------------
                                                        Peter Levey
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of Gantrex RW, Inc., and Michael R. Azarela, Executive Vice President and a Director of Gantrex RW, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with Gantrex RW, Inc. and on the date indicated.

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
                   /s/ PETER LEVEY                     President and Director        November 1, 1999
-----------------------------------------------------
                     Peter Levey

                  /s/ GENE CELLINI                     Treasurer                     November 1, 1999
-----------------------------------------------------
                    Gene Cellini

               /s/ MICHAEL R. AZARELA                  Executive Vice President and  November 1, 1999
-----------------------------------------------------    Director
                 Michael R. Azarela

                 /s/ JOHN G. LARKIN                    Director                      November 1, 1999
-----------------------------------------------------
                   John G. Larkin

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on November 1, 1999.

                                          GANTREX CORPORATION

                                          By:        /s/ PETER LEVEY
                                            ------------------------------------
                                                        Peter Levey
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of Gantrex Corporation, and Michael R. Azarela, Secretary and a Director of Gantrex Corporation, or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with Gantrex Corporation and on the date indicated.

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
                   /s/ PETER LEVEY                     President and Director        November 1, 1999
-----------------------------------------------------
                     Peter Levey

                  /s/ GENE CELLINI                     Treasurer                     November 1, 1999
-----------------------------------------------------
                    Gene Cellini

               /s/ MICHAEL R. AZARELA                  Executive Vice President and  November 1, 1999
-----------------------------------------------------    Director
                 Michael R. Azarela

                 /s/ JOHN G. LARKIN                    Director                      November 1, 1999
-----------------------------------------------------
                   John G. Larkin

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on November 1, 1999.

                                          GANTREX SYSTEMS, INC.

                                          By:        /s/ PETER LEVEY
                                            ------------------------------------
                                                        Peter Levey
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of Gantrex Systems, Inc., and Michael R. Azarela, Secretary and a Director of Gantrex Systems, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with Gantrex Systems, Inc. and on the date indicated.

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
                   /s/ PETER LEVEY                     President and Director        November 1, 1999
-----------------------------------------------------
                     Peter Levey

                  /s/ GENE CELLINI                     Treasurer                     November 1, 1999
-----------------------------------------------------
                    Gene Cellini

               /s/ MICHAEL R. AZARELA                  Executive Vice President and  November 1, 1999
-----------------------------------------------------    Director
                 Michael R. Azarela

                 /s/ JOHN G. LARKIN                    Director                      November 1, 1999
-----------------------------------------------------
                   John G. Larkin

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on November 1, 1999.

                                          H.P. McGINLEY INC.

                                          By:     /s/ DAVID H. MCGINLEY
                                            ------------------------------------
                                                     David H. McGinley
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of H.P. McGinley Inc., and Michael R. Azarela, Executive Vice President, Assistant Secretary and a Director of H.P. McGinley Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with H.P. McGinley Inc. and on the date indicated.

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
                /s/ DAVID H. MCGINLEY                  President and Director        November 1, 1999
-----------------------------------------------------
                  David H. McGinley

                   /s/ LYNN MINGLE                     Treasurer                     November 1, 1999
-----------------------------------------------------
                     Lynn Mingle

               /s/ MICHAEL R. AZARELA                  Executive Vice President,     November 1, 1999
-----------------------------------------------------    Assistant Secretary and
                 Michael R. Azarela                      Director

                 /s/ JOHN G. LARKIN                    Director                      November 1, 1999
-----------------------------------------------------
                   John G. Larkin

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on November 1, 1999.

                                          KENNEDY RAILROAD BUILDERS, INC.

                                          By:       /s/ JOHN KENNEDY
                                            ------------------------------------
                                                        John Kennedy
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of Kennedy Railroad Builders, Inc., and Michael R. Azarela, Executive Vice President, Assistant Secretary and a Director of Kennedy Railroad Builders, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with Kennedy Railroad Builders, Inc. and on the date indicated.

                      SIGNATURE                                  TITLE                   DATE
                      ---------                                  -----                   ----
                  /s/ JOHN KENNEDY                     President and Director      November 1, 1999
-----------------------------------------------------
                    John Kennedy

                 /s/ HAROLD C. KROPP                   Treasurer                   November 1, 1999
-----------------------------------------------------
                   Harold C. Kropp

               /s/ MICHAEL R. AZARELA                  Executive Vice President,   November 1, 1999
-----------------------------------------------------    Assistant Secretary and
                 Michael R. Azarela                      Director

                 /s/ JOHN G. LARKIN                    Director                    November 1, 1999
-----------------------------------------------------
                   John G. Larkin

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on November 1, 1999.

                                          MERIT RAILROAD CONTRACTORS, INC.

                                          By:      /s/ STEVE C. GOGGIN
                                            ------------------------------------
                                                      Steve C. Goggin
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of Merit Railroad Contractors, Inc., and Michael R. Azarela, Executive Vice President, Assistant Secretary and a Director of Merit Railroad Contractors, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with Merit Railroad Contractors, Inc. and on the date indicated.

                      SIGNATURE                                  TITLE                   DATE
                      ---------                                  -----                   ----
                 /s/ STEVE C. GOGGIN                   President and Director      November 1, 1999
-----------------------------------------------------
                   Steve C. Goggin

                   /s/ DAVID LEEHY                     Treasurer                   November 1, 1999
-----------------------------------------------------
                     David Leehy

               /s/ MICHAEL R. AZARELA                  Executive Vice President,   November 1, 1999
-----------------------------------------------------    Assistant Secretary and
                 Michael R. Azarela                      Director

                 /s/ JOHN G. LARKIN                    Director                    November 1, 1999
-----------------------------------------------------
                   John G. Larkin

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on November 1, 1999.

                                          MIDWEST CONSTRUCTION SERVICES, INC.

                                          By:    /s/ WILLIAM C. LUCAITIS
                                            ------------------------------------
                                                    William C. Lucaitis
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of Midwest Construction Services, Inc., and Michael R. Azarela, Executive Vice President, Assistant Secretary and a Director of Midwest Construction Services, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with Midwest Construction Services, Inc. and on the date indicated.

                      SIGNATURE                                 TITLE                    DATE
                      ---------                                 -----                    ----

               /s/ WILLIAM C. LUCAITIS                 President and Director      November 1, 1999
-----------------------------------------------------
                 William C. Lucaitis

                 /s/ HAROLD C. KROPP                   Treasurer                   November 1, 1999
-----------------------------------------------------
                   Harold C. Kropp

               /s/ MICHAEL R. AZARELA                  Executive Vice              November 1, 1999
-----------------------------------------------------    President, Assistant
                 Michael R. Azarela                      Secretary and Director

                 /s/ JOHN G. LARKIN                    Director                    November 1, 1999
-----------------------------------------------------
                   John G. Larkin

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on November 1, 1999.

                                          MID WEST RW, INC.

                                          By:      /s/ ROBERT D. WOLFF
                                            ------------------------------------
                                                      Robert D. Wolff
                                                  Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael R. Azarela, Executive Vice President and a Director of Mid West RW, Inc., and John G. Larkin, a Director of Mid West RW, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with Mid West RW, Inc. and on the date indicated.

                      SIGNATURE                                 TITLE                    DATE
                      ---------                                 -----                    ----

                 /s/ ROBERT D. WOLFF                   Chief Executive Officer     November 1, 1999
-----------------------------------------------------    and Director
                   Robert D. Wolff

                  /s/ WILLIAM BUSH                     President                   November 1, 1999
-----------------------------------------------------
                    William Bush

                 /s/ MARY ANNE HAASE                   Treasurer                   November 1, 1999
-----------------------------------------------------
                   Mary Anne Haase

               /s/ MICHAEL R. AZARELA                  Executive Vice President    November 1, 1999
-----------------------------------------------------    and Director
                 Michael R. Azarela

                 /s/ JOHN G. LARKIN                    Director                    November 1, 1999
-----------------------------------------------------
                   John G. Larkin

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on November 1, 1999.

                                          MID WEST RAILROAD CONSTRUCTION &
                                          MAINTENANCE CORPORATION OF WYOMING

                                          By:      /s/ ROBERT D. WOLFF
                                            ------------------------------------
                                                      Robert D. Wolff
                                                  Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of Mid West Railroad Construction & Maintenance Corporation of Wyoming, and Michael R. Azarela, Executive Vice President and a Director of Mid West Railroad Construction & Maintenance Corporation of Wyoming, or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with Mid West Railroad Construction & Maintenance Corporation of Wyoming and on the date indicated.

                      SIGNATURE                                  TITLE                   DATE
                      ---------                                  -----                   ----

                 /s/ ROBERT D. WOLFF                   Chief Executive Officer     November 1, 1999
-----------------------------------------------------    and Director
                   Robert D. Wolff

                  /s/ WILLIAM BUSH                     President                   November 1, 1999
-----------------------------------------------------
                    William Bush

                 /s/ MARY ANNE HAASE                   Treasurer and Secretary     November 1, 1999
-----------------------------------------------------
                   Mary Anne Haase

               /s/ MICHAEL R. AZARELA                  Executive Vice President    November 1, 1999
-----------------------------------------------------    and Director
                 Michael R. Azarela

                 /s/ JOHN G. LARKIN                    Director                    November 1, 1999
-----------------------------------------------------
                   John G. Larkin

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on November 1, 1999.

                                          MINNESOTA RAILROAD SERVICE, INC.

                                          By:      /s/ SCOTT D. BRACE
                                            ------------------------------------
                                                       Scott D. Brace
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of Minnesota Railroad Service, Inc., and Michael R. Azarela, Executive Vice President, Assistant Secretary and a Director, of Minnesota Railroad Service, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with Minnesota Railroad Service, Inc. and on the date indicated.

                      SIGNATURE                                  TITLE                   DATE
                      ---------                                  -----                   ----

                 /s/ SCOTT D. BRACE                    President and Director      November 1, 1999
-----------------------------------------------------
                   Scott D. Brace

                  /s/ KENNETH REGER                    Treasurer                   November 1, 1999
-----------------------------------------------------
                    Kenneth Reger

               /s/ MICHAEL R. AZARELA                  Executive Vice President,   November 1, 1999
-----------------------------------------------------    Assistant Secretary and
                 Michael R. Azarela                      Director

                 /s/ JOHN G. LARKIN                    Director                    November 1, 1999
-----------------------------------------------------
                   John G. Larkin

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on November 1, 1999.

                                          NEW ENGLAND RAILROAD
                                          CONSTRUCTION CO., INC.

                                          By:  /s/ ANTHONY D. JULIAN, JR.
                                            ------------------------------------
                                                   Anthony D. Julian, Jr.
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of New England Railroad Construction Co., Inc., and Michael R. Azarela, Executive Vice President, Assistant Secretary and a Director of New England Railroad Construction Co., Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with New England Railroad Construction Co., Inc. and on the date indicated.

                      SIGNATURE                                  TITLE                   DATE
                      ---------                                  -----                   ----

             /s/ ANTHONY D. JULIAN, JR.                President and Director      November 1, 1999
-----------------------------------------------------
               Anthony D. Julian, Jr.

                /s/ DANIEL F. JULIAN                   Treasurer                   November 1, 1999
-----------------------------------------------------
                  Daniel F. Julian

               /s/ MICHAEL R. AZARELA                  Executive Vice President,   November 1, 1999
-----------------------------------------------------    Assistant Secretary and
                 Michael R. Azarela                      Director

                 /s/ JOHN G. LARKIN                    Director                    November 1, 1999
-----------------------------------------------------
                   John G. Larkin

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on November 1, 1999.

                                          NORTHERN RAIL SERVICE AND SUPPLY
                                          COMPANY, INC.

                                          By:   /s/ LAMBERTUS L. TAMELING
                                            ------------------------------------
                                                   Lambertus L. Tameling
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of Northern Rail Service and Supply Company, Inc., and Michael R. Azarela, Executive Vice President, Assistant Secretary and a Director of Northern Rail Service and Supply Company, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with Northern Rail Service and Supply Company, Inc. and on the date indicated.

                      SIGNATURE                                  TITLE                   DATE
                      ---------                                  -----                   ----

              /s/ LAMBERTUS L. TAMELING                President and Director      November 1, 1999
-----------------------------------------------------
                Lambertus L. Tameling

                 /s/ HAROLD C. KROPP                   Treasurer                   November 1, 1999
-----------------------------------------------------
                   Harold C. Kropp

               /s/ MICHAEL R. AZARELA                  Executive Vice President,   November 1, 1999
-----------------------------------------------------    Assistant Secretary and
                 Michael R. Azarela                      Director

                 /s/ JOHN G. LARKIN                    Director                    November 1, 1999
-----------------------------------------------------
                   John G. Larkin

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on November 1, 1999.

                                          RAILCORP, INC.

                                          By:     /s/ FULTON J. KENNEDY
                                            ------------------------------------
                                                     Fulton J. Kennedy
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of Railcorp, Inc., and Michael R. Azarela, Executive Vice President, Assistant Secretary and a Director of Railcorp, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with Railcorp, Inc. and on the date indicated.

                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----

                /s/ FULTON J. KENNEDY                    President                     November 1, 1999
-----------------------------------------------------
                  Fulton J. Kennedy

                 /s/ HAROLD C. KROPP                     Treasurer Executive Vice      November 1, 1999
-----------------------------------------------------      President,
                   Harold C. Kropp

               /s/ MICHAEL R. AZARELA                    Assistant Secretary and       November 1, 1999
-----------------------------------------------------      Director
                 Michael R. Azarela

                 /s/ JOHN G. LARKIN                      Director                      November 1, 1999
-----------------------------------------------------
                   John G. Larkin

                  /s/ JOHN KENNEDY                       Director                      November 1, 1999
-----------------------------------------------------
                    John Kennedy

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on November 1, 1999.

                                          RAILROAD SERVICE, INC.

                                          By:      /s/ SCOTT D. BRACE
                                            ------------------------------------
                                                       Scott D. Brace
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of Railroad Service, Inc., and Michael R. Azarela, Executive Vice President, Assistant Secretary and a Director Railroad Service, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with Railroad Service, Inc. and on the date indicated.

                      SIGNATURE                                     TITLE                     DATE
                      ---------                                     -----                     ----

                 /s/ SCOTT D. BRACE                      President and Director         November 1, 1999
-----------------------------------------------------
                   Scott D. Brace

                  /s/ KENNETH REGER                      Treasurer                      November 1, 1999
-----------------------------------------------------
                    Kenneth Reger

               /s/ MICHAEL R. AZARELA                    Executive Vice President,      November 1, 1999
-----------------------------------------------------      Assistant Secretary and
                 Michael R. Azarela                        Director

                 /s/ JOHN G. LARKIN                      Director                       November 1, 1999
-----------------------------------------------------
                   John G. Larkin

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on November 1, 1999.

                                          RAILROAD SPECIALTIES, INC.

                                          By:      /s/ RONALD E. BROWN
                                            ------------------------------------
                                                      Ronald E. Brown
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of Railroad Specialties, Inc., and Michael R. Azarela, Executive Vice President, Assistant Secretary and a Director of Railroad Specialties, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with Railroad Specialties, Inc. and on the date indicated.

                      SIGNATURE                                  TITLE                   DATE
                      ---------                                  -----                   ----

                 /s/ RONALD E. BROWN                   President and Director      November 1, 1999
-----------------------------------------------------
                   Ronald E. Brown

                 /s/ PAMELA WHITAKER                   Treasurer                   November 1, 1999
-----------------------------------------------------
                   Pamela Whitaker

               /s/ MICHAEL R. AZARELA                  Executive Vice President,   November 1, 1999
-----------------------------------------------------    Assistant Secretary and
                 Michael R. Azarela                      Director

                 /s/ JOHN G. LARKIN                    Director                    November 1, 1999
-----------------------------------------------------
                   John G. Larkin

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on November 1, 1999.

                                          SHELDON ELECTRIC, INC.

                                          By:       /s/ MICHAEL PRATT
                                            ------------------------------------
                                                       Michael Pratt
                                               President and Chief Operating
                                                           Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of Sheldon Electric, Inc., and Michael R. Azarela, Executive Vice President and a Director of Sheldon Electric, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with Sheldon Electric, Inc. and on the date indicated.

                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----
                 /s/ MICHAEL A. CAHN                     Chief Executive Officer       November 1, 1999
-----------------------------------------------------
                   Michael A. Cahn

                  /s/ MICHAEL PRATT                      President and Chief           November 1, 1999
-----------------------------------------------------      Operating Officer
                    Michael Pratt

                 /s/ HAROLD C. KROPP                     Treasurer                     November 1, 1999
-----------------------------------------------------
                   Harold C. Kropp

               /s/ MICHAEL R. AZARELA                    Executive Vice President      November 1, 1999
-----------------------------------------------------      and Director
                 Michael R. Azarela

                 /s/ JOHN G. LARKIN                      Director                      November 1, 1999
-----------------------------------------------------
                   John G. Larkin

                /s/ BEN D'ALESSANDRO                     Director                      November 1, 1999
-----------------------------------------------------
                  Ben D'Alessandro

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on November 1, 1999.

                                          SOUTHERN INDIANA WOOD PRESERVING CO.,
                                          INC.

                                          By:       /s/ SEAN G. GOUGH
                                            ------------------------------------
                                                       Sean G. Gough
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of Southern Indiana Wood Preserving Co., Inc., and Michael R. Azarela, Executive Vice President, Assistant Secretary and a Director of Southern Indiana Wood Preserving Co., Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with, Southern Indiana Wood Preserving Co., Inc. and on the date indicated.

                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----
                  /s/ SEAN G. GOUGH                      President and Director        November 1, 1999
-----------------------------------------------------
                    Sean G. Gough

                 /s/ HAROLD C. KROPP                     Treasurer Executive Vice      November 1, 1999
-----------------------------------------------------      President,
                   Harold C. Kropp

               /s/ MICHAEL R. AZARELA                    Assistant Secretary and       November 1, 1999
-----------------------------------------------------      Director
                 Michael R. Azarela

                 /s/ JOHN G. LARKIN                      Director                      November 1, 1999
-----------------------------------------------------
                   John G. Larkin

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on November 1, 1999.

                                          U.S. TRACKWORKS, INC.

                                          By:   /s/ LAMBERTUS L. TAMELING
                                            ------------------------------------
                                                   Lambertus L. Tameling
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of U.S. Trackworks, Inc., and Michael R. Azarela, Executive Vice President, Assistant Secretary and a Director of U.S. Trackworks, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with U.S. Trackworks, Inc. and on the date indicated.

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----

              /s/ LAMBERTUS L. TAMELING                President and Director        November 1, 1999
-----------------------------------------------------
                Lambertus L. Tameling

                 /s/ HAROLD C. KROPP                   Treasurer                     November 1, 1999
-----------------------------------------------------
                   Harold C. Kropp

               /s/ MICHAEL R. AZARELA                  Executive Vice President,     November 1, 1999
-----------------------------------------------------    Assistant Secretary and
                 Michael R. Azarela                      Director

                 /s/ JOHN G. LARKIN                    Director                      November 1, 1999
-----------------------------------------------------
                   John G. Larkin

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on November 1, 1999.

                                          U.S. RAILWAY SUPPLY, INC.

                                          By:      /s/ RONALD E. BROWN
                                            ------------------------------------
                                                      Ronald E. Brown
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of U.S. Railway Supply, Inc., and Michael R. Azarela, Executive Vice President, Assistant Secretary and a Director of U.S. Railway Supply, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with U.S. Railway Supply, Inc. and on the date indicated.

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----

                 /s/ RONALD E. BROWN                   President and Director        November 1, 1999
-----------------------------------------------------
                   Ronald E. Brown

               /s/ PAMELA J. WHITAKER                  Treasurer                     November 1, 1999
-----------------------------------------------------
                 Pamela J. Whitaker

                 /s/ JOHN G. LARKIN                    Director                      November 1, 1999
-----------------------------------------------------
                   John G. Larkin

               /s/ MICHAEL R. AZARELA                  Executive Vice President,     November 1, 1999
-----------------------------------------------------    Assistant Secretary and
                 Michael R. Azarela                      Director

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on November 1, 1999.

                                          WM. A. SMITH CONSTRUCTION CO., INC.

                                          By:       /s/ JACK I. WILT
                                            ------------------------------------
                                                        Jack I. Wilt
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of Wm. A. Smith Construction Co., Inc., and Michael R. Azarela, Executive Vice President, Assistant Secretary and a Director of Wm. A. Smith Construction Co., Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with Wm. A. Smith Construction Co., Inc. and on the date indicated.

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----

                  /s/ JACK I. WILT                     President and Director        November 1, 1999
-----------------------------------------------------
                    Jack I. Wilt

                    /s/ DAN BURG                       Treasurer                     November 1, 1999
-----------------------------------------------------
                      Dan Burg

                 /s/ JOHN G. LARKIN                    Director                      November 1, 1999
-----------------------------------------------------
                   John G. Larkin

               /s/ MICHAEL R. AZARELA                  Executive Vice President,     November 1, 1999
-----------------------------------------------------    Assistant Secretary and
                 Michael R. Azarela                      Director

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on November 1, 1999.

                                          WM. A. SMITH RERAILING SERVICES, INC.

                                          By:       /s/ JACK I. WILT
                                            ------------------------------------
                                                        Jack I. Wilt
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of Wm. A. Smith Rerailing Services, Inc., and Michael R. Azarela, Executive Vice President, Assistant Secretary and a Director of Wm. A. Smith Rerailing Services, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with Wm A. Smith Rerailing Services, Inc. and on the date indicated.

                       SIGNATURE                                    TITLE                  DATE
                       ---------                                    -----                  ----

                    /s/ JACK I. WILT                      President and Director     November 1, 1999
--------------------------------------------------------
                      Jack I. Wilt

                      /s/ DAN BURG                        Treasurer                  November 1, 1999
--------------------------------------------------------
                        Dan Burg

                   /s/ JOHN G. LARKIN                     Director                   November 1, 1999
--------------------------------------------------------
                     John G. Larkin

                 /s/ MICHAEL R. AZARELA                   Executive Vice President,  November 1, 1999
--------------------------------------------------------    Assistant Secretary and
                   Michael R. Azarela                       Director

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on November 1, 1999.

                                          M-TRACK ENTERPRISES, INC.

                                          By:       /s/ LUIGI IMPERIA
                                            ------------------------------------
                                                       Luigi Imperia
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of M-Track Enterprises, Inc., and Michael R. Azarela, a Director of M-Track Enterprises, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with M-Track Enterprises, Inc. and on the date indicated.

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----

                  /s/ LUIGI IMPERIA                    President and Director        November 1, 1999
-----------------------------------------------------
                    Luigi Imperia

                  /s/ GENE CELLINI                     Treasurer                     November 1, 1999
-----------------------------------------------------
                    Gene Cellini

                 /s/ JOHN G. LARKIN                    Director                      November 1, 1999
-----------------------------------------------------
                   John G. Larkin

               /s/ MICHAEL R. AZARELA                  Director                      November 1, 1999
-----------------------------------------------------
                 Michael R. Azarela

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on November 1, 1999.

                                          RAILWORKS CANADA, INC.

                                          By:      /s/ JOHN G. LARKIN
                                            ------------------------------------
                                                       John G. Larkin
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, President and a Director of RailWorks Canada, Inc., and Michael R. Azarela, Executive Vice President and a Director of RailWorks Canada, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with RailWorks Canada, Inc. and on the date indicated.

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----

                 /s/ JOHN G. LARKIN                    President and Director        November 1, 1999
-----------------------------------------------------
                   John G. Larkin

                  /s/ GENE CELLINI                     Treasurer                     November 1, 1999
-----------------------------------------------------
                    Gene Cellini

               /s/ MICHAEL R. AZARELA                  Executive Vice President and  November 1, 1999
-----------------------------------------------------    Director
                 Michael R. Azarela

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on November 1, 1999.

                                          PARSONS RAILWAY SHOPS, INC.

                                          By:   /s/ DOUGLAS W. HUTCHINSON
                                            ------------------------------------
                                                   Douglas W. Hutchinson
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of Parsons Railway Shops, Inc., and Michael R. Azarela, a Director of Parsons Railway Shops, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with Parsons Railway Shops, Inc. and on the date indicated.

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----

              /s/ DOUGLAS W. HUTCHINSON                President                     November 1, 1999
-----------------------------------------------------
                Douglas W. Hutchinson

              /s/ STEVEN G. HUTCHINSON                 Treasurer                     November 1, 1999
-----------------------------------------------------
                Steven G. Hutchinson

               /s/ MICHAEL R. AZARELA                  Director                      November 1, 1999
-----------------------------------------------------
                 Michael R. Azarela

                 /s/ JOHN G. LARKIN                    Director                      November 1, 1999
-----------------------------------------------------
                   John G. Larkin

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on November 1, 1999.

                                          NEOSHO CONSTRUCTION COMPANY, INC.

                                          By:   /s/ STEVEN G. HUTCHINSON
                                            ------------------------------------
                                                    Steven G. Hutchinson
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of Neosho Construction Company, Inc., and Michael R. Azarela, a Director of Neosho Construction Company, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with Neosho Construction Company, Inc. and on the date indicated.

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----

              /s/ STEVEN G. HUTCHINSON                 President                     November 1, 1999
-----------------------------------------------------
                Steven G. Hutchinson

              /s/ DOUGLAS W. HUTCHINSON                Treasurer                     November 1, 1999
-----------------------------------------------------
                Douglas W. Hutchinson

               /s/ MICHAEL R. AZARELA                  Director                      November 1, 1999
-----------------------------------------------------
                 Michael R. Azarela

                 /s/ JOHN G. LARKIN                    Director                      November 1, 1999
-----------------------------------------------------
                   John G. Larkin

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on November 1, 1999.

                                          NEOSHO INCORPORATED

                                          By:   /s/ STEVEN G. HUTCHINSON
                                            ------------------------------------
                                                    Steven G. Hutchinson
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of Neosho Incorporated, and Michael R. Azarela, a Director of Neosho Incorporated, or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with Neosho Incorporated and on the date indicated.

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----

              /s/ STEVEN G. HUTCHINSON                 President                     November 1, 1999
-----------------------------------------------------
                Steven G. Hutchinson

              /s/ DOUGLAS W. HUTCHINSON                Treasurer                     November 1, 1999
-----------------------------------------------------
                Douglas W. Hutchinson

               /s/ MICHAEL R. AZARELA                  Executive Vice President,     November 1, 1999
-----------------------------------------------------    Assistant Secretary and
                 Michael R. Azarela                      Director

                 /s/ JOHN G. LARKIN                    Director                      November 1, 1999
-----------------------------------------------------
                   John G. Larkin

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on November 1, 1999.

                                          NEOSHO INTERNATIONAL, INC.

                                          By:   /s/ STEVEN G. HUTCHINSON
                                            ------------------------------------
                                                    Steven G. Hutchinson
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of Neosho International, Inc., and Michael R. Azarela, a Director of Neosho International, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with Neosho International, Inc. and on the date indicated.

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----

              /s/ STEVEN G. HUTCHINSON                 President                     November 1, 1999
-----------------------------------------------------
                Steven G. Hutchinson

              /s/ DOUGLAS W. HUTCHINSON                Treasurer                     November 1, 1999
-----------------------------------------------------
                Douglas W. Hutchinson

               /s/ MICHAEL R. AZARELA                  Director                      November 1, 1999
-----------------------------------------------------
                 Michael R. Azarela

                 /s/ JOHN G. LARKIN                    Director                      November 1, 1999
-----------------------------------------------------
                   John G. Larkin

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on November 1, 1999.

                                          NEOSHO ASIA, INC.

                                          By:   /s/ STEVEN G. HUTCHINSON
                                            ------------------------------------
                                                    Steven G. Hutchinson
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of Neosho Asia, Inc., and Michael R. Azarela, a Director of Neosho Asia, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with Neosho Asia, Inc. and on the date indicated.

                      SIGNATURE                                  TITLE                   DATE
                      ---------                                  -----                   ----

              /s/ STEVEN G. HUTCHINSON                 President                   November 1, 1999
-----------------------------------------------------
                Steven G. Hutchinson

              /s/ DOUGLAS W. HUTCHINSON                Treasurer                   November 1, 1999
-----------------------------------------------------
                Douglas W. Hutchinson

               /s/ MICHAEL R. AZARELA                  Director                    November 1, 1999
-----------------------------------------------------
                 Michael R. Azarela

                 /s/ JOHN G. LARKIN                    Director                    November 1, 1999
-----------------------------------------------------
                   John G. Larkin

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on November 1, 1999.

                                          NEOSHO CENTRAL AMERICA, INC.

                                          By:   /s/ STEVEN G. HUTCHINSON
                                            ------------------------------------
                                                    Steven G. Hutchinson
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of Neosho Central America, Inc., and Michael R. Azarela, a Director of Neosho Central America, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with Neosho Central America, Inc. and on the date indicated.

                      SIGNATURE                                  TITLE                   DATE
                      ---------                                  -----                   ----

              /s/ STEVEN G. HUTCHINSON                 President                   November 1, 1999
-----------------------------------------------------
                Steven G. Hutchinson

              /s/ DOUGLAS W. HUTCHINSON                Treasurer                   November 1, 1999
-----------------------------------------------------
                Douglas W. Hutchinson

               /s/ MICHAEL R. AZARELA                  Director                    November 1, 1999
-----------------------------------------------------
                 Michael R. Azarela

                 /s/ JOHN G. LARKIN                    Director                    November 1, 1999
-----------------------------------------------------
                   John G. Larkin

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on November 1, 1999.

                                          NEOSHO CONTRACTORS, INC.

                                          By:   /s/ STEVEN G. HUTCHINSON
                                            ------------------------------------
                                                    Steven G. Hutchinson
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of Neosho Contractors, Inc., and Michael R. Azarela, a Director of Neosho Contractors, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with Neosho Contractors, Inc. and on the date indicated.

                      SIGNATURE                                  TITLE                   DATE
                      ---------                                  -----                   ----

              /s/ STEVEN W. HUTCHINSON                 President                   November 1, 1999
-----------------------------------------------------
                Steven W. Hutchinson

              /s/ DOUGLAS W. HUTCHINSON                Treasurer                   November 1, 1999
-----------------------------------------------------
                Douglas W. Hutchinson

               /s/ MICHAEL R. AZARELA                  Director                    November 1, 1999
-----------------------------------------------------
                 Michael R. Azarela

                 /s/ JOHN G. LARKIN                    Director                    November 1, 1999
-----------------------------------------------------
                   John G. Larkin

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on November 1, 1999.

                                          McCORD TREATED WOOD, INC.

                                          By:     /s/ WILLIAM R. DONLEY
                                            ------------------------------------
                                                     William R. Donley
                                                  Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of McCord Treated Wood, Inc., and Michael R. Azarela, Executive Vice President and a Director of McCord Treated Wood, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with McCord Treated Wood, Inc. and on the date indicated.

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----

                /s/ WILLIAM R. DONLEY                  Chief Executive Officer       November 1, 1999
-----------------------------------------------------
                  William R. Donley

                  /s/ GENE CELLINI                     Treasurer                     November 1, 1999
-----------------------------------------------------
                    Gene Cellini

               /s/ MICHAEL R. AZARELA                  Executive Vice President      November 1, 1999
-----------------------------------------------------       and Director
                 Michael R. Azarela

                 /s/ JOHN G. LARKIN                    Director                      November 1, 1999
-----------------------------------------------------
                   John G. Larkin

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on November 1, 1999.

                                       EARL CAMPBELL CONSTRUCTION COMPANY, INC.

                                       By:       /s/ ROBERT D. WOLFF
                                         ---------------------------------------
                                                     Robert D. Wolff
                                                        President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of Earl Campbell Construction Company, Inc., and Michael R. Azarela, Executive Vice President and a Director of Earl Campbell Construction Company, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with Earl Campbell Construction Company, Inc. and on the date indicated.

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----

                 /s/ ROBERT D. WOLFF                   President                     November 1, 1999
-----------------------------------------------------
                   Robert D. Wolff

                  /s/ KENNETH REGER                    Treasurer                     November 1, 1999
-----------------------------------------------------
                    Kenneth Reger

               /s/ MICHAEL R. AZARELA                  Executive Vice President and  November 1, 1999
-----------------------------------------------------       Director
                 Michael R. Azarela

                 /s/ JOHN G. LARKIN                    Director                      November 1, 1999
-----------------------------------------------------
                   John G. Larkin

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on November 1, 1999.

                                          BIRMINGHAM WOOD, INC.

                                          By:     /s/ WILLIAM R. DONLEY
                                            ------------------------------------
                                                     William R. Donley
                                                  Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of Birmingham Wood, Inc., and Michael R. Azarela, Executive Vice President and a Director of Birmingham Wood, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with Birmingham Wood, Inc. and on the date indicated.

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----

                /s/ WILLIAM R. DONLEY                  Chief Executive Officer       November 1, 1999
-----------------------------------------------------
                  William R. Donley

                  /s/ GENE CELLINI                     Treasurer                     November 1, 1999
-----------------------------------------------------
                    Gene Cellini

               /s/ MICHAEL R. AZARELA                  Executive Vice President and  November 1, 1999
-----------------------------------------------------    Director
                 Michael R. Azarela

                 /s/ JOHN G. LARKIN                    Director                      November 1, 1999
-----------------------------------------------------
                   John G. Larkin

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on November 1, 1999.

                                          W.T. BYLER, INC.

                                          By:    /s/ WILLIAM TROY BYLER
                                            ------------------------------------
                                                     William Troy Byler
                                                  Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of Birmingham Wood, Inc., and Michael R. Azarela, Executive Vice President and a Director of Birmingham Wood, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with Birmingham Wood, Inc. and on the date indicated.

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----

               /s/ WILLIAM TROY BYLER                  Chief Executive Officer       November 1, 1999
-----------------------------------------------------
                 William Troy Byler

                  /s/ GENE CELLINI                     Treasurer                     November 1, 1999
-----------------------------------------------------
                    Gene Cellini

               /s/ MICHAEL R. AZARELA                  Executive Vice President and  November 1, 1999
-----------------------------------------------------    Director
                 Michael R. Azarela

                 /s/ JOHN G. LARKIN                    Director                      November 1, 1999
-----------------------------------------------------
                   John G. Larkin

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on November 1, 1999.

                                          WOOD WASTE ENERGY, INC.

                                          By:       /s/ GREG M. SMITH
                                            ------------------------------------
                                                       Greg M. Smith
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of Birmingham Wood, Inc., and Michael R. Azarela, Executive Vice President and a Director of Birmingham Wood, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with Birmingham Wood, Inc. and on the date indicated.

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----

                  /s/ GREG M. SMITH                    President                     November 1, 1999
-----------------------------------------------------
                    Greg M. Smith

                  /s/ GENE CELLINI                     Treasurer                     November 1, 1999
-----------------------------------------------------
                    Gene Cellini

               /s/ MICHAEL R. AZARELA                  Executive Vice President and  November 1, 1999
-----------------------------------------------------    Director
                 Michael R. Azarela

                 /s/ JOHN G. LARKIN                    Director                      November 1, 1999
-----------------------------------------------------
                   John G. Larkin

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on November 1, 1999.

                                          WOOD WASTE ENERGY, INC.

                                          By:       /s/ GREG M. SMITH
                                            ------------------------------------
                                                       Greg M. Smith
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Larkin, a Director of Birmingham Wood, Inc., and Michael R. Azarela, Executive Vice President and a Director of Birmingham Wood, Inc., or either one of them, and any agent for service named in this Registration Statement and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with Birmingham Wood, Inc. and on the date indicated.

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----

                  /s/ GREG M. SMITH                    President                     November 1, 1999
-----------------------------------------------------
                    Greg M. Smith

                  /s/ GENE CELLINI                     Treasurer                     November 1, 1999
-----------------------------------------------------
                    Gene Cellini

               /s/ MICHAEL R. AZARELA                  Executive Vice President and  November 1, 1999
-----------------------------------------------------    Director
                 Michael R. Azarela

                 /s/ JOHN G. LARKIN                    Director                      November 1, 1999
-----------------------------------------------------
                   John G. Larkin